                                                           EXHIBIT (a)(3)

                                                           EXECUTION COUNTERPART




                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                            dated as of March 6, 2000

                                      among

                           CIC ACQUISITION SUB, INC.,
                 as assumed by CONSO INTERNATIONAL CORPORATION,

                  THE LENDERS FROM TIME TO TIME PARTIES HERETO,

         SUNTRUST BANK, as Agent, as Security Agent, as Issuing Bank and
                              as Swingline Lender,

                GMAC COMMERCIAL CREDIT LLC, as Syndication Agent,

                                       and

                  HELLER FINANCIAL, INC. as Documentation Agent






================================================================================

             SUNTRUST EQUITABLE SECURITIES CORPORATION, as Arranger

================================================================================

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
ARTICLE I.    DEFINITIONS; CONSTRUCTION...........................................................................1

   Section 1.01       Definitions.................................................................................1
   Section 1.02       Accounting Terms and Determination.........................................................34
   Section 1.03       Other Definitional Terms...................................................................34
   Section 1.04       Exhibits and Schedules.....................................................................34
   Section 1.05       Plural Terms...............................................................................35

ARTICLE II.   AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS...................................................35

   Section 2.01       Revolving Credit Commitments...............................................................35
   Section 2.02       Revolving Loans............................................................................35
   Section 2.03       Intentionally Omitted......................................................................37
   Section 2.04       Letter of Credit Subcommitment.............................................................37
   Section 2.05       Notice of Issuance of Letter of Credit; Agreement to Issue.................................37
   Section 2.06       Payment of Amounts drawn under any Letter of Credit........................................38
   Section 2.07       Payment by Revolving Lenders...............................................................39
   Section 2.08       Obligations Absolute.......................................................................39
   Section 2.09       Indemnification; Nature of Issuing Bank's Duties...........................................40
   Section 2.10       Swingline Subcommitment....................................................................40
   Section 2.11       Reductions of Revolving Credit Commitments; Mandatory Prepayments of Revolving Loans.......42
   Section 2.12       Use of Proceeds............................................................................43
   Section 2.13       Extension..................................................................................43

ARTICLE III.  TERM A LOANS.......................................................................................43

   Section 3.01       Term A Loans...............................................................................43
   Section 3.02       Notices....................................................................................44
   Section 3.03       Use of Proceeds............................................................................44

ARTICLE IV.   TERM B LOANS.......................................................................................45

   Section 4.01       Term B Loans...............................................................................45
   Section 4.02       Notices....................................................................................45
   Section 4.03       Use of Proceeds............................................................................46

ARTICLE V.    GENERAL LOAN TERMS.................................................................................46

   Section 5.01       Disbursement of Funds......................................................................46
   Section 5.02       Interest...................................................................................47
   Section 5.03       Interest Periods...........................................................................48
   Section 5.04       Default Interest...........................................................................49
   Section 5.05       Fees.......................................................................................49
   Section 5.06       Voluntary Prepayments of Revolving Loans...................................................50


   Section 5.07       Voluntary Prepayments of Term Loans........................................................51
   Section 5.08       Mandatory Prepayments of Loans.............................................................51
   Section 5.09       Payments, etc..............................................................................52
   Section 5.10       Apportionment of Payments; Allocation of Proceeds from Collateral..........................55
   Section 5.11       Sharing of Payments, Etc...................................................................56
   Section 5.12       Interest Rate Not Ascertainable, etc.......................................................56
   Section 5.13       Illegality.................................................................................57
   Section 5.14       Increased Costs............................................................................57
   Section 5.15       Lending Offices............................................................................59
   Section 5.16       Funding Losses.............................................................................59
   Section 5.18       Assumptions Concerning Funding of LIBOR Loans..............................................60
   Section 5.19       Capital Adequacy...........................................................................60

ARTICLE VI.   CONDITIONS PRECEDENT TO LOANS......................................................................60

   Section 6.01       Conditions Precedent to Effectiveness of this Agreement....................................60
   Section 6.02       Conditions Precedent to Each Loan and Each Letter of Credit................................65

ARTICLE VII.  REPRESENTATIONS AND WARRANTIES.....................................................................67

   Section 7.01       Organizational Existence; Compliance with Law..............................................67
   Section 7.02       Organizational Power; Authorization........................................................67
   Section 7.03       Enforceable Obligations....................................................................67
   Section 7.04       No Legal Bar...............................................................................68
   Section 7.05       No Material Litigation.....................................................................68
   Section 7.06       Investment Company Act, Etc................................................................68
   Section 7.07       Margin Regulations.........................................................................68
   Section 7.08       Compliance With Environmental Laws.........................................................68
   Section 7.09       Insurance..................................................................................69
   Section 7.10       No Default.................................................................................69
   Section 7.11       No Burdensome Restrictions.................................................................69
   Section 7.12       Taxes......................................................................................69
   Section 7.13       Subsidiaries; Dormant Subsidiaries.........................................................69
   Section 7.14       Financial Statements.......................................................................69
   Section 7.15       Employee Benefits..........................................................................70
   Section 7.16       Patents, Trademarks, Copyrights, Licenses, Etc.............................................72
   Section 7.17       Ownership of Property......................................................................72
   Section 7.18       Indebtedness...............................................................................73
   Section 7.19       Financial Condition........................................................................73
   Section 7.20       Labor Matters..............................................................................73
   Section 7.21       Payment or Dividend Restrictions...........................................................73
   Section 7.22       Year 2000 Issues...........................................................................74
   Section 7.23       Representations and Warranties Relating to Accounts........................................74
   Section 7.24       Representations and Warranties Relating to Inventory.......................................75
   Section 7.25       Subordination of Subordinated Indebtedness.................................................75
   Section 7.26       Disclosure.................................................................................75


ARTICLE VIII. AFFIRMATIVE COVENANTS..............................................................................76

   Section 8.01       Organizational Existence, Etc..............................................................76
   Section 8.02       Compliance with Laws, Etc..................................................................76
   Section 8.03       Payment of Taxes and Claims, Etc...........................................................76
   Section 8.04       Keeping of Books...........................................................................76
   Section 8.05       Visitation, Inspection, Collateral Appraisals and Audits, Etc..............................76
   Section 8.06       Insurance; Maintenance of Properties; Net Casualty/Insurance Proceeds......................77
   Section 8.07       Reporting Covenants........................................................................78
   Section 8.08       Year 2000 Issues...........................................................................81
   Section 8.09       Financial Covenants........................................................................82
   Section 8.10       Additional Credit Parties..................................................................83
   Section 8.11       Cash Management Arrangement................................................................84
   Section 8.12       Key Man Life Insurance.....................................................................85
   Section 8.13       Interest Rate Contract.....................................................................86

ARTICLE IX.   NEGATIVE COVENANTS.................................................................................86

   Section 9.01       Indebtedness...............................................................................87
   Section 9.02       Liens......................................................................................88
   Section 9.03       Mergers, Consolidations, Acquisitions, Sales, Etc..........................................89
   Section 9.04       Investments, Loans, Etc....................................................................90
   Section 9.05       Lease Obligations..........................................................................91
   Section 9.06       Restricted Payments........................................................................91
   Section 9.07       Sale and Leaseback Transactions............................................................92
   Section 9.08       Transactions with Affiliates...............................................................92
   Section 9.09       ERISA......................................................................................92
   Section 9.10       Additional Negative Pledges................................................................92
   Section 9.11       Limitation on Payment Restrictions Affecting Consolidated Companies........................93
   Section 9.12       Capital Expenditures.......................................................................93
   Section 9.13       Change in Business.........................................................................93
   Section 9.14       Modification of Corporate Name, Charter, Etc...............................................93
   Section 9.15       Modification of the Subordinated Note Documents............................................93
   Section 9.16       Modification of BT Intercompany Debt Documents.............................................94

ARTICLE X.    EVENTS OF DEFAULT..................................................................................94

   Section 10.01      Payments...................................................................................94
   Section 10.02      Covenants Without Notice...................................................................94
   Section 10.03      Other Covenants............................................................................94
   Section 10.04      Representations............................................................................94
   Section 10.05      Non-Payments of Other Indebtedness.........................................................95
   Section 10.06      Defaults Under Other Agreements............................................................95
   Section 10.07      Bankruptcy.................................................................................95
   Section 10.08      ERISA......................................................................................96


   Section 10.09      Judgment...................................................................................96
   Section 10.10      Change in Control..........................................................................96
   Section 10.11      Default Under Other Credit Documents.......................................................96
   Section 10.12      Default Under Subordinated Note Documents..................................................97
   Section 10.13      Default Under Interest Rate Contract or Currency Contract..................................97
   Section 10.14      Attachments................................................................................97

ARTICLE XI.   AGENT, ISSUING BANK AND SWING LINE LENDER..........................................................97

   Section 11.01      Appointment of Agent; Appointment of Security Agent........................................97
   Section 11.02      Appointment of Issuing Bank................................................................98
   Section 11.03      Appointment of Swingline Lender............................................................98
   Section 11.04      Nature of Duties of Agent, Security Agent, Issuing Bank and Swingline Lender...............98
   Section 11.05      Lack of Reliance on the Agent, Security Agent, the Issuing Bank and the Swingline
                         Lender..................................................................................99
   Section 11.06      Certain Rights of the Agent, the Security Agent, the Issuing Bank and the Swingline
                         Lender..................................................................................99
   Section 11.07      Reliance by Agent, the Security Agent, Issuing Bank and the Swingline Lender..............100
   Section 11.08      Indemnification of Agent, the Security Agent, the Issuing Bank and the Swingline
                         Lender.................................................................................100
   Section 11.09      The Agent, the Security Agent, the Issuing Bank and the Swingline Lender in Their
                         Individual Capacities..................................................................101
   Section 11.10      Holders of Notes..........................................................................101
   Section 11.11      Successor Agent...........................................................................101

ARTICLE XII.  MISCELLANEOUS.....................................................................................104

   Section 12.01      Notices...................................................................................104
   Section 12.02      Amendments, Etc...........................................................................104
   Section 12.03      No Waiver; Remedies Cumulative............................................................105
   Section 12.04      Payment of Expenses, Etc..................................................................105
   Section 12.05      Right of Setoff...........................................................................107
   Section 12.06      Benefit of Agreement......................................................................107
   Section 12.07      Governing Law; Submission to Jurisdiction.................................................109
   Section 12.08      Independent Nature of Lenders' Rights.....................................................110
   Section 12.09      Counterparts..............................................................................111
   Section 12.10      Survival..................................................................................111
   Section 12.11      Severability..............................................................................111
   Section 12.12      Independence of Covenants.................................................................111
   Section 12.13      Change in Accounting Principles, Fiscal Year or Tax Laws..................................111
   Section 12.14      Headings Descriptive; Entire Agreement....................................................112
   Section 12.15      Maximum Interest Rate.....................................................................112

Exhibits
Exhibit A --     Form of Assignment and Acceptance Agreement
Exhibit B --     Form of Revolving Credit Note
Exhibit C --     Form of Term A Note
Exhibit D --     Form of Term B Note
Exhibit E --     Form of Swingline Note
Exhibit F --     Form of Closing Certificate
Exhibit G --     Form of Compliance Certificate
Exhibit H --     Form of Borrowing Base Certificate
Exhibit I --     Assumption Agreement

Schedules

Schedule 3.01 -- Term A Loan Amortization Schedule

Schedule 4.01 -- Term B Loan Amortization Schedule
Schedule 7.02 -- Consents
Schedule 7.05 -- Litigation

Schedule 7.08 -- Environmental

Schedule 7.13 -- Subsidiaries
Schedule 7.15 -- ERISA
Schedule 7.17 -- Ownership of Property
Schedule 7.21 -- Payment and Dividend Restrictions
Schedule 8.11 -- Bank Accounts
Schedule 9.01 -- Indebtedness
Schedule 9.02 -- Liens
Schedule 9.04 -- Investments
Schedule 9.08 -- Transaction with Affiliates

                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

         THIS REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Agreement") is made and entered into as of March 6, 2000, by and among CIC ACQUISITION SUB, INC., a South Carolina corporation, ("Borrower"), SUNTRUST BANK, a Georgia banking corporation ("SunTrust"), and the other banks and lending institutions that are signatories to this Agreement or that hereafter become "Lenders" as provided herein (SunTrust and such other banks and lending institutions, individually a "Lender" and collectively, the "Lenders"), SunTrust, in its capacity as Agent for the Lenders (the "Agent"), and as Security Agent for the Beneficiaries (defined below) (the "Security Agent"), as Issuing Bank (the "Issuing Bank"), as Swingline Lender (the "Swingline Lender"), GMAC COMMERCIAL CREDIT LLC, in its capacity as Syndication Agent, and HELLER FINANCIAL, INC., in its capacity as Documentation Agent.

                              W I T N E S S E T H:

         WHEREAS, pursuant to a Merger Agreement, dated as of October 5, 1999, between CIC Acquisition Co., a Delaware corporation ("Holdings"), the Borrower, a wholly owned Subsidiary of Holdings, and Conso International Corporation, a South Carolina corporation ("Conso International"), Conso International will merge with and into the Borrower with Conso International as the surviving corporation (the "Merger") and upon effectiveness of the Merger, Conso International will assume all obligations of the Borrower hereunder and shall be deemed to be the Borrower hereunder;

         WHEREAS, the Borrower has requested that the Lenders establish a $15,000,000 revolving credit facility in favor of the Borrower, and make two term loans in the aggregate principal amount of $55,000,000 to the Borrower;

         WHEREAS, subject to the terms and conditions of this Agreement, the Lenders are willing to establish the requested revolving credit facility in favor of the Borrower and make the requested term loans to the Borrower;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Borrower, the Lenders, the Agent, the Issuing Bank and the Swingline Lender agree as follows:

                                   ARTICLE I.
                            DEFINITIONS; CONSTRUCTION

         Section 1.01 Definitions. In addition to the other terms defined herein, the following terms used herein shall have the meanings herein specified (to be equally applicable to both the singular and plural forms of the terms defined):

         "Account Debtor" shall mean any Person who is obligated under an Account.

         "Accounts" shall mean, for any Person, all "accounts" (as defined in the UCC), now or hereafter owned or acquired by such Person or in which such Person now or hereafter has or acquires any rights and, in any event, shall mean and include, without limitation, (a) all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to such Person arising from the sale or lease of goods or other property by it or the performance of services by it (including, without limitation, any such obligation which might be characterized as an account, contract right or general intangible under the Uniform Commercial Code in effect in any jurisdiction), (b) all of such Person's rights in, to and under all purchase and sales orders for goods, services or other property, and all of such Person's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit), (c) all monies due to or to become due to such Person under all contracts for the sale, lease or exchange of goods or other property or the performance of services by it (whether or not yet earned by performance on the part of such Person), and (d) all collateral security and guarantees of any kind given to such Person with respect to any of the foregoing.

         "Active Subsidiary" shall mean each Subsidiary of the Borrower that has any assets, liabilities or conducts any business whatsoever.

         "Adjusted EBITDA" shall mean (a) for any period ending after the last day of the second Fiscal Quarter of Fiscal Year 2001, EBIDTA, and (b) for any period ending on or prior to the last day of the second Fiscal Quarter of Fiscal Year 2001, EBITDA, plus:

         (i) for the period ending on the last day of the third Fiscal Quarter of Fiscal Year 2000, $366,000;

         (ii) for the period ending on the last day of the fourth Fiscal Quarter of Fiscal Year 2000, $117,500;

         (iii) for the period ending on the last day of the first Fiscal Quarter of Fiscal Year 2001, $40,000; or

         (iv) for the period ending on the last day of the second Fiscal Quarter of Fiscal Year 2001, $15,000.

         "Affiliate" of any Person shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, such Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, "control" (including with correlative meanings, the terms "controlling", "controlled by", and "under common control with") as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person.

         "Agent" shall have the meaning assigned to such term in the opening paragraph hereof.

         "Agency Fee " shall mean the "Agency Fee" payable by the Borrower to the Agent pursuant to the Fee Letter.

         "Agreement" shall mean this Revolving Credit and Term Loan Agreement, as the same may be amended, restated, supplemented and otherwise modified from time to time.

         "Amortization" shall mean, for any period, amortization expense of the Consolidated Companies determined on a consolidated basis in accordance with GAAP.

         "Applicable Base Rate Margin" shall mean for any period, the applicable percentage per annum determined from the chart set forth below based on the Total Funded Debt to Adjusted EBITDA Ratio calculated as of the relevant determination date:

         -----------------------------------------------------------------------------------------------------------
                                                        The Applicable Base Rate              The Applicable
          If the Total Funded Debt to                  Margin for Revolving Loans          Base Rate Margin for
           Adjusted EBITDA Ratio is:                      and Term A Loans is:                Term B Loans is:
         -----------------------------------------------------------------------------------------------------------
         Greater than or equal to 4.25                           2.25%                            2.75%
         -----------------------------------------------------------------------------------------------------------
         Greater than or equal to 4.00:1.0 and                   1.75%                            2.25%
         less than 4.25:1.0
         -----------------------------------------------------------------------------------------------------------
         Greater than or equal to 3.75:1.0 but                   1.50%                            2.00%
         less than 4.00:1.0
         -----------------------------------------------------------------------------------------------------------
         Greater than or equal to 3.50:1.0 but                   1.25%                            1.75%
         less than 3.75:1.0
         -----------------------------------------------------------------------------------------------------------
         Greater than or equal to 3.25:1.0 but                   1.00%                            1.50%
         less than 3.50:1.0
         -----------------------------------------------------------------------------------------------------------
         Greater than or equal to 3.00:1.0 but                   0.75%                            1.50%
         less than 3.25:1.0
         -----------------------------------------------------------------------------------------------------------
         Less than 3.00:1.0                                      0.50%                            1.50%
         -----------------------------------------------------------------------------------------------------------

Each change in the Applicable Base Rate Margin resulting from a change in the Total Funded Debt to Adjusted EBITDA Ratio shall be effective on the second Business Day immediately following the date of delivery to the Agent of the annual financial statements required under Section 8.07(a), or the monthly financial statements for the third Fiscal Month of each Fiscal Quarter required under Section 8.07(b), as applicable, delivery of such financial statements to be accompanied by the compliance certificate required by Section 8.07(c) (which compliance certificate will set forth a calculation of Total Funded Debt to Adjusted EBITDA Ratio and will indicate any required change to the Applicable Base Rate Margin); provided however, that for the period commencing on the Closing Date and ending on September 6, 2000, the Applicable Base Rate Margin shall not be less than (a) 1.75% per annum with respect to Revolving Loans and the Term A Loans, and (b) 2.25% per annum with respect to the Term B Loans. Notwithstanding the foregoing, but subject to the provisions of Section 5.04, if at any time the Borrower has failed to deliver such financial statements and certificates when required by Section 8.07(a), (b), and (c), as applicable, the Applicable Base Rate Margin for Revolving Loans and the Term A Loans shall be 2.25% and the Applicable Base Rate Margin for the Term

B Loans shall be 2.75% until such time as the delinquent financial statements are delivered, at which time the Applicable Base Rate Margin for Revolving Loans, the Term A Loans and the Term B Loans shall be as otherwise provided herein.

         "Applicable Commitment Fee Percentage" shall mean the applicable percentage per annum determined from the chart set forth below based on the Total Funded Debt to Adjusted EBITDA Ratio calculated as of the relevant determination date:

         ----------------------------------------------------------------------------------------------------------
                         If the Total Funded                                The Applicable Commitment
                  Debt to Adjusted EBITDA Ratio is:                            Fee Percentage is:
         ----------------------------------------------------------------------------------------------------------
         Greater than or equal to 3.50:1.0                                            0.50%
         ----------------------------------------------------------------------------------------------------------
         Less than 3.50:1.0                                                          0.375%
         ----------------------------------------------------------------------------------------------------------

Each change in the Applicable Commitment Fee Percentage resulting from a change in the Total Funded Debt to Adjusted EBITDA Ratio shall be effective on the second Business Day immediately following the date of delivery to the Agent of the annual financial statements required under Section 8.07(a), or the monthly financial statements for the third Fiscal Month of each Fiscal Quarter required under Section 8.07(b), as applicable, delivery of such financial statements to be accompanied by the compliance certificate required by Section 8.07(c) (which compliance certificate will set forth a calculation of Total Funded Debt to Adjusted EBITDA Ratio and will indicate any required change to the Applicable Commitment Fee Percentage); provided, however, for the period commencing on the Closing Date and ending on September 6, 2000, the Applicable Commitment Fee Percentage shall be 0.50% per annum. Notwithstanding the foregoing, if at any time the Borrower has failed to deliver such financial statements and certificates when required by Section 8.07(a), (b), and (c), as applicable, the Applicable Commitment Fee Percentage shall be 0.50%, until such time as the delinquent financial statements are delivered, at which time the Applicable Commitment Fee Percentage shall be otherwise provided herein.

         "Applicable LIBOR Margin" shall mean, for any period the applicable percentage per annum determined from the chart set forth below based on the Total Funded Debt to Adjusted EBITDA Ratio calculated as of the relevant determination date:

         -----------------------------------------------------------------------------------------------------------
                                                   The Applicable LIBOR Margin for           The Applicable
          If the Total Funded Debt to Adjusted    Revolving Loans and Term A Loans            LIBOR Margin
                    EBITDA Ratio is:                             is:                      for Term B Loans is:
         -----------------------------------------------------------------------------------------------------------
          Greater than or equal to 4.25                         3.75%                             4.25%
         -----------------------------------------------------------------------------------------------------------
          Greater than or equal to 4.00:1.0 but
                   less than 4.25:1.0                           3.25%                             3.75%
         -----------------------------------------------------------------------------------------------------------
          Greater than or equal to 3.75:1.0 but
                   less than 4.00:1.0                           3.00%                             3.50%
         -----------------------------------------------------------------------------------------------------------
          Greater than or equal to 3.50:1.0 but
                   less than 3.75:1.0                           2.75%                             3.25%
         -----------------------------------------------------------------------------------------------------------
          Greater than or equal to 3.25:1.0 but
                   less than 3.50:1.0                           2.50%                             3.00%
         -----------------------------------------------------------------------------------------------------------
          Greater than or equal to 3.00:1.0 but
                   less than 3.25:1.0                           2.25%                             3.00%
         -----------------------------------------------------------------------------------------------------------
          Less than 3.00:1.0                                    2.00%                             3.00%
         -----------------------------------------------------------------------------------------------------------

Each change in the Applicable LIBOR Margin resulting from a change in the Total Funded Debt to Adjusted EBITDA Ratio shall be effective on the second Business Day immediately following the date of delivery to the Agent of the annual financial statements required under Section 8.07(a), or the monthly financial statements for the third Fiscal Month of each Fiscal Quarter required under
Section 8.07(b), as applicable, delivery of such financial statements to be accompanied by the compliance certificate required by Section 8.07(c) (which compliance certificate will set forth a calculation of Total Funded Debt to Adjusted EBITDA Ratio and will indicate any required change to the Applicable LIBOR Margin); provided however, that for the period commencing on the Closing Date and ending on September 6, 2000, the Applicable LIBOR Margin shall not be less than (a) 3.25% per annum with respect to Revolving Loans and Term A Loans, and (b) 3.75% per annum with respect to Term B Loans. Notwithstanding the foregoing, if at any time the Borrower has failed to deliver such financial statements and certificates when required by Section 8.07(a), (b), and (c), as applicable, the Applicable LIBOR Margin for Revolving Loans and the Term A Loans shall be 3.75% per annum the Applicable LIBOR Margin and for the Term B Loans shall be 4.25% per annum, until such time as the delinquent financial statements are delivered, at which time the Applicable LIBOR Margin shall be otherwise provided herein.

         "Arranger" shall mean SunTrust Equitable Securities Corporation.

         "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an Eligible Assignee in accordance with the terms of this Agreement and substantially in the form of Exhibit A.

         "Assignment of Life Insurance Policy" shall mean that certain Assignment of Life Insurance Policy, made by the Borrower in favor of Agent, for the benefit of the Lenders, assigning the Life Insurance Policy.

         "Assignment of Rents and Leases" shall mean collectively (i) the Assignment of Rents and Leases, dated as of the date hereof, by Borrower in favor of Agent, and (ii) the Assignment of Rents and Leases, dated as of the date hereof, by Simplicity Pattern in favor of Agent, each as amended, restated, modified or otherwise supplemented from time to time.

         "Assumption Agreement" means the Assumption Agreement, dated as of the Closing Date, to be executed and delivered by Conso International in favor of the Agent and the Lenders in the form of Exhibit I.

         "Bankruptcy Code" shall mean any of the United States Bankruptcy Code of 1978 (11 U.S.C. ss. 1 et seq.), as amended and in effect from time to time.

         "Base Rate" shall mean the higher of (i) the Federal Funds Rate, as in effect from time to time, plus one-half of one percent (0.50%) per annum and
(ii) the rate which the Agent publicly announces from time to time to be its prime lending rate, as in effect from time to time; provided that any change in the Base Rate shall be effective as of the date of such change. The Agent's prime lending rate is a reference rate and does not necessarily represent the lowest or best rate charged to customers. The Agent may make commercial loans or other loans at rates of interest at, above or below the Agent's prime lending rate.

         "Base Rate Loan" shall mean a Loan made or outstanding as a portion of the Revolving Loans, the Swingline Loans, the Term A Loans or the Term B Loans bearing interest based on the Base Rate.

         "Beneficiaries" shall mean the Agent, the Lenders, the Issuing Bank, the Swingline Lender and the Security Agent.

         "Blocked Account" shall have the meaning assigned to such term in
Section 8.11(a).

         "Blocked Account Agreements" shall mean, collectively, those certain Blocked Account Agreements, dated as of the Closing Date, among the Borrower or a Domestic Subsidiary, the Agent and the bank at which each Blocked Account is located, with respect to each Blocked Account of the Borrower or such Domestic Subsidiary and all other Blocked Account Agreements hereafter executed, in each case as amended, restated, supplemented or otherwise modified from time to time.

         "Borrower" shall mean initially CIC Acquisition Sub, Inc., a South Carolina corporation, and upon the effectiveness of the Merger, shall mean Conso International as successor by merger with CIC Acquisition Sub, Inc., and its successors and assigns.

         "Borrower Pledge Agreement" shall mean the Borrower Pledge Agreement, dated as of the Closing Date pursuant to which the Borrower pledges (i) 100% of the Stock of the Domestic Subsidiaries, and (ii) all Intercompany Notes owing to or held by it, as amended, restated, modified or otherwise supplemented from time to time.

         "Borrowing" shall mean the borrowing, continuation or conversion by the Borrower of Loans of one Type and made pursuant to the same tranche of Commitments (e.g. the Revolving Credit Commitments, the Swingline Subcommitments, the Term A Loan Commitments or the Term B Loan Commitments), and if such Loans are LIBOR Loans, concurrently having the same Interest Period (except as otherwise provided in Sections 5.13(b) and 5.14) or the continuation or conversion of an existing Borrowing or Borrowings in whole or in part.

         "Borrowing Availability" shall mean, at any time, (i) the Borrowing Limit less (ii) the sum of the principal amount of all outstanding Revolving Loans, Swingline Loans and Letter of Credit Obligations.

         "Borrowing Base" shall mean, at any time, the sum of (a) 85% of Eligible Accounts, plus (b) 50% of Eligible Inventory, minus (c) without duplication, reserves for losses, expenses and liabilities as the Agent shall reasonably determine are necessary or advisable under the circumstances from time to time. The Borrowing Base at any time in effect (except when Borrower fails to timely deliver a Borrowing Base Certificate as required under Section 8.07(e)) shall be determined as set forth in the Borrowing Base Certificate most recently delivered hereunder; provided that the information contained in such Borrowing Base Certificate shall not be conclusive in calculating the Borrowing Base and, after consultation with the Borrower, the Agent shall be entitled to adjust the amounts and other information contained therein to the extent that it believes in its reasonable credit judgment that such adjustment is necessary and appropriate to cause the Borrowing Base (as so adjusted) to reflect the standards set forth in the definitions of the terms Eligible Accounts and Eligible Inventory (as calculated as of the last day of the Fiscal Month as to which such Borrowing Base Certificate relates). Unless an Event of Default shall have occurred and be continuing, the Borrowing Base (as so adjusted) shall be the Borrowing Base in effect from the date the Agent notifies the Borrower that it has made any such adjustment until the sooner of (i) a recalculation of the Borrowing Base pursuant to Section 8.07(e), and (ii) the date upon which the next Borrowing Base Certificate is delivered. When an Event of Default has occurred and is continuing and after notice to the Borrower, Agent shall have the right to reduce the advance rates from those set forth above, adjust eligibility standards and reserve for losses, expenses and liabilities, in the exercise of its reasonable credit judgment.

         "Borrowing Base Certificate" shall mean a certificate of the chief financial officer of the Borrower, substantially in the form of Exhibit H.

         "Borrowing Limit" shall mean, at any time, the lesser of (i) the aggregate principal amount of the Revolving Credit Commitments at such time and
(ii) the Borrowing Base as reported in the Borrowing Base Certificate most recently delivered to the Lenders pursuant to Section 8.07(e).

         "BT" shall mean British Trimmings Limited, a company incorporated under the laws of England (Registered in England No. 2150914).

         "BT Credit Party" shall mean "Credit Party" as such term is defined in the BT Intercompany Loan Agreement.

         "BT Intercompany Borrower" shall mean "Borrower" as such term is defined in the BT Intercompany Loan Agreement.

         "BT Intercompany Collateral" shall mean "Collateral" as such term is defined in the BT Intercompany Loan Agreement.

         "BT Intercompany Debt" shall mean all Indebtedness arising under the BT Intercompany Loan Agreement and the BT Intercompany Notes.

         "BT Intercompany Debt Documents" shall mean, collectively, the BT Intercompany Loan Agreement, the BT Intercompany Notes and all other "Loan Documents" as defined in the BT Intercompany Loan Agreement.

         "BT Intercompany Loan Agreement" shall mean the Loan Agreement, dated as of the date hereof, between BT and the Borrower, as amended, restated, supplemented, or otherwise modified from time to time in accordance with this Agreement.

         "BT Intercompany Notes" shall mean, collectively, the "Term Note" as such term is defined in the BT Intercompany Loan Agreement, in the principal amount of $11,818,345.07 and the "Revolving Note" as such term is defined in the BT Intercompany Loan Agreement, as each may be amended, restated, modified or otherwise supplemented from time to time in accordance with the provisions hereof and of the BT Intercompany Loan Agreement.

         "BT Intercompany Obligations" shall have the meaning assigned to the term "Obligations" under the BT Intercompany Loan Agreement.

         "BT Lender" shall mean the "Lender" as such term is defined in the BT Intercompany Loan Agreement.

         "BT Revolving Loans" shall mean the "Revolving Loans" as such term is defined in the BT Intercompany Loan Agreement.

         "Business Day" shall mean (i) with respect to any Borrowing, payment or rate selection of LIBOR Loan a day (other than a Saturday or Sunday) on which banks generally are open in Atlanta, Georgia for the conduct of substantially all of their commercial lending activities, and on which dealings in U.S. Dollars are carried on in the London interbank and foreign exchange market, and
(ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Atlanta, Georgia for the conduct of substantially all of their commercial lending activities.

         "Capital Expenditures" shall mean, for any period, the aggregate of expenditures of the Consolidated Companies for the acquisition or leasing pursuant to capital leases of fixed or capital assets or additions to property, plants and equipment (including, but not limited to, replacements, capitalized repairs and improvements) which should be capitalized under GAAP.

         "Capital Lease Obligations" of any Person shall mean all obligations of such Person under leases that are required to be classified and accounted for as capital leases under GAAP.

         "Cash Management Agreements" shall mean the Blocked Account Agreements, the Concentration Account Agreements, the Disbursement Account Agreement, and all blocked account agreements, lockbox agreements and all disbursement account agreements entered into by the Borrower or any Domestic Subsidiary, the Agent and a bank at which the Borrower or such Domestic Subsidiary maintains its Blocked Accounts, Concentration Accounts and Disbursement Account, in form and substance satisfactory to all Lenders in their sole and absolute discretion, as amended, restated, supplemented or otherwise modified from time to time.

         "Cash Taxes" shall mean, for any period, Taxes relating to income paid by the Consolidated Companies during such period.

         "Casualty" means any act or occurrence of any kind or nature that results in damage, loss or destruction to any Collateral.

         "Change in Control" shall mean and be deemed to occur on the earliest of, and upon any subsequent occurrence of:

         (a) (i) prior to the occurrence of a fully distributed public offering of Stock or other securities of the Borrower, (A) CVC and its officers and directors ceasing to own and control beneficially and of record, one hundred percent of the capital stock of Holdings, (B) Holdings ceasing to own at least fifty-one percent (51%) in the aggregate on a fully diluted, as if converted basis, of the issued and outstanding voting Stock of the Borrower, or (C) for the period commencing on the Closing Date and ending on the first anniversary of the Closing Date, J. Cary Findlay or, in the event of his death, his estate or members of his immediate family, ceasing to own and control beneficially and of record, at least seventy-five percent (75%) of the voting Stock of the Borrower held by J. Cary Findlay on the Closing Date, or (ii) approval by the stockholders or the Board of Directors of the Borrower or Holdings of a merger, reorganization, consolidation, exchange of shares, recapitalization, restructuring or other business combination which could result in the occurrence of any event described in clause (i) of this subparagraph (a); or

         (b) following the occurrence of a fully distributed public offering of Stock or other securities of the Borrower (i) CVC and its officers and directors ceasing to own and control beneficially and of record, one hundred percent of the capital stock of Holdings, (ii) CVC, its officers and directors and J. Cary Findlay ceasing to own and control beneficially and of record thirty three percent (33%) in the aggregate on a fully diluted, as if converted basis, of the issued and outstanding voting Stock of the Borrower (iii) any Person or group (within the meaning of Rule 13d-5 of the Securities Exchange Act of 1934 as in effect on the date hereof) shall own and control beneficially and of record, a percentage of the issued and outstanding voting Stock of the

Borrower on a fully diluted, as if converted, basis having ordinary voting power in excess of the percentage then owned beneficially and of record, on a fully diluted, as if converted basis, by Holdings and J. Cary Findlay, or (iv) a majority of the seats (except in the case of any vacancy for 30 days or less resulting from the death or resignation of any director of the Borrower) on the board of directors of the Borrower shall at any time be occupied by persons who were neither (A) nominated by the board of directors of the Borrower nor (B) appointed by the board of directors so nominated.

         "Closing Date" shall mean the date on or before March 6, 2000, on which the Lenders make the Term A Loans, the Term B Loans and the initial Revolving Loans, the Issuing Bank issues the initial Letters of Credit and the conditions set forth in Section 6.01 and Section 6.02 are satisfied or waived in accordance with Section 12.02.

         "Collateral" shall mean all tangible and intangible property, real and personal, of any Credit Party that is the subject of a Lien granted pursuant to a Credit Document to the Agent for the benefit of the Lenders to secure the whole or any part of the Obligations, and shall include, without limitation, all Condemnation Awards and insurance proceeds from Casualty with respect to any of the foregoing.

         "Collateral Assignment" shall mean the Collateral Assignment, dated as of the date hereof, pursuant to which the Borrower assigns to Agent, for the benefit of Lenders, all of the Borrower's right, title and interest to the "Collateral" as such term is defined in the BT Intercompany Loan Agreement, as amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

         "Collateral Documents" shall mean, collectively, the Security Agreements, the Mortgages and other Real Estate Documents, the Trademark Security Agreements, the Patent Security Agreements, the Copyright Security Agreements, the Pledge Agreements, the Cash Management Agreements, the Perfection Certificate, the Intercompany Notes, the Assignment of Life Insurance Policy, all documents related to the pledge by Borrower to the Agent of the shares of Stock of Val-Mex, the Collateral Assignment all other instruments and agreements now or hereafter securing the whole or any part of the Obligations, all UCC-1 financing statements, fixture financing statements, stock powers and all other documents, instruments, agreements and certificates executed and delivered by any Credit Party to the Agent and the Lenders in connection with the foregoing.

         "Commitment" shall mean, for any Lender, its Revolving Credit Commitment (including its interest in the Letter of Credit Subcommitment and the Swingline Subcommitment), its Term A Loan Commitment or its Term B Loan Commitment, as the context indicates, and the term "Commitments" shall mean, collectively, the Revolving Credit Commitments of all Revolving Lenders, the Letter of Credit Subcommitment of the Issuing Bank, the Swingline Subcommitment of the Swingline Lender, the Term A Loan Commitments of all Term A Lenders and the Term B Loan Commitments of all Term B Lenders.

         "Concentration Accounts" shall have the meaning assigned to such term in Section 8.11(a).

         "Concentration Account Agreements" shall mean, collectively, those certain Concentration Account Agreements, dated as of the Closing Date, among the Borrower or a Domestic Subsidiary, the Agent and the bank at which each Concentration Account is located, with respect to each Concentration Account of the Borrower or such Domestic Subsidiary and all other Concentration Account Agreements hereafter executed, in each case as amended, restated, supplemented or otherwise modified from time to time.

         "Condemnation" means any taking of title, of use, or of any other property interest under the exercise of the power of eminent domain, whether temporarily or permanently, by any Governmental Authority or by any Person acting under Governmental Authority.

         "Condemnation Award" means any and all judgments, awards of damages (including, but not limited to, severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection, with, any Condemnation or threatened Condemnation.

         "Conso International" shall mean Conso International Corporation, a South Carolina corporation.

         "Consolidated Companies" shall mean, collectively the Borrower and all of its Subsidiaries, and "Consolidated Company" shall mean, individually, the Borrower or any of its Subsidiaries.

         "Contractual Obligation" of any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking under which such Person is obligated or by which it or any of the property in which it has an interest is bound.

         "Copyright Security Agreements" shall mean, collectively, (i) that certain Collateral Assignment and Security Agreement (Copyrights), dated as of the Closing Date, by and between Borrower and the Agent, (ii) that certain Collateral Assignment and Security Agreement (Copyrights) by and between Simplicity Pattern and the Agent, and (iii) each other Collateral Assignment and Security Agreement (Copyrights), by and between any Credit Party and the Agent, each as amended, restated, supplemented or otherwise modified from time to time.

         "Credit Documents" shall mean, collectively, this Agreement, the Notes, the Collateral Documents, the Subordination Agreement, the Guaranty Agreements, all Notices of Borrowing, all Notices of Conversion/Continuation, all Borrowing Base Certificates, the Post-Closing Agreement, the Fee Letter, all letter of credit applications and all other instruments, agreements, documents and writings executed in connection herewith.

         "Credit Party" shall mean the Borrower and any Guarantor (including any Person that currently is a Guarantor and any Person who may at any time in the future become a Guarantor).

         "Currency Contracts" shall mean any forward contracts, futures contracts, foreign exchange contracts, currency swap agreements, and other similar agreements and arrangements designed to protect against fluctuations in foreign exchange rates.

         "CVC" shall mean Citicorp Venture Capital, Ltd., a New York corporation, and its Affiliates.

         "Debenture" shall have the meaning assigned to such term in the BT Intercompany Loan Agreement.

         "Default" shall mean any condition or event which, with notice or lapse of time or both, would constitute an Event of Default.

         "Default Rate" shall have the meaning assigned to such term in Section 5.04.

         "Depreciation" shall mean, for any period, depreciation expense of the Consolidated Companies determined on a consolidated basis in accordance with GAAP.

         "Disbursement Account" shall have the meaning assigned to such term in
Section 8.11(d).

         "Disbursement Account Agreement" shall mean, collectively, that certain Disbursement Account Agreement, dated as of the Closing Date, executed by the Borrower in favor of the Agent, with respect to the Disbursement Account of the Borrower and all other Disbursement Account Agreements hereafter executed by the Borrower in favor of the Agent, in each case as amended, restated, supplemented or otherwise modified from time to time.

         "Dollar" and "U.S. Dollar" and the sign "$" shall mean lawful money of the United States of America.

         "Domestic Subsidiary" shall mean any Subsidiary of the Borrower that is organized under the laws of one of the fifty states of the United States or the District of Columbia of the United States.

         "Dormant Subsidiary" shall mean each Subsidiary of the Borrower that has no assets, no liabilities and does not conduct business in any way.

         "EBITDA" shall mean, for any period, determined on a consolidated basis in accordance with GAAP an amount equal to the sum of (i) Net Income (Loss) for such period plus (ii) without duplication and to the extent deducted in computing Net Income (Loss) for such period, (A) Interest Expense for such period, (B) Cash Taxes for such period, (C) Depreciation for such period, (D) Amortization for such period, and (E) all other non-cash charges, non-cash losses and extraordinary one-time losses for such period (including transaction expenses and the amortization of debt discount) minus (iii) without duplication and to the extent included in computing Net Income (Loss) for such period, non-cash gains and extraordinary gains for such period; provided, however, that with respect to any Person, or substantially all of the assets of a Person, that became a Subsidiary, of or was merged with or consolidated into, or acquired by, a Consolidated Company in accordance with the terms of this Agreement, during such period, "EBITDA" shall also include the EBITDA of such Person or the EBITDA attributable to such assets during such period as if such Person or assets were acquired as of the first day of such period.

         "Eligible Accounts" shall mean all Accounts of the Borrower and its Domestic Subsidiaries other than any Account:

         (a) that does not arise from the sale of goods or the performance of services by the Borrower or one of its Domestic Subsidiaries in the ordinary course of its business;

         (b) upon which (i) the Borrower's or any of its Domestic Subsidiaries' right to receive payment is not absolute or is contingent upon the fulfillment of any condition whatsoever or (ii) the Borrower or any of its Domestic Subsidiaries are not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process;

         (c) that is owed by an Account Debtor to which the Borrower or any Domestic Subsidiary is indebted in any way, or which is subject to any defense, right of setoff or counterclaim by the Account Debtor, but only to the extent of such indebtedness, defense, setoff or counterclaim;

         (d) (i) that is not a bona fide, valid and enforceable obligation of the Account Debtor or (ii) with respect to which, in whole or in part, a check, promissory note, draft, trade acceptance or other instrument for the payment of money has been received, presented for payment and returned uncollected for any reason or (iii) that is subject to any customer dispute;

         (e) with respect to which an invoice has not been sent;

         (f) that is not owned solely by the Borrower or one of its Domestic Subsidiaries or that is subject to any right, claim, interest or lien of another Person, other than a Lien in favor of the Agent;

         (g) that is the obligation of an Account Debtor:

                  (i) that is the United States of America or any department, agency, public corporation or other instrumentality thereof, unless the Agent has agreed to the contrary in writing and all required procedures for the effective collateral assignment of such Account under the Federal Assignment of Claims Act of 1940, as amended, and any other steps necessary to perfect the Agent's Lien in such Account, have been complied with to the Agent's satisfaction.

                  (ii) that (A) is uninsured and (B) either (i) does not maintain its chief executive office in the United States, (ii) is not organized under the laws of the United States or any state or other political subdivision thereof, or (iii) is the government of any foreign country or sovereign state or any state, province, municipality or other political subdivision thereof, or of any department, agency, public corporation or other instrumentality thereof, unless such Account is secured by a letter of credit acceptable to the Agent;

                  (iii) that is an Affiliate, director, officer or employee of the Borrower or one of its Domestic Subsidiaries; or

                  (iv) with whom the Borrower or one of its Domestic Subsidiaries has any agreement or understanding for discounts or deductions from the Account, except for discounts or allowances which are made in the ordinary course of business for prompt payment or volume purchases and which discounts or allowances are reflected in the calculation of the face value of each invoice related to such Account.

         (h) that arises with respect to goods which are delivered on a cash-on-delivery basis or placed on consignment, guaranteed sale or other terms by reason of which the payment by the Account Debtor may be conditional;

         (i) that is an obligation for which the total unpaid Accounts of the Account Debtor exceed 15% of the net amount of all Accounts on a consolidated basis, to the extent of such excess;

         (j) that is in default; provided, that an Account shall be deemed in default if (i) the Account is not paid within the lesser of 60 days from its due date or 90 days from its original invoice date; (ii) the Account Debtor obligated on such Account suspends business, becomes insolvent, files a petition for bankruptcy, makes a general assignment for the benefit of creditors, or fails to pay its debts generally as they come due; (iii) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other national, state or provincial receivership, insolvency relief or other law or laws for the relief of debtors or (iv) a receiver or trustee for the Account Debtor or any of its assets is appointed;

         (k) that is the obligation of an Account Debtor for whom 50% or more of the Accounts upon which such Account Debtor is obligated are not Eligible Accounts;

         (l) that arises from any bill-and-hold arrangement or other arrangement for the sale of goods which remain in the possession or control of the Borrower or one of its Domestic Subsidiaries;

         (m) as to which the Agent does not have a first-priority perfected security interest;

         (n) to the extent that such Account exceeds any reasonable credit limit established by the Agent in its credit discretion;

         (o) with respect to which any of the representations, warranties, covenants, and agreements contained in the Credit Documents are not true and correct;

         (p) that represents interest payments or service charges owing to the Borrower or one of its Domestic Subsidiaries as determined by the Borrower in good faith;

provided, that the Agent shall have the right to create and adjust related reserves monthly in its reasonable credit judgment.

         "Eligible Assignee" shall mean (i) a commercial bank or savings and loan association having total assets in excess of $100,000,000; (ii) a finance company, insurance company or other financial institution, lender or fund (whether a corporation, partnership or other entity) which is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business, and having total assets in excess of at least $100,000,000; (iii) any Lender or any Affiliate of any Lender; or (iv) any other Person to which the Agent and the Borrower has consented (such approval by the Agent or the Borrower not to be unreasonably withheld or delayed and such approval to be deemed given by the Borrower if no objection is received by the assigning Lender and the Agent from the Borrower within two Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower, and provided that no such consent of the Borrower shall be required at any time during which an Event of Default shall have occurred and be continuing); provided however, that neither Borrower nor any Affiliate of the Borrower shall qualify as an Eligible Assignee.

         "Eligible Inventory" shall mean all Inventory of the Borrower and its Domestic Subsidiaries other than Inventory that:

         (a) consists of work-in-process;

         (b) is not owned solely by the Borrower or one of its Domestic Subsidiaries or that is subject to any right, claim, interest or Lien of another Person, other than a Lien in favor of the Agent;

         (c) is (i) not located in the continental United States, (ii) not located on real property owned by the Borrower or one of its Domestic Subsidiaries unless, if such property is leased by the Borrower or one of its Domestic Subsidiaries, the landlord thereof, and any bailee, warehouseman or similar party that will be in possession of such Inventory, has executed and delivered to the Agent an agreement in favor of the Agent, in form and substance acceptable to the Agent, waiving any lien or other rights that such person may hold in regard to the property of the Borrower or any such Domestic Subsidiary located on such premises and containing such other provisions as the Agent may require or (iii) is located at any site if the aggregate book value of all Inventory of the Borrower at such location is less than $100,000;

         (d) is in transit;

         (e) is covered by a negotiable document of title, unless such document and evidence of acceptable insurance covering such Inventory has been delivered to the Agent with all necessary endorsements;

         (f) is obsolete, unsalable, shopworn, seconds, damaged, unfit for further processing, is of substandard quality or is not of good and merchantable quality, free from any defects;

         (g) consists of discontinued items, used items held for resale, goods that have been returned by the buyer or other goods that are not held for sale in the ordinary course of the Borrower's or such Domestic Subsidiaries' business;

         (h) does not meet all standards imposed by any Governmental Authority, including with respect to its production, acquisition or importation (as the case may be);

         (i) is placed on consignment with another Person or is held by the Borrower or one of its Domestic Subsidiaries on consignment from another Person, or has been sent to a subcontractor by the Borrower or one of its Domestic Subsidiaries;

         (j) is held for rental or lease by or on behalf of the Borrower or one of its Domestic Subsidiaries;

         (k) is produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in 29 U.S.C. ss. 215 or any successor statute or section;

         (l) with respect to which any of the representations, warranties, covenants, and agreements contained in the Credit Documents are not true and correct;

         (m) is subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any third parties, unless the license, agreement or other appropriate agreement is subject to the Security Agreement or otherwise assigned to the Agent;

provided, the Agent shall have the right to create and adjust related reserves monthly in its reasonable credit judgement.

         "Environmental Indemnity" shall mean collectively (i) the Environmental Indemnity Agreement, dated as of the date hereof, by Borrower in favor of Agent, and (ii) the Environmental Indemnity Agreement, dated as of the date hereof, by Simplicity Pattern in favor of Agent, each as amended, restated, modified or otherwise supplemented.

         "Environmental Laws" shall mean all federal, state, provincial, local and other foreign statutes and codes or regulations, rules or ordinances issued, promulgated, or approved thereunder, now or hereafter in effect (including, without limitation, those with respect to asbestos or asbestos containing material or exposure to asbestos or asbestos containing material), relating to pollution or to protection of the environment or public health and safety, including without limitation those relating to (a) emissions, discharges, releases or threatened releases of Hazardous Substances,
(b) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of Hazardous Substances, and (c) underground storage tanks and related piping, and emissions, discharges and releases or threatened releases therefrom; such Environmental Laws to include, without limitation (i) the Clean Air Act (42 U. S. C. ss. 7401 et seq.), (ii) the Clean Water Act (33 U. S. C. ss. 1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S. C. ss. 6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. ss. 2601 et seq.), and (v) the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (42 U.S. C. ss. 9601 et seq.).

         "Equipment" shall mean all equipment, machinery, apparatus, fittings, Fixtures and other tangible personal property (other than Inventory) of every kind and description now or hereafter used in the business operations of any Credit Party or now or hereafter owned by any Credit Party or in which any Credit Party now or hereafter has an interest, and all parts, accessories and special tools and all increases and accessions thereto and substitutions and replacements therefor.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

         "ERISA Affiliate" shall mean, with respect to any Person, each trade or business (whether or not incorporated) that is considered to be a single employer with such Person within the meaning of the Tax Code and the regulations promulgated thereunder.

         "Estoppel Agreement" shall mean the Ground Lessor Estoppel and Agreement dated as of the date hereof, between Union County, South Carolina and Agent, as amended, restated, modified or otherwise supplemented.

         "Event of Default" shall have the meaning provided in Article X.

         "Excess Cash Flow" shall mean, for the Consolidated Companies determined on a consolidated basis for any Fiscal Year (a) Adjusted EBITDA for such Fiscal Year minus (b) the sum of (i) Interest Expense for such Fiscal Year
(ii) principal repayments of Total Funded Debt made during such Fiscal Year,
(iii) Cash Taxes paid during such Fiscal Year, (iv) Capital Expenditures made during such Fiscal Year made in accordance with Section 9.12, (v) increases in Working Capital during such Fiscal Year, (vi) extraordinary cash expenses during such Fiscal Year, and (vii) non cash gains or losses, plus (c) the sum of (y) extraordinary gains (or losses) and (z) decreases in the Working Capital from the last day of the prior Fiscal Year to the last day of such Fiscal Year; provided, however, that for purposes of determining increases and decreases in Working Capital for the Consolidated Companies, any Person, or substantially all of the assets of a Person, that became a Subsidiary, or was merged with or consolidated into, or acquired by a

Consolidated Company in accordance with the terms of this Agreement, shall be treated as though such Person or assets were acquired immediately prior to the start of such period.

         "Facing Fee" shall have the meaning assigned to such term in Section 5.05(d).

         "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent.

         "Fee Letter" shall mean that certain Fee Letter, dated as of the Closing Date, executed by SunTrust Equitable Securities Corporation and accepted and agreed to by Conso International.

         "Fees" shall mean, collectively, the Agency Fee, the Underwriting Fee, the Revolving Credit Commitment Fee, the Letter of Credit Fee and the Facing Fee.

         "Fiscal Month" shall mean a fiscal month of the Borrower.

         "Fiscal Quarter" shall mean a fiscal quarter of the Borrower.

         "Fiscal Year" shall mean a fiscal year of the Borrower; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "Fiscal Year 2000") refers to the Fiscal Year ending during such calendar year.

         "Fixed Charge Coverage Ratio" shall mean, for any period, the ratio of
(a) the greater of (i) the difference of (x) Adjusted EBITDA minus (y) the sum of (A) Capital Expenditures for such period, (B) Cash Taxes paid during such period, and (C) to the extent deducted in determining Adjusted EBITDA, management fees paid during such period, or (ii) zero, to (b) the sum of (i) principal repayments of Total Funded Debt made during such period, and (ii) Interest Expense during such period, in each case, measured for the four Fiscal Quarter period ending on such date of determination; provided, however, for purposes of calculating the Fixed Charge Coverage Ratio for any period ending during Fiscal Year 2000 or Fiscal Year 2001, Capital Expenditures shall specifically exclude Capital Expenditures made during Fiscal Year 2000 in the operations of the Consolidated Companies in Juarez, Mexico and Coimbatore, India in an aggregate amount not to exceed $3,700,000.

         "Fixtures" shall mean, for any Person, all "fixtures" (as defined in the UCC) now or hereafter owned or acquired by such Person or in which such Person now or hereafter has or acquires any rights, wherever located.

         "Foreign Plan" shall mean any pension, profit sharing, deferred compensation, or other employee benefit plan, program or arrangement maintained by any Foreign Subsidiary which, under applicable local law, is required to be funded through a trust or other funding vehicle.

         "Foreign Subsidiary" shall mean any Subsidiary of the Borrower that is organized under the laws of a jurisdiction other than one of the fifty states of the United States or the District of Columbia of the United States.

         "GAAP" shall mean generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination.

         "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity (including, without limitation, the FDIC, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority or the Securities and Exchange Commission) or any court or any arbitrator with authority to bind a party at law.

         "Guarantor" shall mean each Person now or hereafter party to a Guaranty Agreement, and their respective successors and permitted assigns.

         "Guaranty" shall mean any contractual obligation, contingent or otherwise, of a Person with respect to any Indebtedness or other obligation or liability of another Person, including without limitation, any such Indebtedness, obligation or liability directly or indirectly guaranteed, endorsed, co-made or discounted or sold with recourse by that Person, or in respect of which that Person is otherwise directly or indirectly liable, including contractual obligations (contingent or otherwise) arising through any agreement to purchase, repurchase, or otherwise acquire such Indebtedness, obligation or liability or any security therefor, or any agreement to provide funds for the payment or discharge thereof (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, or other financial condition, or to make any payment other than for value received. The amount of any Guaranty shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which guaranty is made or, if not so stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

         "Guaranty Agreements" shall mean the Subsidiary Guaranty and each other Guaranty of the Obligations now or hereafter executed in favor of the Agent and the Lenders, as each may be amended, restated, modified or supplemented from time to time.

         "Hazardous Substance" shall mean any pollutant, contaminant, chemical or industrial toxic or hazardous constituent, substance or waste (a) that is defined as a "hazardous waste", "hazardous material", "hazardous substance", "pollutant" or "contaminant" under (i) the Clean Air Act (42 U.S.C. ss.7401 et seq.), (ii) the Clean Water Act (33 U.S.C. ss.1251 et seq.), (iii) the Resource Conservation and Recovery Act (42 U.S.C. ss.6901 et seq.), (iv) the Toxic Substances Control Act (15 U.S.C. ss.2601 et seq.), or (v) the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, (42 U.S.C. ss. 9601 et seq.); (b) that is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is regulated by any Governmental Authority; (c) that contains petroleum (including, without limitation, crude oil or any fraction thereof), petroleum hydrocarbons or other volatile organic compounds, polychlorinated biphenyls (PCBs) or asbestos or urea formaldehyde foam insulation; or (d) that contains or remits radioactive particles, waves or material, including, without limitation, radon gas.

         "Holdings" shall have the meaning set forth in the recitals to this Agreement.

         "Indebtedness" of any Person shall mean, without duplication (a) all obligations of such Person for borrowed money; (b) all obligations of such Person evidenced by bonds, debentures, notes, drafts, bankers' acceptances or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable that are not past due by more than ninety (90) days and other obligations accrued in the ordinary course of business and earn-outs or similar arrangements), (d) all obligations of such Person under leases required to be capitalized under GAAP, (e) all obligations or liabilities of others secured by any Lien upon property of such Person whether or not such obligation or liability is assumed, (f) all obligations of such Person under Interest Rate Contracts or Currency Contracts, (g) all obligations of such Person in respect of letters of credit (including all contingent reimbursement obligations, whether or not any draws under such letters of credit have been presented for payment) and all drafts, bankers acceptances or similar instruments issued in connection therewith, (h) all Guaranties of Indebtedness of the type described in clauses (a) through (g) of this definition of Indebtedness, (i) the aggregate development, construction and acquisition cost of property leased to such Person pursuant to a Synthetic Lease and all obligations of such Person with respect to asset securitization programs, and (j) without duplication, all obligations and liabilities of such Person that are required by GAAP to be shown as liabilities on a balance sheet of such Person (other than reserves required under GAAP).

         "India Trimmings" shall mean India Trimmings, a corporation organized under the laws of India, and a wholly owned Subsidiary of BT.

         "Intercompany Note" shall have the meaning assigned to such term in
Section 9.01(i).

         "Interest Coverage Ratio" shall mean, as of any date of determination, the ratio of (a) Adjusted EBITDA to (b) Interest Expense, in each case measured for the four Fiscal Quarter period ending on such date of determination, or if such date of determination is not the last day of any Fiscal Quarter, then ending immediately prior to such date of determination.

         "Interest Expense" shall mean, for any period, all interest expense of the Consolidated Companies (including without limitation, interest expense attributable to capitalized leases in accordance with GAAP, all capitalized interest, all commissions, discounts and other fees and charges with respect to bankers acceptance financing, and all interest expense (whether shown as interest expense or as loss and expenses on sale of receivables) under a receivables purchase facility) determined on a consolidated basis in accordance with GAAP, provided that, for any period ending prior to the first four full Fiscal Quarters after the Closing Date, Interest Expense shall mean interest expense for the period commencing on the Closing Date and ending on the last day of such period, multiplied by a fraction, the numerator of which is 365 and the denominator of which is the number of days in such period.

         "Interest Period" shall have the meaning set forth in Section 5.03.

         "Interest Rate Contracts" shall mean any forward contracts, futures contracts, interest rate exchange agreements, interest rate cap agreements, interest rate collar agreements, and other similar agreements and arrangements designed to protect against fluctuations in interest rates, which agreements and arrangements shall be valued on a mark to market basis.

         "Inventory" shall mean, for any Person, all "inventory" (as defined in the UCC) now or hereafter owned or acquired by such Person or in which such Person now or hereafter has or acquires any rights, wherever located, and, in any event, shall mean and include inventory, merchandise, goods and other personal property which are held by or on behalf of such Person for sale or lease or are furnished or are to be furnished under a contract of service, or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Person's business or in the processing, production, packaging, promotion, delivery or shipping of the same, including other supplies.

         "Investment" shall mean, any direct or indirect advance, loan or other extension of credit (other than the creation of receivables in the ordinary course of business) or capital contribution (by means of transfers of property to others or payments for property or services for the account or use of others, or otherwise), or any direct or indirect purchase or other acquisition of, or of a beneficial interest in, capital stock, partnership interests, bonds, notes, debentures or other securities.

         "Issuing Bank" shall have the meaning set forth in the opening paragraph of this Agreement.

         "L/C Cash Collateral Account" shall mean a cash collateral account established by the Issuing Bank for deposit of cash collateral for the Letter of Credit Obligations, which account shall be designated as the L/C Cash Collateral Account and shall be subject to the sole dominion and control of the Issuing Bank.

         "L/C Exposure" shall mean, with respect to each Revolving Lender, the aggregate outstanding amount of Letter of Credit Obligations multiplied by such Revolving Lender's Pro Rata Share of the Revolving Credit Commitments.

         "Lenders" shall have the meaning set forth in the opening paragraph of this Agreement.

         "Lending Office" shall mean, for each Lender, the office that such Lender may designate in writing from time to time to the Borrower and the Agent with respect to each Type of Borrowing.

         "Letter of Credit Fee" shall have the meaning set forth in Section 5.05(c).

         "Letter of Credit Obligations" shall mean, as at any date of determination, the sum of (a) the maximum aggregate amount available to be drawn (assuming the conditions for drawing thereunder have been met) under all outstanding Letters of Credit on such date of determination, plus (b) the aggregate amount of all drawings under Letters of Credit honored by the Issuing Bank but as of such date of determination have not been reimbursed.

         "Letter of Credit Subcommitment" shall mean the commitment of the Issuing Bank established pursuant to Section 2.01 as a subfacility of the Revolving Credit Commitments to issue Letters of Credit for the account of the Borrower in an aggregate face amount not to exceed the Letter of Credit Subcommitment Amount

         "Letter of Credit Subcommitment Amount" shall mean, initially, $3,000,000, as such amount may be reduced pursuant to Section 2.11.

         "Letters of Credit" shall mean, collectively, the letters of credit issued pursuant to Section 2.04 hereof by the Issuing Bank for the account of the Borrower pursuant to the Letter of Credit Subcommitment.

         "LIBOR" shall mean, for any Borrowing of Loans having a specified Interest Period (x) the offered rate for deposits in U.S. Dollars for a period comparable to the Interest Period and in an amount comparable to the Agent's portion of such Borrowing, appearing on Telerate Page 3750 as of 11:00 A.M. (London, England time) on the day that is two Business Days prior to the first day of the Interest Period; provided, however, that if two or more of such rates appear on Telerate Page 3750, the rate shall be the arithmetical mean of such rates, or if the foregoing rate is unavailable from Telerate Page 3750 for any reason, then such rate shall be determined by the Agent from the Reuters Screen LIBOR Page or if such rate is also unavailable from the Reuters Screen LIBOR Page, then such rate shall be determined by the Agent from any other interest rate reporting service of recognized standing designated in writing by the Agent to the Borrower and the other Lenders, in any such case rounded, if necessary, to the next higher 1/16 of 1.0%, divided by (y) a percentage equal to 1 minus the then stated maximum rate (stated as a decimal) of all reserve requirements (including, without limitation, any marginal, emergency, supplemental, special or other reserves) applicable to any member bank of the Federal Reserve

System in respect of Eurocurrency liabilities as defined in Regulation D (or against any successor category of liabilities as defined in Regulation D);

         "LIBOR Loan" shall mean a Loan made or outstanding as a portion of a Borrowing of Revolving Loans, Term A Loans or Term B Loans bearing interest based on LIBOR.

         "Lien" shall mean, any mortgage, pledge, security interest, lien, charge, hypothecation, assignment, deposit arrangement, title retention, preferential right, trust or other arrangement having the practical effect of the foregoing and shall include the interest of a vendor or lessor under any conditional sale agreement, capitalized lease or other title retention agreement, and the filing of a financing statement under the Uniform Commercial Code (excluding precautionary filings or financing statements under the Uniform Commercial Code which cover property that is made available to or used by a Consolidated Company pursuant to the terms of a lease that is not a Capital Lease or a Synthetic Lease).

         "Life Insurance Policy" shall have the meaning assigned to such term in
Section 8.12.

         "Loans" shall mean, collectively, the Revolving Loans, the Swingline Loans and the Term Loans and "Loan" shall mean any one of them.

         "Management" shall mean William M. Stewart, Frank J. Rizzo, C.V. Balakrishnan, Louis S. Oltman, Richard A. Zonin, Judith Raymond Hadjandreas, Jimmy K. Earley and John P.A. Regan.

         "Margin Regulations" shall mean Regulation T, Regulation U and Regulation X of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

         "Material Foreign Subsidiary" shall mean each Subsidiary of the Borrower, now existing or hereafter acquired, that at any time during the term of this Agreement, owns or acquires total assets in excess of $2,000,000.

         "Materially Adverse Effect" shall mean any materially adverse change in, or material adverse effect upon, (i) the business, results of operations, condition (financial or otherwise), assets, liabilities or prospects of the Consolidated Companies, taken as a whole, (ii) the ability of any Credit Party to perform its obligations under the Credit Documents, (iii) the rights and remedies of the Agent, the Issuing Bank, the Swingline Lender and the Lenders under any Credit Documents, (iv) the legality, validity or enforceability of any Credit Documents, or (v) the creation, attachment, perfection or priority of any Lien granted pursuant to any Collateral Document.

         "Maximum Permissible Rate" shall mean, with respect to interest payable in any amount, the rate of interest on such amount that, if exceeded, would under any applicable law or regulation, result in (i) criminal penalties being imposed on any Lender or (ii) any Lender being


                                      -23
unable to enforce payment of (or if collected, to retain) all or part of such amount or the interest payable thereon.

         "Merger" shall have the meaning set forth in the recitals to this Agreement.

         "Merger Documents" shall mean any and all agreements and other documents relating to the Merger, including without limitation, the articles of merger, including the Plan of Merger, which are filed in connection with the Merger with the Secretary of State of South Carolina.

         "Mexican Guaranty Trust Agreement" shall mean the Irrevocable Transfer of Title and Management Trust Agreement (Fideicomiso Irrevocable Traslativo de Domino y Adminstracion) among Agent, the Borrower and the Mexican Trustee, pursuant to which the Borrower shall pledge 66% of the voting Stock of Val-Mex, as amended, restated, modified or otherwise supplemented from time to time.

         "Mexican Trustee" shall mean the trustee (fiduciario) appointed in the Mexican Guaranty Trust Agreement.

         "Mortgages" shall mean each of the mortgages, deeds of trust or other real estate security documents delivered by any Credit Party to Agent with respect to the Real Estate, all in form and substance satisfactory to Agent, as each may be amended, restated, modified or otherwise supplemented from time to time.

         "Mortgaged Properties" shall mean, collectively, the properties covered by Mortgages.

         "Multiemployer Plan" shall have the meaning set forth in Section 4001(a)(3) of ERISA.

         "Net Cash Proceeds" shall mean, (a) with respect to any sale or disposition by any Consolidated Company of any of its assets, the gross amount of cash proceeds received by such Consolidated Company including any cash proceeds received from time to time as payments for the deferred purchase price of such assets or as principal payments on any promissory notes or other instruments made or issued to a Consolidated Company in payment of such assets) less (i) the amount of all commissions and other reasonable and customary transaction costs, transfer taxes, broker's fees, legal fees and other fees and expenses properly attributable to such transaction and paid by the Consolidated Company in cash in connection therewith to any Person that is not an Affiliate of any of the Consolidated Companies (other than such costs and fees payable to an Affiliate of CVC and on conditions at least as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arms-length transaction with a Person other than an Affiliate), (ii) the amount of any reserves taken in accordance with GAAP against liabilities incurred in connection with such asset sale, and (iii) the principal amount of any Indebtedness plus premium, penalty and interest (other than the Obligations), if any, which is secured by such asset and which is required to be repaid in connection with the disposition thereof, and (b) with respect to the issuance by Borrower of any Stock or debt securities, the gross proceeds received by Borrower from such issuance less the amount of all underwriting discounts and commissions and other reasonable costs, fees and expenses paid by Borrower in connection therewith to any Person that is not an Affiliate.

         "Net Casualty/Insurance Proceeds" when used with respect to any Condemnation Awards or insurance proceeds allocable to the Collateral, means the gross proceeds from any Casualty or Condemnation remaining after payment of all expenses (including attorney's fees incurred in collection of such gross proceeds).

         "Net Income (Loss)" shall mean, for any period, the net income (or loss) of the Consolidated Companies for such period (taken as a single accounting period) determined on a consolidated basis in conformity with GAAP.

         "Net Worth" shall mean, as of any date, total stockholders' equity of the Consolidated Companies, determined on a consolidated basis in accordance with GAAP.

         "Notes" shall mean, collectively, the Revolving Credit Notes, the Swingline Note and the Term Notes.

         "Notice of Borrowing" shall mean a Revolving Notice of Borrowing or a Swingline Borrowing Notice.

         "Notice of Conversion/Continuation" shall mean a Revolving Notice of Conversion/Continuation, a Term A Loan Notice of Conversion/Continuation or a Term B Loan Notice of Conversion/Continuation.

         "Obligations" shall mean all amounts owing to the Agent or any Lender by the Borrower or its Domestic Subsidiaries pursuant to the terms of this Agreement and all other Credit Documents including, without limitation, all Loans (including all principal and interest payments due thereunder), all fees, expenses, indemnification and reimbursement payments, indebtedness, liabilities and obligations, direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising, together with all renewals, extension, modifications or refinancings thereof.

         "Patent Security Agreements" shall mean, collectively, (i) that certain Collateral Assignment and Security Agreement (Patents), dated as of the Closing Date, by and between Borrower and the Agent, and (ii) each other Collateral Assignment and Security Agreement (Patents), by and between any Credit Party and the Agent, each as amended, restated, supplemented or otherwise modified from time to time.

         "Payment Office" shall mean the office of the Agent specified as its "Payment Office" on the signature page of the Agent to this Agreement, or such other location as to which the Agent shall have given written notice to the Borrower and the other Lenders.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any successor thereto.

         "Perfection Certificate" shall mean that certain certificate dated as of even date herewith, setting forth the corporate names, chief executive office or principal places of business and other current locations of the Credit Parties and such other information as the Agent deems reasonably pertinent to the perfection of security interests, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Agent, and duly executed by an officer of each Credit Party.

         "Permitted Liens" shall mean those Liens expressly permitted by Section 9.02.

         "Person" shall mean any individual, partnership, firm, corporation, S corporation, association, joint venture, limited liability company, trust or other entity, or any government or political subdivision or agency, department or instrumentality thereof.

         "Plan" shall mean any "employee benefit plan" (as defined in Section 3(3) of ERISA), including, but not limited to, any defined benefit pension plan, profit sharing plan, money purchase pension plan, savings or thrift plan, stock bonus plan, employee stock ownership plan, Multiemployer Plan, or any plan, fund, program, arrangement or practice providing for medical (including post-retirement medical), hospitalization, accident, sickness, disability, or life insurance benefits, but shall exclude any Foreign Plan.

         "Pledge Agreements" shall mean the Borrower Pledge Agreement, the Subsidiary Pledge Agreement, the Stockholder Pledge Agreement, the Holdings Pledge Agreement, the Share Pledge and the Mexican Guaranty Trust Agreement.

         "Post-Closing Agreement" shall mean the Post-Closing Agreement, dated as of the date hereof, among Borrower, the Agent, the Lenders, the Swingline Lender, the Issuing Bank, the Security Agent, the Syndication Agent and the Documentation Agent.

         "Pro Forma Financial Statements" shall have the meaning set forth in
Section 7.14(b).

         "Pro Rata Share" shall mean (i) with respect to the Revolving Credit Commitment of each Lender, each Loan to be made by, each Letter of Credit Obligation and Swingline Loan to be participated in by and each payment (including without limitation, each payment of principal, interest or fees) to be made to, each Lender with respect thereto and each Lender's share of the Borrowing Base, the percentage designated as such Lender's Pro Rata Share of the Revolving Credit Commitments set forth under the name of such Lender on the respective signature page for such Lender to this Agreement, or with respect to any Person becoming a Revolving Lender after the Closing Date, the "Pro Rata Share" set forth in the Assignment and Acceptance Agreement executed by such Person as assignee, as the same may be increased or decreased from time to time as a result of any assignment thereof pursuant to Section 12.06 or any amendment thereof pursuant to Section 12.02, (ii) with respect to the Term A Loan Commitment of each Lender, the Term A Loan to be made by each Lender, and each payment (including, without limitation, each payment of principal, interest or fees) to be made to each Lender with respect thereto, the percentage designated as such Lender's Pro Rata Share of the Term A Loan Commitment as set forth under the name of such Lender on the respective signature page for such Lender to this Agreement or, with respect to any Person becoming a Term A Lender after the Closing Date, the Pro Rata Share of the Term A Loan set forth in the Assignment and Acceptance Agreement executed by such Person as assignee, as the same may be increased or decreased from time to time as a result of any assignment thereof pursuant to Section 12.06 or any amendment thereof pursuant to Section 12.02, and (iii) with respect to the Term B Loan Commitment of each Lender, the Term B Loan to be made by each Lender, and each payment (including, without limitation, each payment of principal, interest or fees) to be made to each Lender with respect thereto, the percentage designated as such Lender's Pro Rata Share of the Term B Loan Commitment as set forth under the name of such Lender on the respective signature page for such Lender to this Agreement or, with respect to any Person becoming a Term B Lender after the Closing Date, the Pro Rata Share of the Term B Loans set forth in the Assignment and Acceptance Agreement executed by such Person as assignee, as the same may be increased or decreased from time to time as a result of any assignment thereof pursuant to
Section 12.06 or any amendment thereof pursuant to Section 12.02.

         "Real Estate" shall have the meaning given to such term in Section
7.17.

         "Real Estate Documents" shall mean collectively, the Mortgages, the Estoppel Agreement, the Environmental Indemnity, Assignment of Rents and Leases and all other documents, instruments, agreements and certificates executed and delivered by any Credit Party to the Agent and the Lenders in connection with the foregoing.

         "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System, as the same may be in effect from time to time.

         "Required Lenders" shall mean (i) at any time on or prior to the Revolving Credit Termination Date, Lenders holding at least 51% of the sum of aggregate principal amount of all Revolving Credit Commitments and the aggregate outstanding principal amount of the Term Loans; and (ii) at any time after the Revolving Credit Termination Date, Lenders holding at least 51% of the aggregate outstanding principal amount of all Loans (including the aggregate outstanding amount of participations in Swingline Loans) and the aggregate outstanding amount of participations in Letter of Credit Obligations; provided, however, that for purposes of this definition of "Required Lenders", any Lender that fails to fund any Loan or any participation in a Letter of Credit or a Swingline Loan, without providing notice to the Agent that in its determination one or more of the conditions precedent to such funding has not been met, shall be deemed to have no Commitments and no outstanding Loans unless and until the earlier to occur of (x) all other Obligations have been paid in full, (y) such failure to fulfill its Obligations to fund is cured and (z) the Obligations shall have been declared or shall have immediately become due and payable and all Commitments have been terminated.

         "Requirement of Law" for any Person shall mean the articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of a Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

         "Restricted Payment" shall have the meaning set forth in Section 9.06.

         "Reuters Screen" shall mean, when used in connection with any designated page for LIBOR, the display page so designated on the Reuter Monitor Money Rates Service (or such other page as may replace that page on that service for the purpose of displaying rates comparable to LIBOR).

         "Revolving Borrowing" shall mean a Borrowing consisting or to consist of Revolving Loans.

         "Revolving Credit Commitment" shall mean, at any time for any Lender, the commitment of such Lender established pursuant to Section 2.01 to make Revolving Loans to the Borrower and to purchase participations in the Letters of Credit and the Swingline Loans.

         "Revolving Credit Commitment Fee" shall have the meaning assigned to such term in Section 5.05(b).

         "Revolving Credit Commitment Amount" shall mean, for any Lender, the "Revolving Credit Commitment Amount" set forth under such Lender's name on the signature pages to this Agreement, or with respect to any Person becoming a Revolving Lender after the Closing Date, the "Revolving Credit Commitment Amount" assigned to such Person in the Assignment and Acceptance Agreement executed by such Person as an assignee, as the same may be increased or decreased from time to time as a result of any reduction thereof pursuant to
Section 2.11, any assignment thereof pursuant to Section 12.06, or any amendment thereof pursuant to Section 12.02.

         "Revolving Credit Notes" shall mean the promissory notes from the Borrower payable to the order of the Revolving Lenders, in substantially the form of Exhibit B, evidencing the Revolving Loans made by such Revolving Lender to the Borrower pursuant to the Revolving Credit Commitment, either as originally executed or as they may be amended, restated, supplemented, renewed, extended or otherwise modified from time to time.

         "Revolving Credit Termination Date" shall mean the earlier of (i) December 31, 2004, or such later date to which the Borrower and the Lenders have agreed pursuant to Section 2.13, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

         "Revolving Lenders" shall mean all Lenders that have Revolving Credit Commitments, are owed Revolving Loans or have purchased participations in the Letter of Credit Obligations and the Swingline Loans.

         "Revolving Loan" shall mean for any Lender, a revolving loan made by such Lender pursuant to the Borrower under the Revolving Credit Commitment pursuant to Section 2.02.

         "Revolving Notice of Borrowing" shall have the meaning assigned to such term in Section 2.02(c).

         "Revolving Notice of Conversion/Continuation" shall have the meaning assigned to such term in Section 2.02(d).

         "Security Agent" shall have the meaning assigned to such term in the opening paragraph hereof.

         "Security Agreements" shall mean the Borrower Security Agreement and the Subsidiary Security Agreement.

         "Share Pledge" shall mean the Security Over Shares Agreement, dated as of the date hereof, between the Borrower and the Security Agent, as amended, restated, modified or otherwise supplemented from time to time.

         "Simplicity Capital" shall mean Simplicity Capital Corp., a Delaware corporation.

         "Simplicity Holdings" shall mean Simplicity Holdings, a Delaware corporation.

         "Simplicity Pattern" shall mean Simplicity Pattern Co., Inc., a Delaware corporation.

         "South Carolina Ground Lease" shall mean that certain Ground Lease, among Union County, South Carolina, as landlord and the Borrower, formerly known as Conso Products Corporation, as tenant, dated as of December 10, 1997, a Memorandum of which was recorded in Deed Book 217, page 7, Office of the Clerk of Court for Union County, South Carolina

         "Stock" shall mean (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock (whether voting or nonvoting, and whether common or preferred) of such corporation, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership, limited liability company or other equity interests of such Person; and in each case, any and all warrants, rights, or options to purchase any of the foregoing.

         "Stockholder Pledge Agreement" shall mean the Stockholder Pledge Agreement, dated as of the Closing Date, between J. Cary Findlay, Management, CVC and the Agent, pursuant to which J. Cary Findlay, Management and CVC pledge the Stock of the Borrower to secure the Obligations, as amended, restated, supplemented or otherwise modified from time to time.

         "Subordinated Debt" shall mean, collectively, (i) all Indebtedness arising under the Subordinated Note Purchase Agreement and the Subordinated Notes, and (ii) all Indebtedness of the Consolidated Companies subordinated to all Obligations of the Credit Parties on terms and conditions, including without limitation, with respect to interest rates, payment terms, maturities, amortization schedules, covenants, defaults, remedies, and subordination provisions, satisfactory to the Agent and the Required Lenders in their sole and absolute discretion as evidenced by the written approval of the Agent and Required Lenders.

         "Subordinated Note Documents" shall mean, collectively, the Subordinated Note Purchase Agreement, the Subordinated Notes and all other "Note Documents" as defined in the Subordinated Note Purchase Agreement.

         "Subordinated Noteholders" shall mean SunTrust Banks, Inc., The Lincoln National Life Insurance Company and Lincoln National Income Fund, Inc. and their respective successors and assigns.

         "Subordinated Note Purchase Agreement" shall mean that certain Subordinated Note and Warrant Purchase Agreement, dated as of the date hereof, by and among the Borrower and the Subordinated Noteholders, as amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

         "Subordinated Note" shall mean the Subordinated Notes issued by the Borrower to the Subordinated Noteholders, together with all replacements and substitutions therefor, in each case as amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

         "Subordination Agreement" shall mean that certain Subordination Agreement, dated as of the Closing Date, executed by the Lenders and the Agent as the "Senior Lenders" and by the Subordinated Noteholders, as the "Subordinated Lenders", as amended, restated, supplemented or modified from time to time.

         "Subsidiary" shall mean, with respect to any Person, any other Person a majority of the total combined voting power of all classes of voting Stock of which shall, at the time as of which any determination is being made, be owned by such first Person, either directly or indirectly through one or more other Subsidiaries.

         "Subsidiary Guarantor" shall mean Simplicity Pattern, Simplicity Capital, Simplicity Holdings and all other Domestic Subsidiaries now or hereafter existing, and their respective successors and permitted assigns.

         "Subsidiary Guaranty" shall mean the Subsidiary Guaranty, dated as of the Closing Date, made by each Domestic Subsidiary in favor of the Agent and the Lenders, pursuant to which the Domestic Subsidiaries guaranty the Obligations, as amended, restated, supplemented or otherwise modified from time to time.

         "Subsidiary Pledge Agreement" shall mean the Subsidiary Pledge Agreement, dated as of the Closing Date, between the Subsidiary Guarantors and the Agent, pursuant to which each Subsidiary Guarantor pledges 100% of the Stock of each of its respective Domestic Subsidiaries and 66% of the voting Stock of each of its respective Foreign Subsidiaries.

         "Subsidiary Security Agreement" shall mean the Security Agreement (Domestic Subsidiary), dated as of the Closing Date, made by each Domestic Subsidiary in favor of the Agent, for the benefit of the Lenders, as amended, restated, supplemented or otherwise modified from time to time.

         "Swingline Borrowing Notice" shall have the meaning assigned to such term in Section 2.10(c).

         "Swingline Commitment Amount" shall mean $2,000,000, as such amount may be reduced pursuant to Section 2.10.

         "Swingline Exposure" shall mean, for any Lender, the outstanding principal amount of the Swingline Loans multiplied by such Lender's Pro Rata Share of the Revolving Credit Commitments.

         "Swingline Lender" shall have the meaning assigned to such term in the opening paragraph of this Agreement.

         "Swingline Loan" shall mean a swingline loan made by the Swingline Lender to the Borrower under the Swingline Subcommitment pursuant to Section 2.10.

         "Swingline Note" shall mean the promissory note made by the Borrower payable to the order of the Swingline Lender, in substantially the form of Exhibit E, evidencing the Swingline Loans made by the Swingline Lender to the Borrower pursuant to the Swingline Subcommitment, either as originally executed or as it may be from time to time amended, restated, supplemented, renewed, extended or otherwise modified from time to time.

         "Swingline Subcommitment" shall mean the commitment of the Swingline Lender to make Swingline Loans to the Borrower in an aggregate principal amount not to exceed the Swingline Commitment Amount, and the commitments of the Lenders to purchase participations in such Swingline Loans which commitment of the Swingline Lender and the commitments of the Lenders established pursuant to
Section 2.01 as a subfacility of the Revolving Credit Commitments.

         "Synthetic Lease" shall mean lease that is not treated as a capital lease under GAAP, but that is treated as a financing under the Tax Code.

         "Synthetic Lease Obligations" shall mean the obligations of any Consolidated Company pursuant to a Synthetic Lease.

         "Tax Code" shall mean the Internal Revenue Code of 1986, as amended, and any successor statute, together with the regulations thereunder, as in effect from time to time.

         "Taxes" shall mean (except as stated in Section 5.09(b) for the specific purpose stated therein) any present or future taxes, levies, imposts, duties, fees, assessments, deductions, withholdings or other charges of whatever nature, including without limitation, income, receipts, excise, property, sales, transfer, license, payroll, withholding, social security and franchise taxes now or hereafter imposed or levied by the United States of America, or any state, local or foreign government or by any department, agency or other political subdivision or taxing authority thereof or therein and all interest, penalties, additions to tax and similar liabilities with respect thereto.

         "Telerate" shall mean, when used in connection with any designated page for LIBOR, the display page so designated on the Telerate, Inc. Telerate Service (or such other page as may replace that page on that service for the purpose of displaying LIBOR or rates comparable to LIBOR).

         "Term A Lenders" shall mean all Lenders that hold a Term A Loan.

         "Term A Loan" shall mean, for any Lender, the term loan made to the Borrower by such Lender pursuant to Section 3.01.

         "Term A Loan Commitment" shall mean, for any Lender, its commitment established pursuant to Section 3.01(a) to make a Term A Loan to the Borrower.

         "Term A Loan Commitment Amount" shall mean, for any Lender, the "Term A Loan Commitment Amount" set forth under such Lender's name on the signature pages of this Agreement.

         "Term A Loan Maturity Date" shall mean the earlier of (i) December 31, 2004, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

         "Term A Note" shall mean a promissory note made by the Borrower payable to the order of a Term A Lender, in substantially the form of Exhibit C, evidencing the Term A Loan made by such Term A Lender to the Borrower, either as originally executed or as it may be from time to time amended, restated, supplemented, renewed, extended or otherwise modified from time to time.

         "Term A Loan Notice of Conversion/Continuation" shall have the meaning assigned to such term in Section 3.02.

         "Term B Lenders" shall mean all Lenders that hold a Term B Loan.

         "Term B Loan" shall mean, for any Lender, the term loan made to the Borrower by such Lender pursuant to Section 4.01.

         "Term B Loan Commitment" shall mean, for any Lender, its commitment established pursuant to Section 4.01(a) to make a Term B Loan to the Borrower.

         "Term B Loan Commitment Amount" shall mean, for any Lender, the "Term B Loan Commitment Amount" set forth under such Lender's name on the signature pages of this Agreement.

         "Term B Loan Maturity Date" shall mean the earlier of (i) December 31, 2006, and (ii) the date on which all amounts outstanding under this Agreement have been declared or have automatically become due and payable (whether by acceleration or otherwise).

         "Term B Note" shall mean a promissory note made by the Borrower payable to the order of a Term B Lender, in substantially the form of Exhibit D, evidencing the Term B Loan made by such Term B Lender to the Borrower, either as originally executed or as it may be from time to time amended, restated, supplemented, renewed, extended or otherwise modified from time to time.

         "Term B Notice of Conversion/Continuation" shall have the meaning assigned to such term in Section 4.02

         "Term Lenders" shall mean, collectively, the Term A Lenders and the Term B Lenders.

         "Term Loans" shall mean, collectively, the Term A Loans and the Term B Loans.

         "Term Notes" shall mean, collectively, the Term A Notes and the Term B Notes.

         "Total Funded Debt" shall mean, as of any date of determination, without duplication, the sum of all Indebtedness of the Consolidated Companies described in clauses (a) through (e) and in clause (i) of the definition of "Indebtedness", including without limitation, the Loans and the Letter of Credit Obligations.

         "Total Funded Debt to Adjusted EBITDA Ratio" shall mean, as of any date of determination, the ratio of (a) Total Funded Debt, as of such date of determination, to (b) Adjusted EBITDA measured for the four Fiscal Quarter period ending on such date of determination, or if such date of determination is not the last day of any Fiscal Quarter, then ending immediately prior to such date of determination.

         "Total Revolving Credit Commitment Amount" shall mean the aggregate principal amount of all Revolving Credit Commitment Amounts of all Lenders, which as of the Closing Date is $15,000,000.

         "Trademark Security Agreements" shall mean, collectively, (i) that certain Collateral Assignment and Security Agreement (Trademarks), dated as of the Closing Date, by and between Borrower and the Agent, (ii) that certain Collateral Assignment and Security Agreement (Trademarks) by and between Simplicity Pattern and the Agent, and (iii) each other Collateral Assignment and Security Agreement (Trademarks), by and between any Credit Party and the Agent, each as amended, restated, supplemented or otherwise modified from time to time.

         "Transaction Documents" shall mean, collectively, the Credit Documents, the Subordinated Note Documents and the Merger Documents.

         "Type" of Borrowing shall mean a Borrowing made as Base Rate Loans or LIBOR Loans, as the case may be.

         "Underwriting Fee" shall mean the "Senior Credit Facilities Underwriting Fee" payable by the Borrower to the Arranger pursuant to the terms of the Fee Letter.

         "Uniform Commercial Code" or "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Georgia.

         "United States" shall mean the United States of America, any of the fifty states thereof, and the District of Columbia thereof.

         "Val-Mex" shall mean, Val-Mex, S.A. de C.V., a corporation organized under the laws of Mexico, and a wholly owned subsidiary of the Borrower.

         "Working Capital" shall mean, as of any date, an amount equal to the current assets of the Consolidated Companies as of such date (excluding cash and cash equivalents), less the current liabilities of the Consolidated Companies as of such date (excluding current maturities of the Obligations), in each case, determined on a consolidated basis in accordance with GAAP.

         "Year 2000 Issues" shall mean the actual and anticipated costs, claims, losses, and liabilities associated with the inability of certain computer applications to handle effectively data that includes dates on and after January 1, 2000, as such inability in respect of the Consolidated Companies and their respective material customers, suppliers and vendors materially affects the business, operations, and financial condition of the Consolidated Companies.

         Section 1.02 Accounting Terms and Determination. Unless otherwise defined or specified herein, all accounting terms shall be construed herein, all accounting determinations hereunder shall be made, all financial statements required to be delivered hereunder shall be prepared, and all financial records shall be maintained in accordance with GAAP, provided, however, if there is a change in GAAP, the financial statements required to be delivered by the Borrower under Section 8.07(a) or 8.07(b), as applicable, shall be delivered within ninety (90) days of the effective date of such change in GAAP, and otherwise in accordance with the requirements of Section 8.07(a) or Section 8.07(b), as applicable.

         Section 1.03 Other Definitional Terms. The words "hereof', "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule, Exhibit and like references are to this Agreement unless otherwise specified.

         Section 1.04 Exhibits and Schedules. All Exhibits and Schedules attached hereto are by reference made a part hereof.

         Section 1.05 Plural Terms. Capitalized terms used in the singular shall import the plural and vice versa.


                                  ARTICLE II.
                AMOUNT AND TERMS OF REVOLVING CREDIT COMMITMENTS

         Section 2.01 Revolving Credit Commitments. Subject to and upon the terms and conditions herein set forth, (x) each Revolving Lender hereby severally establishes in favor of the Borrower, a Revolving Credit Commitment pursuant to which such Revolving Lender agrees to make Revolving Loans to the Borrower in accordance with Section 2.02 for the purposes set forth in Section
2.12 to purchase a participation interest in the Letters of Credit issued for the account of the Borrower in accordance with this Article II and the Swingline Loans made to the Borrower pursuant to this Article II, (y) the Issuing Bank establishes in favor of the Borrower a letter of credit subcommitment within the Revolving Credit Commitments pursuant to which the Issuing Bank agrees to issue Letters of Credit in accordance with this Article II, and (z) the Swingline Lender establishes in favor of the Borrower a swingline subcommitment within the Revolving Credit Commitments pursuant to which the Swingline Lender agrees to make Swingline Loans in accordance with this Article II; provided, however, that in no event may the aggregate principal amount of all outstanding Revolving Loans, the aggregate principal amount of all outstanding Swingline Loans and the aggregate amount of all Letter of Credit Obligations exceed the Total Revolving Credit Commitments from time to time in effect.

         Section 2.02 Revolving Loans.

         (a) Subject to and upon the terms and conditions herein set forth (including the limitation set forth in Section 2.01), each Revolving Lender severally agrees to make to the Borrower, from time to time prior to the Revolving Credit Termination Date, Revolving Loans in an aggregate principal amount outstanding at any time not to exceed an amount equal to (i) such Revolving Lender's Pro Rata Share of the Borrowing Limit, minus (ii) such Revolving Lender's L/C Exposure minus (iii) such Revolving Lender's Swingline Exposure; provided, however, that the conditions set forth in Sections 2.01,
6.01 and 6.02 have been fulfilled before and after giving effect to each Borrowing of Revolving Loans. The Borrower shall be entitled to repay and reborrow Revolving Loans in accordance with the provisions of this Agreement.

         (b) Each Revolving Loan shall, at the option of the Borrower, be made or continued as, or converted into, part of one or more Borrowings that shall consist entirely of Base Rate Loans or LIBOR Loans. The aggregate principal amount of each Borrowing of Revolving Loans comprised of LIBOR Loans or Base Rate Loans shall be not less than $500,000 or a greater integral multiple of $100,000. At no time shall the total number of Borrowings of all Loans comprised of LIBOR Loans exceed eight in any case.

         (c) Whenever the Borrower desires to make a Borrowing of Revolving Loans (other than one resulting from a conversion or continuation pursuant to Section 2.02(d)), the

Borrower shall give the Agent prior written notice (or an authorized officer of the Borrower may give telephonic notice promptly confirmed in writing) of such Borrowing (a "Revolving Notice of Borrowing") at the Payment Office (x) prior to 11:00 a.m. (Atlanta, Georgia time) on the date of such requested Borrowing in the case of Base Rate Loans and (y) prior to 1:00 p.m. (Atlanta, Georgia time) three (3) Business Days prior to the requested date of such Borrowing in the case of LIBOR Loans. Notices received after the times set forth above shall be deemed received on the next Business Day. The Agent shall promptly notify each Revolving Lender upon its receipt of a Revolving Notice of Borrowing. Each Revolving Notice of Borrowing shall be irrevocable and shall specify (i) the aggregate principal amount of such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether such Borrowing is to consist of Base Rate Loans or LIBOR Loans, and (iv) in the case of LIBOR Loans, the Interest Period to be applicable thereto.

         (d) Whenever the Borrower desires to convert all or a portion of an outstanding Revolving Borrowing consisting of Base Rate Loans into a Revolving Borrowing consisting of LIBOR Loans or to continue outstanding a Revolving Borrowing consisting of LIBOR Loans for a new Interest Period, the Borrower shall give the Agent prior written notice (or an authorized officer of the Borrower may give telephonic notice promptly confirmed in writing) of each such Borrowing to be converted into or continued as LIBOR Loans (a "Revolving Notice of Conversion/Continuation") prior to 1:00 p.m. (Atlanta, Georgia time) three
(3) Business Days prior to the requested date of continuation or conversion. Notice received after such time shall be deemed received on the next Business Day. The Agent shall promptly notify each Revolving Lender upon its receipt of a Revolving Notice of Conversion/Continuation. Each such Revolving Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the aggregate principal amount of the Borrowing to be converted or continued, (ii) the date of such conversion or continuation and (iii) the Interest Period to be applicable thereto. If, upon the expiration of any Interest Period in respect of any Revolving Borrowing consisting of LIBOR Loans, the Borrower shall have failed to deliver the Notice of Conversion/Continuation, the Borrower shall be deemed to have elected to convert such Borrowing to a Borrowing consisting of Base Rate Loans. So long as any Default or Event of Default shall have occurred and be continuing, no Revolving Borrowing may be converted into or continued (upon expiration of the current Interest Period) as LIBOR Loans unless the Agent and each of the Revolving Lenders shall have otherwise consented in writing. No conversion of any Revolving Borrowing of LIBOR Loans shall be permitted except on the last day of the Interest Period in respect thereof.

         (e) Without in any way limiting the Borrower's obligation to confirm in writing any telephonic notice, the Agent, the Issuing Bank and the Swingline Lender may act without liability upon the basis of telephonic notice believed by the Agent, the Issuing Bank and the Swingline Lender in good faith to be from the Borrower, in the case of a Borrowing of Revolving Loans, a Borrowing of Swingline Loans, Swingline Borrowing or Letter of Credit, prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the records of the Agent, the Issuing Bank and the Swingline Lender as to the terms of such telephonic notice.

         (f) The Borrower's obligation to pay the principal of, and interest on, the Revolving Loans to each Revolving Lender shall be evidenced by the records of the Agent and such Revolving Lender and by the Revolving Credit Note payable to such Revolving Lender (or its the assignor) completed in conformity with this Agreement.

         (g) The entire outstanding principal amount of the Revolving Loans, together with all accrued but unpaid interest thereon, shall be due and payable in full on the Revolving Credit Termination Date.

         Section 2.03 Intentionally Omitted.

         Section 2.04 Letter of Credit Subcommitment. Subject to, and upon the terms and conditions hereof, the Borrower may request, in accordance with the provisions of this Section 2.04 and Section 2.05, that the Issuing Bank issue one or more Letters of Credit for the account of the Borrower; provided that (i) no Letter of Credit shall have an expiration date that is later than five (5) Business Days prior to the Revolving Credit Termination Date; (ii) each Letter of Credit issued by the Issuing Bank shall be in a stated amount of at least $5,000; and (iii) the Borrower shall not request that the Issuing Bank issue any Letter of Credit, if, after giving effect to such issuance, (A) the aggregate Letter of Credit Obligations would exceed the Letter of Credit Subcommitment or
(B) the aggregate amount of all Letter of Credit Obligations, plus the aggregate principal amount of all outstanding Revolving Loans, plus the aggregate principal amount of all outstanding Swingline Loans would exceed the Borrowing Limit.

         Section 2.05 Notice of Issuance of Letter of Credit; Agreement to
Issue.

         (a) Whenever the Borrower desires the issuance of a Letter of Credit, the Borrower shall, in addition to any application and documentation procedures required by the Issuing Bank for the issuance of such Letter of Credit, deliver to the Agent and the Issuing Bank a written notice no later than 1:00 p.m. (Atlanta, Georgia time) at least five (5) Business Days in advance of the proposed date of issuance. Each such notice shall specify (i) the proposed date of issuance (which shall be a Business Day); (ii) the face amount of the Letter of Credit; (iii) the expiration date of the Letter of Credit; and (iv) the name and address of the beneficiary with respect to such Letter of Credit, and shall attach a precise description of the documentation and a verbatim text of any certificate to be presented by the beneficiary of such Letter of Credit which would require the Issuing Bank to make payment under the Letter of Credit, provided that the Issuing Bank may require changes in any such documents and certificates in accordance with its customary letter of credit practices, and provided further, that no Letter of Credit shall require payment against a conforming draft to be made thereunder on the same Business Day that such draft is presented if such presentation is made after 1:00 p.m. (Atlanta, Georgia time). In determining whether to pay under any Letter of Credit, the Issuing Bank shall be responsible only to determine that the documents and certificate required to be delivered under its Letter of Credit have been delivered, and that they comply on their face with the requirements of the Letter of Credit. Promptly after receiving the notice of issuance of a Letter of Credit, the Agent shall notify each Revolving Lender of such Revolving Lender's respective participation therein, determined in accordance with its respective Pro Rata Share of the Revolving Credit Commitments on the date of the issuance of such Letter of Credit.

         (b) The Issuing Bank agrees, subject to the terms and conditions set forth in this Agreement, to issue for the account of the Borrower one or more Letters of Credit, each in a face amount equal to the face amount requested under Section 2.05(a) above, following its receipt of a notice and the application and other documents required by Section 2.05(a). Immediately upon the issuance of each Letter of Credit, each Revolving Lender shall be deemed to, and hereby agrees to, have irrevocably purchased from the Issuing Bank a participation in such Letter of Credit and any drawing thereunder in an amount equal to such Revolving Lender's Pro Rata Share of the Revolving Credit Commitments multiplied by the face amount of such Letter of Credit.

         Section 2.06 Payment of Amounts drawn under any Letter of Credit.

         (a) In the event of any request for a drawing under any Letter of Credit by the beneficiary thereof, the Issuing Bank shall notify the Borrower, the Agent and the Revolving Lenders on or before the date on which the Issuing Bank intends to honor such drawing, and the Borrower agrees to reimburse the Issuing Bank on the day on which such drawing is honored in an amount, in same day funds, equal to the amount of such drawing, provided that anything contained in this Agreement to the contrary notwithstanding, unless the Borrower shall have notified the Issuing Bank and the Agent prior to 1:00 p.m. (Atlanta, Georgia time) on the Business Day immediately prior to the date on which such drawing is honored, that the Borrower intends to reimburse the Issuing Bank for the amount of such drawing with funds other than the proceeds of Revolving Loans, the Borrower shall be deemed to have timely given a Revolving Notice of Borrowing to the Agent requesting Revolving Loans which are Base Rate Loans on the date on which such drawing is honored in an amount equal to the amount of such drawing. The Agent shall promptly notify each Revolving Lender of any Notice of Borrowing deemed to have been given by the Borrower pursuant to this
Section 2.06 and the Revolving Lenders shall by 2:00 p.m. (Atlanta, Georgia time) on the date of such drawing, make Revolving Loans which are Base Rate Loans in the amount of such drawing, the proceeds of which shall be applied directly by the Agent to reimburse the Issuing Bank for the amount of such drawing, provided that for the purposes solely of such Revolving Borrowing, the conditions precedent set forth in Sections 6.01 and Section 6.02 hereof shall not be applicable, and provided further that if for any reason proceeds of the Revolving Loans are not received by the Issuing Bank on such date in the amount equal to the amount of such drawing, the Borrower shall reimburse the Issuing Bank on the Business Day immediately following the date of such drawing in an amount, in U.S. Dollars and immediately available funds, equal to the excess of the amount of such drawing over the amount of such Revolving Loans, if any, which are so received, plus accrued interest on the amount at the applicable rate of interest for Base Rate Loans.

         (b) Notwithstanding any provision of this Agreement to the contrary, to the extent that any Letter of Credit or portion thereof remains outstanding on the Revolving Credit Termination Date, the parties hereby agree that the beneficiary or beneficiaries thereof shall be deemed to have made a drawing of all available amounts pursuant to such Letters of Credit on the Revolving Credit Termination Date, which amounts shall be reimbursed to the Issuing Bank by the Borrower directly (and not through a Revolving Borrowing under the Revolving Credit Commitments as contemplated in Section 2.06(a)) and thereafter held by the Issuing Bank as cash collateral for its remaining obligations pursuant to such Letters of Credit in the L/C Cash Collateral Account.

         Section 2.07 Payment by Revolving Lenders. In the event that the Borrower shall fail to reimburse the Issuing Bank as provided in Section 2.06 by borrowing Revolving Loans, or otherwise providing an amount equal to the amount of any drawing honored by the Issuing Bank, the Issuing Bank shall promptly notify the Agent who shall promptly notify each Revolving Lender of the unreimbursed amount of such drawing and of such Revolving Lender's respective participation therein. Each Revolving Lender shall make available to the Agent an amount equal to its respective participation, in U.S. Dollars and in immediately available funds, at the Payment Office not later than 2:00 p.m. (Atlanta, Georgia time) on the Business Day after the date notified by the Agent, and the Agent shall promptly make such amounts available to the Issuing Bank. In the event that any such Revolving Lender fails to make available to the Agent the amount of such Revolving Lender's participation in such Letter of Credit, the Issuing Bank shall be entitled to recover such amount on demand from such Revolving Lender together with interest at the Federal Funds Rate for the first two Business Days after demand and thereafter at the Base Rate. The Issuing Bank shall distribute to the Agent all payments received by the Issuing Bank from the Borrower in reimbursement of drawings honored by the Issuing Bank under such Letter of Credit when such payments are received. The Agent shall promptly distribute to each Revolving Lender (other than the Issuing Bank) that has paid all amounts payable under this Section with respect to any Letter of Credit, such Revolving Lender's Pro Rata Share of such payments.

         Section 2.08 Obligations Absolute. The obligation of the Borrower to reimburse the Issuing Bank for drawings made under Letters of Credit issued for the account of the Borrower, and the Revolving Lenders' obligation to honor their participations purchased therein, shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including without limitation, the following circumstances:

         (a) Any lack of validity or enforceability of any Letter of Credit;

         (b) The existence of any claim, set-off, defense or other right which the Borrower or any Subsidiary or Affiliate of the Borrower may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including without limitation any underlying transaction between the Borrower or any of its Subsidiaries and Affiliates and the beneficiary for which such Letter of Credit was issued);

         (c) Any draft, demand, certificate or any other document presented under any Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect;

         (d) Payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

         (e) Any other circumstance or happening whatsoever which is similar to any of the foregoing; or

         (f) The fact that a Default or an Event of Default shall have occurred and be continuing.

Nothing in this Section 2.08 shall prevent an action against the Issuing Bank for its gross negligence or willful misconduct.

         Section 2.09 Indemnification; Nature of Issuing Bank's Duties

         (a) In addition to amounts payable elsewhere pursuant to this Agreement, without duplication, the Borrower hereby agrees to protect, indemnify, pay and save the Issuing Bank, the Agent and each Revolving Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and reasonable expenses (including reasonable attorney's fees and disbursements) which the Issuing Bank, the Agent or any Revolving Lender may incur or be subject to as a consequence, direct or indirect, of (i) the issuance of any Letter of Credit for the account of the Borrower; or (ii) the failure of the Issuing Bank to honor a drawing under any Letter of Credit due to any act or omission (whether rightful or wrongful) of any present or future de jure or de facto government or Governmental Authority.

         (b) Notwithstanding any other provision contained in this Agreement, the Issuing Bank shall not be obligated to issue any Letter of Credit, nor shall any Revolving Lender be obligated to purchase its participation in any Letter of Credit to be issued hereunder, if the issuance of such Letter of Credit or purchase of such participation shall have become unlawful or prohibited by compliance by the Issuing Bank or such Revolving Lender in good faith with any law, governmental rule, guideline, request, order, injunction, judgment or decree (whether or not having the force of law); provided that in the case of the obligation of a Revolving Lender to purchase such participation, such Revolving Lender shall have notified the Agent to such effect in writing at least ten (10) Business Days' prior to the issuance thereof by the Issuing Bank, which notice shall relieve the Issuing Bank of its obligation to issue such Letter of Credit pursuant to Section 2.05 and Section 2.06 hereof.

         Section 2.10 Swingline Subcommitment.

         (a) Subject to and upon the terms and conditions herein set forth, the Swingline Lender agrees to make to the Borrower, from time to time prior to the Revolving Credit Termination Date, Swingline Loans in an aggregate principal amount outstanding at any time not to exceed the Swingline Commitment Amount; provided, however, that the conditions set forth in Sections 6.01 and Section
6.02 have been fulfilled before and after giving effect to each Borrowing of Swingline Loans. The Borrower shall be entitled to repay and reborrow Swingline Loans in accordance with the provisions of this Agreement.

         (b) Each Swingline Loan shall be made as a Base Rate Loan.

         (c) Whenever the Borrower desires to make a Borrowing of Swingline Loans, it shall give the Swingline Lender (with a copy to the Agent) written notice (or an authorized officer of the Borrower may give telephonic notice promptly confirmed in writing) of such Borrowing (each a "Swingline Borrowing Notice") prior to 11:00 a.m. (Atlanta, Georgia time) on the requested date of such Borrowing. Notices received after the times set forth above shall be deemed received on the next Business Day. Each Swingline Borrowing Notice shall be irrevocable and shall specify (i) the aggregate principal amount of such Borrowing, and (ii) the date of such Borrowing (which shall be a Business Day).

         (d) The Borrower's obligation to pay the principal of, and interest on, the Swingline Loans to the Swingline Lender shall be evidenced by the records of the Agent and the Swingline Lender and by the Swingline Note payable to the Swingline Lender (or the assignor of the Swingline Lender) completed in conformity with this Agreement.

         (e) All outstanding principal amounts of the Swingline Loans, and all accrued but unpaid interest thereon, shall be due and payable in full on the Revolving Credit Termination Date.

         (f) At any time on the request of the Swingline Lender, each Revolving Lender other than the Swingline Lender shall purchase a participating interest in all outstanding Swingline Loans in an amount equal to its Pro Rata Share of the Revolving Credit Commitments of such Swingline Loans, and upon request of any Revolving Lender, the Swingline Lender shall furnish such Revolving Lender with a certificate evidencing such participating interest. Such purchase shall be made one Business Day after such request is made. On the date of such required purchase, each Revolving Lender will immediately transfer to the Swingline Lender, in immediately available funds, the amount of its participation. At any time after the Swingline Lender has received from any such Revolving Lender the funds for its participating interest in a Swingline Loan, if the Agent or the Swingline Lender receives any payment on account thereof, the Agent or the Swingline Lender, as the case may be, will distribute to such Revolving Lender its participating interest in such amount (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Lender's participating interest was outstanding and funded); provided, however, that if such payment received by the Agent or the Swingline Lender is required to be returned, such Revolving Lender will return to the Agent or the Swingline Lender any portion thereof previously distributed by the Agent or the Swingline Lender to it. Each Revolving Lender's obligation to purchase such participating interests shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (i) any setoff, counterclaim, recoupment, defense or other right that such Revolving Lender or any other Person may have against the Swingline Lender requesting such purchase or any other Person for any reason whatsoever, (ii) the occurrence or continuation of a Default or an Event of Default or the termination of the Revolving Credit Commitments, (iii) any adverse change in the condition (financial or otherwise) of the Borrower, any of its Subsidiaries, or any other Person, (iv) any breach of this Agreement by the Borrower or any other Lender, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that (i) no such obligation shall exist to the extent that the aggregate Swingline Loans were advanced in excess of the Swingline Subcommitment then in effect and (ii) no Lender shall be required to purchase a participating interest in any Swingline Loan made at a time which such Lender was not a Revolving Lender.

         Section 2.11 Reductions of Revolving Credit Commitments; Mandatory Prepayments of Revolving Loans.

         (a) Upon at least three (3) days' prior written notice (or telephonic notice from an authorized officer, promptly confirmed in writing) from the Borrower to the Agent, the Borrower shall have the right, without premium or penalty, to reduce the Revolving Credit Commitments in part or to terminate the Revolving Credit Commitments in whole, provided that (i) any such reduction or termination shall apply to proportionately and permanently reduce the Revolving Credit Commitment of each Revolving Lender, (ii) any partial termination pursuant to this Section 2.11 shall be in an amount of at least $1,000,000 and integral multiples of $500,000, and (iii) no such reduction shall be permitted which would reduce the Total Revolving Credit Commitment Amount to an aggregate amount less than the aggregate outstanding principal amount of all Revolving Loans, Swingline Loans and Letter of Credit Obligations. If the Total Revolving Credit Commitment Amount is reduced to an amount less than the Swingline Commitment Amount, the Swingline Commitment Amount shall automatically be deemed reduced to an amount equal to the Total Revolving Credit Commitment Amount. If the Total Revolving Credit Commitment Amount is reduced to amount less than the Letter of Credit Subcommitment Amount, the Letter of Credit Subcommitment Amount shall automatically be deemed reduced to an amount equal to the Total Revolving Credit Commitment Amount.

         (b) If at any time the aggregate outstanding principal amount of Revolving Loans, the aggregate amount of Letter of Credit Obligations and the aggregate outstanding principal amount of Swingline Loans exceeds the Borrowing Limit, as reduced pursuant to Section 2.11(a) or otherwise, the Borrower shall immediately repay the Revolving Loans and the Swingline Loans in an amount equal to such excess, together with all accrued and unpaid interest on such excess amount and any amounts due under Section 5.16. Each such prepayment by the Borrower shall be applied first to the Swingline Loans to the full extent thereof, then to Base Rate Loans comprising Revolving Loans, to the full extent thereof, and finally to LIBOR Loans comprising Revolving Loans to the full extent thereof. In the event that following such repayment of Revolving Loans and Swingline Loans, the Letter of Credit Obligations still exceed the Total Revolving Credit Commitment Amount, the Borrower shall immediately deliver to the Agent an amount in U.S. Dollars equal to the amount of such excess, to be delivered to and held by the Issuing Bank in the L/C Cash Collateral Account.

         (c) If at any time the BT Intercompany Borrower makes any principal payment on account of the BT Revolving Loans to the BT Lender, the Borrower shall repay the Revolving Loans in an amount equal to such principal payment, together with all accrued and unpaid interest on such Revolving Loans. Each such prepayment by the Borrower shall be applied first to the Swingline Loans to the fullest extent thereof, then to Base Rate Loans comprising Revolving Loans, to the full extent thereof, and finally to LIBOR Loans comprising Revolving Loans to the full extent thereof.

         Section 2.12 Use of Proceeds. The proceeds of the Revolving Loans and Swingline Loans shall be used by the Borrower (a) to consummate the Merger, (b) to refinance existing Indebtedness of Conso International (as successor by merger to the Borrower), (c) to pay expenses related to the transactions contemplated by this Agreement, (d) to make Capital Expenditures, (e) to provide ongoing working capital for the Borrower, and (f) to consummate acquisitions, so long as such acquisitions comply with Section 9.03(c).

         Section 2.13 Extension. The term of the Revolving Credit Commitments shall commence on the Closing Date and shall continue until December 31, 2004 (the "Initial Term") and, on the fourth and fifth anniversary of the Closing Date, the term of each Lender's Revolving Credit Commitment may be extended, at the option of each such Lender in its sole discretion following a request from the Borrower, for successive periods of one year each (each, a "Renewal Term"), provided, that (i) there shall be no extension of the term of any Lender's Revolving Credit Commitment without the consent of the Required Lenders, and
(ii) no Lender's Revolving Credit Commitment can be extended hereunder without such Lender's consent. The Revolving Credit Commitments shall terminate upon the later to occur of (a) the end of the term (including any Renewal Term) of the Revolving Credit Commitments and (b) the repayment and satisfaction in full of all Obligations to the Revolving Lenders; provided that the Lenders may earlier terminate the Revolving Credit Commitments pursuant to Article X hereof.


                                  ARTICLE III.
                                  TERM A LOANS

         Section 3.01 Term A Loans.

         (a) Subject to and upon the terms and conditions herein set forth, each Term A Lender severally agrees to make a term loan to the Borrower on the Closing Date in the principal amount equal to such Lender's Term A Loan Commitment Amount. The Borrower shall not be entitled to reborrow any amounts repaid with respect to the Term A Loans.

         (b) Each Term A Loan shall, at the option of the Borrower, be made or continued as, or converted into, one or more Borrowings that shall consist entirely of Base Rate Loans or LIBOR Loans. The aggregate principal amount of each Borrowing of Term A Loans comprised of LIBOR Loans shall be not less than $500,000 or a greater integral multiple of $100,000. At no time shall the total number of Borrowings of all Loans comprised of LIBOR Loans exceed eight in any case.

         (c) During the period commencing on the Closing Date and ending on December 31, 2004, the Borrower agrees to pay accrued interest on the Term A Loans in arrears in accordance with Section 5.02, through and including the Term A Loan Maturity Date. During


                                      -43
the period commencing on June 30, 2000 and thereafter, the Borrower agrees to make principal payments on the last day of each calendar quarter as set forth in the amortization schedule in Schedule 3.01. Each such payment of principal of the Term A Loans shall be applied first to Base Rate Loans comprising the Term A Loans to the full extent thereof, before application to LIBOR Loans comprising the Term A Loans. The entire outstanding principal amount of the Term A Loans, together with all accrued and unpaid interest thereon, shall be due and payable in full on the Term A Loan Maturity Date.

         (d) The Borrower's obligation to pay the principal of, and interest on, the Term A Loans to each Term A Lender shall be evidenced by the records of the Agent and such Term A Lender and by the Term A Note payable to such Term A Lender (or the assignee thereof) completed in conformity with this Agreement.

         Section 3.02 Notices. Whenever the Borrower desires to convert all or a portion of an outstanding Borrowing of Term A Loans consisting of Base Rate Loans into a Borrowing of Term A Loans consisting of LIBOR Loans or to continue outstanding a Borrowing of Term A Loans consisting of LIBOR Loans for a new Interest Period, the Borrower shall give the Agent prior written notice (or an authorized officer of the Borrower may give telephonic notice promptly confirmed in writing) of each such Borrowing to be converted into or continued as LIBOR Loans (a "Term A Loan Notice of Conversion/Continuation") prior to 1:00 p.m. (Atlanta, Georgia time) three (3) Business Days prior to the requested date of continuation or conversion. Notice received after such time shall be deemed received on the next Business Day. The Agent shall promptly notify each Term A Lender upon its receipt of a Term A Loan Notice of Conversion/Conversion. Each such Term A Loan Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the aggregate principal amount of the Borrowing to be converted or continued, (ii) the date of such conversion or continuation and
(iii) the Interest Period to be applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing of Term A Loans consisting of LIBOR Loans, the Borrower shall have failed to deliver the Notice of Conversion/Continuation, the Borrower shall be deemed to have elected to convert such Borrowing to a Borrowing consisting of Base Rate Loans. So long as any Default or Event of Default shall have occurred and be continuing, no Borrowing of Term A Loans may be converted into or continued (upon expiration of the current Interest Period) as LIBOR Loans unless the Agent and each of the Term A Lenders shall have otherwise consented in writing. No conversion of any Borrowing of LIBOR Loans shall be permitted except on the last day of the Interest Period in respect thereof.

         Section 3.03 Use of Proceeds. The proceeds of the Term A Loans shall be used by the Borrower (a) to consummate the Merger, (b) to refinance existing Indebtedness of Conso International (as successor by merger to the Borrower), and (c) to pay expenses related to the transactions contemplated by this Agreement.

                                  ARTICLE IV.
                                  TERM B LOANS

         Section 4.01 Term B Loans.

         (a) Subject to and upon the terms and conditions herein set forth, each Term B Lender severally agrees to make a term loan to the Borrower on the Closing Date in the principal amount equal to such Lender's Term B Loan Commitment Amount. The Borrower shall not be entitled to reborrow any amounts repaid with respect to the Term B Loans.

         (b) Each Term B Loan shall, at the option of the Borrower, be made or continued as, or converted into, one or more Borrowings that shall consist entirely of Base Rate Loan or LIBOR Loan. The aggregate principal amount of each Borrowing of Term B Loans comprised of LIBOR Loan shall be not less than $500,000 or a greater integral multiple of $100,000. At no time shall the total number of Borrowings of all Loans comprised of LIBOR Loans exceed eight in any case.

         (c) During the period commencing on the Closing Date and ending on December 31, 2006, the Borrower agrees to pay accrued interest on the Term B Loans in arrears in accordance with Section 5.02, through and including the Term B Loan Maturity Date. During the period commencing on June 30, 2000 and thereafter, the Borrower agrees to make principal payments on the last day of each calendar quarter as set forth in the amortization schedule in Schedule
4.01. Each such payment of principal of the Term B Loans shall be applied first to Base Rate Loans comprising the Term B Loans to the full extent thereof, before application to LIBOR Loans comprising the Term B Loans. The entire outstanding principal amount of the Term B Loans, together with all accrued and unpaid interest thereon, shall be due and payable in full on the Term B Loan Maturity Date.

         (d) The Borrower's obligation to pay the principal of, and interest on, the Term B Loans to each Term B Lender shall be evidenced by the records of the Agent and such Term B Lender and by the Term B Note payable to such Term B Lender (or the assignee thereof) completed in conformity with this Agreement.

         Section 4.02 Notices. Whenever the Borrower desires to convert all or a portion of an outstanding Borrowing of Term B Loans consisting of Base Rate Loans into a Borrowing of Term B Loans consisting of LIBOR Loans or to continue outstanding a Borrowing of Term B Loans consisting of LIBOR Loans for a new Interest Period, the Borrower shall give the Agent prior written notice (or an authorized officer of the Borrower may give telephonic notice promptly confirmed in writing) of each such Borrowing to be converted into or continued as LIBOR Loans (a "Term B Loan Notice of Conversion/Continuation") prior to 1:00 p.m. (Atlanta, Georgia time) three (3) Business Days prior to the requested date of continuation or conversion. Notice received after such time shall be deemed received on the next Business Day. The Agent shall promptly notify each Term B Lender upon its receipt of a Term B Loan Notice of Conversion/Continuation. Each such Term B Loan Notice of Conversion/Continuation shall be irrevocable and shall specify (i) the aggregate principal amount of the Borrowing to be converted or continued, (ii) the date of such conversion or continuation and (iii) the Interest Period to be applicable thereto. If, upon the expiration of any Interest Period in respect of any Borrowing of Term B Loans consisting of LIBOR Loans, the Borrower shall have failed to deliver the Notice of Conversion/Continuation, the Borrower shall be deemed to have elected to convert such Borrowing to a Borrowing consisting of Base Rate Loans. So long as any Default or Event of Default shall have occurred and be continuing, no Borrowing of Term B Loans may be converted into or continued (upon expiration of the current Interest Period) as LIBOR Loans unless the Agent and each of the Term B Lenders shall have otherwise consented in writing. No conversion of any Borrowing of LIBOR Loans shall be permitted except on the last day of the Interest Period in respect thereof.

         Section 4.03 Use of Proceeds. The proceeds of the Term B Loans shall be used by the Borrower (a) to consummate the Merger, (b) to refinance existing Indebtedness of the Conso International (as successor by merger to the Borrower), and (c) to pay expenses related to the transactions contemplated by this Agreement.


                                   ARTICLE V.
                               GENERAL LOAN TERMS

         Section 5.01 Disbursement of Funds.

         (a) No later than 2:00 p.m. (Atlanta, Georgia time) on the date of any requested Borrowing of Revolving Loans or Term Loans, each Lender will make available its Pro Rata Share of the amount of such Borrowing in immediately available funds at the Payment Office. The Agent will make available to the Borrower the aggregate of the amounts (if any) so made available by the Lenders to the Agent in a timely manner by crediting such amounts to the Borrower's demand deposit account maintained with the Agent or at the Borrower's option, by effecting a wire transfer of such amounts to any other account specified by the Borrower to the Agent in writing, by the close of business on such Business Day. In the event that any Lender does not make its Pro Rata Share of such Borrowing available to the Agent by the time prescribed above, but such amount is received by the Agent later that day, such amount may be credited to the Borrower in the manner described in the preceding sentence on the next Business Day (with interest on such amount to begin accruing hereunder on such next Business Day).

         (b) Unless the Agent shall have been notified by any Lender prior to the date of a Borrowing of Revolving Loans or Term Loans that such Lender does not intend to make available to the Agent such Lender's portion of the Borrowing to be made on such date, the Agent may assume that such Lender has made such amount available to the Agent on such date and the Agent may make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Lender on the date of Borrowing, the Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest at the Federal Funds Rate if such Lender pays the Agent within two Business Days after demand, and otherwise at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Agent's demand therefor, the Agent shall promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Agent together with interest at the rate specified for the Borrowing. Nothing in this subsection shall be deemed to relieve any Lender from its obligation to fund its Commitments hereunder or to prejudice any rights which the Borrower may have against any Lender as a result of any default by such Lender hereunder.

         (c) All Borrowings comprising the Revolving Loans shall be made by the Lenders on the basis of their Pro Rata Shares of the Revolving Credit Commitments. All Borrowings comprising the Term Loans shall be made by the Lenders on the basis of their Pro Rata Shares of the Term Loan Commitments. No Lender shall be responsible for any default by any other Lender in its obligations hereunder, and each Lender shall be obligated to make its Loans provided to be made by it hereunder, regardless of the failure of any other Lender make its Loans hereunder.

         (d) No later than 2:00 p.m. (Atlanta, Georgia time) on the date of any requested Borrowing of a Swingline Loan, the Swingline Lender will make available such Swingline Loan to the Borrower by crediting such amounts to the Borrower's demand deposit account maintained with the Swingline Lender or at the Borrower's option, by effecting a wire transfer of such amounts to any other account of the Borrower specified by the Borrower to the Swingline Lender in writing, by the close of business on such Business Day.

         Section 5.02 Interest.

         (a) Subject to Section 5.04, the Borrower agrees to pay interest in respect of all unpaid principal amounts of all Loans from the date such principal amounts are advanced to maturity (whether by acceleration, notice of prepayment or otherwise) at rates per annum equal to the rates indicated below as applicable to outstanding Loans in accordance with the terms hereof:

                  (i) For a Base Rate Loan--the Base Rate in effect from time to time plus the Applicable Base Rate Margin then in effect; and

                  (ii) For a LIBOR Loan--LIBOR plus the Applicable LIBOR Margin then in effect.

         (b) Interest on the principal amount of all Loans shall accrue from and including the date such Loans are made to but excluding the date of any repayment thereof, provided that, if the principal amount of any Loan is repaid on the same day made, one day's interest shall be paid on such principal. Interest on all outstanding Base Rate Loans and Swingline Loans shall be payable monthly in arrears on the last day of each calendar month. Interest on all outstanding LIBOR Loans shall be payable on the last day of each Interest Period applicable thereto, and, in the case of LIBOR Loans having an Interest Period in excess of three months, on each day which occurs every three months after the initial date of such Interest Period. Interest on all Loans shall be payable on any conversion of a loan into a loan of another Type, prepayment (on the amount prepaid), at maturity (whether by acceleration notice of prepayment or otherwise) and, after maturity, on demand.


                                      -47

         (c) The Agent, upon determining LIBOR for the Loans for any Interest Period, shall promptly notify the Borrower and the other Lenders of such rate by telephone (confirmed in writing) or in writing. Any such determination shall, absent manifest error, be final, conclusive and binding for all purposes.

         (d) In no event, shall the amount of interest due and payable on any Loan exceed the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable to the Lenders with respect to such Loan (the "Maximum Lawful Rate"). In the event and so long as the Lenders of a Loan exceeds the Maximum Lawful Rate, such interest rate shall be reduced to the Maximum Lawful Rate. In the event any such payment is paid to the Lenders by the Borrower in excess of the Maximum Lawful Rate, then such excess sum shall be credited as a payment of principal, unless the Borrower shall notify the Agent in writing that the Borrower elects to have such excess sum returned to it forthwith. It is the express intent of the parties hereto that the Borrower shall not pay, and the Lenders not receive, directly or indirectly, in any manner whatsoever, interest in excess of the Maximum Lawful Rate.

         Section 5.03 Interest Periods. In connection with the making or continuation of, or conversion into, each Borrowing of LIBOR Loans, the Borrower shall select an interest period (each an "Interest Period") to be applicable to such Loans, which Interest Period shall be either a one, two, three or six month period; provided that:

                  (i) The initial Interest Period for any Borrowing consisting of LIBOR Loans shall commence on the date of such Borrowing (including the date of any conversion from a Borrowing consisting of Loans of another Type) and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period expires;

                  (ii) If any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                  (iii) Any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall, subject to part (iv) below, expire on the last Business Day of such calendar month;

                  (iv) No Interest Period shall extend beyond any date upon which any prepayment is required to be made on the Loans, unless the aggregate principal amount of Loans that are not LIBOR Loans, or that have Interest Periods which will expire on or before the date of the respective payment or prepayment, is equal to or in excess of the amount of any such principal payments or prepayments to be made;


                                      -48

                  (v) The Interest Period for a LIBOR Loan which is converted pursuant to Section 5.13(b) or Section 5.14 shall commence on the date of such conversion and shall expire on the date on which the Interest Periods for the LIBOR Loans of the other Lenders which were not converted expires; and

                  (vi) No Interest Period with respect to the Revolving Loans shall extend beyond the Revolving Credit Termination Date, no Interest Period with respect to the Term A Loans shall extend beyond the Term A Loan Maturity Date, and no Interest Period with respect to the Term B Loans shall extend beyond the Term B Loan Maturity Date.

         Section 5.04 Default Interest. If any Event of Default has occurred and is continuing, the Borrower agrees to pay interest in respect of all Loans and all other amounts owing hereunder, at the following rates per annum (the "Default Rate"):

                  (i) in the case of Loans outstanding as LIBOR Loans, at the rate otherwise applicable for the then-current Interest Period plus an additional two percent (2%) per annum; thereafter, at the rate in effect for Base Rate Loans plus an additional two percent (2%) per annum;

                  (ii) in the case of Loans outstanding as Base Rate Loans and all other Obligations hereunder, at a rate in effect for Base Rate Loans plus an additional two percent (2%) per annum;

provided that no Loan shall bear interest after maturity (whether by acceleration, notice of prepayment or otherwise) at a rate per annum less than two percent (2%) per annum in excess of the original rate of interest applicable thereto at maturity.

         Section 5.05 Fees.

         (a) On the Closing Date, the Borrower agrees to pay the Underwriting Fee to the Agent, on behalf of the Arranger, and the Agency Fee to the Agent for its own account, in each case on the terms set forth in the Fee Letter.

         (b) The Borrower agrees to pay to the Agent, for the ratable benefit of each Revolving Lender based upon its respective Pro Rata Share of the Revolving Credit Commitments, a commitment fee (the "Revolving Credit Commitment Fee"), for the period commencing on the Closing Date to and including the Revolving Credit Termination Date, equal to the average daily unused portion of the Revolving Credit Commitments multiplied by the Applicable Commitment Fee Percentage. The Revolving Credit Commitment Fee shall be payable quarterly in arrears on the last day of each calendar quarter, commencing on March 31, 2000, and on the Revolving Credit Termination Date. For purposes of calculating the Revolving Credit Commitment Fee, all outstanding Letter of Credit Obligations and outstanding Swingline Loans shall be considered "usage" of the Revolving Credit Commitments.

         (c) The Borrower agrees to pay to the Agent, for the ratable benefit of each Revolving Lender based upon its respective Pro Rata Share of the Revolving Credit Commitments, a letter of credit fee (the "Letter of Credit Fee") for the period commencing on the Closing Date to and including the Revolving Credit Termination Date, equal to the Applicable LIBOR Margin then in effect multiplied by the Letter of Credit Obligations; provided, however, that if an Event of Default has occurred and is continuing, the Letter of Credit Fee shall be increased to an amount equal to two percentage points above the Applicable LIBOR Margin then in effect multiplied by the Letter of Credit Obligations. The Letter of Credit Fee shall be payable quarterly in arrears on the last day of each calendar quarter, commencing on the last day of the calendar quarter in which the first Letter of Credit is issued, and on the Revolving Credit Termination Date.

         (d) The Borrower agrees to pay to the Issuing Bank for its own account a facing fee (the "Facing Fee") for the period commencing on the Closing Date to and including the Revolving Credit Termination Date, equal to 0.25% per annum multiplied by the Letter of Credit Obligations, plus customary issuance and administration fees. The Facing Fee shall be payable quarterly in arrears on the last day of each calendar quarter, commencing on the last day of the calendar quarter in which the first Letter of Credit is issued, and on the Revolving Credit Termination Date.

         Section 5.06 Voluntary Prepayments of Revolving Loans.

         (a) The Borrower may at its option, prepay Borrowings of Revolving Loans in Dollars without premium or penalty, in full or in amounts aggregating $500,000 or any greater integral multiple of $100,000 by paying the principal amount to be prepaid together with interest accrued and unpaid thereon to the date of prepayment, and if the Borrower elects to prepay a Borrowing consisting of LIBOR Loans on a date other than the last day of an Interest Period applicable thereto, all compensation payments required pursuant to Section 5.16. The Borrower may designate the Types of Loans and the specific Borrowings of Loans that are to be prepaid as part of any prepayment pursuant to this Section 5.06(a), provided that (i) if any prepayment of LIBOR Loans made pursuant to a single Revolving Borrowing shall reduce the outstanding Loans made pursuant to such Borrowing to an amount less than $1,000,000, such Borrowing shall immediately be converted into Base Rate Loans, and (ii) each prepayment made pursuant to a single Borrowing shall be applied pro rata among the Loans comprising such Borrowing. In the absence of a designation by the Borrower, the Agent shall make such designation in its sole discretion.

         (b) The Borrower shall give written notice (or telephonic notice confirmed in writing) to the Agent of any intended prepayment of Borrowings of Revolving Loans pursuant to Section 5.06(a), no later than 1:00 p.m. (Atlanta, Georgia) not less than three (3) Business Days prior to any prepayment of such Revolving Loans. Such notice, once given, shall be irrevocable. Upon receipt of such notice of prepayment, the Agent shall promptly notify each Revolving Lender of the contents of such notice and of such Revolving Lender's share of such prepayment.

         Section 5.07 Voluntary Prepayments of Term Loans.

         (a) The Borrower may, at its option, without penalty or premium, prepay the Term Loans in full or in amounts aggregating $500,000 or any integral multiple of $100,000, by paying the principal amount to be prepaid, plus all interest accrued and unpaid thereon to the date of prepayment.

         (b) The Borrower shall give written notice (or telephonic notice confirmed in writing) to the Agent, of any intended prepayment of Term Loans, pursuant to Section 5.07(a) no later than 11:00 a.m. (Atlanta, Georgia) not less than fifteen (15) days (nor more than ninety (90) days) prior to any prepayment of such Term Loans, which notice shall specify (i) the date of prepayment (which date shall be the last day of a calendar month), (ii) whether such prepayment shall be applied to Term A Loans or Term B Loans and (iii) the principal amount to be prepaid.

         (c) Each payment made pursuant to this Section 5.07 shall be applied to the Term A Notes or Term B Notes, as the case may be, in accordance with Section 5.08(d).

         Section 5.08 Mandatory Prepayments of Loans.

         (a) The Borrower shall, prepay the Term Loans in accordance with
Section 5.08(d) below in an amount equal to fifty percent (50%) of the Net Cash Proceeds of all sales or dispositions consummated after the Closing Date by the Consolidated Companies of non-current assets (except for sales and dispositions permitted by Section 9.03); provided, however, that the Borrower shall have no obligation to so prepay the Term Loans if, within 180 days of receipt of such Net Cash Proceeds, the Borrower or any of its Domestic Subsidiaries shall have used such Net Cash Proceeds for acquisitions or capital investments to replace the sold or disposed assets or for capital investments in the business or executed a binding definitive contract for such acquisitions or capital investments. To the extent any prepayment is required under this Section 5.08(a) such prepayment shall be due no later than five (5) Business Days after the expiration of the applicable acquisition or capital investment period set forth above along with a detailed calculation showing all deductions from gross proceeds in order to arrive at Net Cash Proceeds.

         (b) The Borrower shall, prepay the Obligations in an amount equal to fifty percent (50%) of the Net Cash Proceeds from the issuance by Borrower of Stock; provided, however, that so long as no Event of Default shall have occurred and be continuing, no prepayment shall be required if and to the extent that (i) CVC, its directors of officers makes an equity contribution to Borrower, (ii) such Stock is issued (A) to raise cash to fund Capital Expenditures permitted by this Agreement, (B) to fund management options existing on the Closing Date, or (iii) such Stock is issued (A) prior to the occurrence of a fully distributed public offering of Stock or other securities of the Borrower, and (B) in compliance with the other provisions of this Agreement and the Subordinated Note Documents, including, without limitation, after giving effect to such issuance of Stock no Change in Control shall have occurred. Such prepayment shall be made no later than the Business Day following the date of receipt by Borrower of any such Net Cash Proceeds along with a detailed calculation showing all deductions from gross proceeds in order to arrive at Net Cash Proceeds.

         (c) The Borrower shall, concurrently with the delivery of the financial information required under Section 8.07(a) with respect to each Fiscal Year (but in no event later than the date such information is required to be delivered) commencing with the delivery of the financial information with respect to Fiscal Year 2000, make a mandatory prepayment of the outstanding principal amount of the Term Loans (i) in an amount equal to fifty percent (50%) of Excess Cash Flow, for each Fiscal Year for which the Total Funded Debt to Adjusted EBITDA Ratio, as reported in the compliance certificate required by Section 8.07(c) and delivered with the financial information required under Section 8.07(a) with respect to such Fiscal Year, is less than 3.25:1.00, or (ii) in an amount equal to seventy five percent (75%) of Excess Cash Flow, for each Fiscal Year for which the Total Funded Debt to Adjusted EBITDA Ratio, as reported in the compliance certificate required by Section 8.07(c) and delivered with the financial information required under Section 8.07(a) with respect to such Fiscal Year, is equal to or exceeds 3.25:1.0.

         (d) Prepayments required under this Section 5.08 shall be applied as follows: first to the Agency Fee and reimbursable expenses of the Agent then due and payable pursuant to any of the Credit Documents; second to all other Fees and reimbursable expenses of the Lenders and the Issuing Bank then due and payable pursuant to any of the Credit Documents, pro rata to the Lenders and the Issuing Bank based on their respective pro rata share of such expenses; third, to interest then due and payable on the Term Loans made pro rata to the Term Lenders based on their respective Pro Rata Shares of the Term Loan Commitments, and fourth, to the principal balance of the Term Loans applied pro rata against the remaining installments of principal due in respect of the Term Loans, until the same shall have been paid in full, pro rata to the Term Lenders based on their respective Pro Rata share of the Term Loan Commitments.

         (e) Notwithstanding anything else contained herein to the contrary, the Term B Lenders have the option to not accept prepayments required under this
Section 5.08, in which case such refused prepayment would only be applied to such Lender's Term A Loan, if any.

         Section 5.09 Payments, etc.

         (a) All scheduled payments and voluntary prepayments of principal, interest and fees with respect to the Loans shall be made without set-off or counterclaim to the Agent not later than 1:00 p.m. (Atlanta, Georgia time) on the date when due, in immediately available funds at the Payment Office of the Agent in U.S. Dollars. All mandatory prepayments of principal required under
Section 5.08 shall be made without defense, set-off or counterclaim to the Lenders on the date when due in immediately available funds at the Payment Office of the Agent. Except as otherwise specifically provided herein, all other payments under this Agreement and all other Credit Documents shall be made without defense, set-off or counterclaim to the Agent not later than 1:00 p.m. (Atlanta, Georgia time) on the date when due and in immediately available funds in U.S. Dollars at the Agent's Payment Office.

         (b) (i) Any and all payments by the Borrower hereunder or under the Notes shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, taxes imposed on or measured by its net income, net profits, and franchise taxes (all such excluded net income taxes, taxes on net profits and franchise taxes, collectively referred to as the "Excluded Taxes"; all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being collectively referred to in this
Section 5.09(b) as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note to any Lender, (x) the sum so payable shall be increased by such amount (the "Gross-up Amount") as may be necessary so that after making all required deductions (including deductions with respect to Taxes owed by such Lender on the Gross-up Amount payable under this Section 5.09(b)(i)) such Lender receives an amount equal to the sum it would have received had no such deductions been made, (y) the Borrower shall make such deductions, and (z) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

                  (ii) The Borrower will indemnify each Lender for the full amount of Taxes (together with any Taxes or Excluded Taxes owed by such Lender applicable to the Gross-up Amount payable under clause (x) of
         Section 5.09(b)(i) or on the indemnification payments made by the Borrower under this Section 5.09(b)(ii), but without duplication thereof), and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or such Excluded Taxes were correctly or legally asserted, so as to compensate such Lender for any loss, cost, expense or liability incurred as a consequence of any such Taxes. Payment pursuant to such indemnification shall be made within ten (10) days from the date such Lender makes written demand therefor. Within thirty (30) days after the date of the Borrower's payment of Taxes, the Borrower will furnish to the relevant Lender, at its appropriate Lending Office, the original or a certified copy of a receipt evidencing payment thereof. In the event a Lender or the Agent receives a refund of, or credit with respect to, any Taxes or Excluded Taxes paid by the Borrower pursuant to Section 5.09(b)(i) or this Section 5.09(b)(ii), such Lender or the Agent shall pay the amount of such refund or credit to the Borrower within thirty (30) days of receipt of such refund or application of such credit.

                  (iii) Each Lender that is not a "United States Person" (as defined in the Internal Revenue Code of 1986, as amended) hereby agrees that:

                           (A) it shall, prior to the time it becomes a Lender
                  hereunder, deliver to the Borrower and the Agent:

                                    (1) for each Lending Office located in the
                           United States, three (3) accurate and complete signed originals of Internal Revenue Service Form W-8ECI or any successor thereto ("Form W-8ECI"), and/or

                                    (2) for each Lending Office located outside
                           the United States, three (3) accurate and complete signed originals of Internal

                           Revenue Service Form W-8BEN or any successor thereto ("Form W-8BEN");

                  in each case indicating and establishing that such Lender, on the date of delivery thereof, is entitled to receive payments of principal, interest and fees for the account of such Lending Office under this Agreement and the Notes are free from withholding of any United States Federal income tax; provided, that if the Form W-8ECI or Form W-8BEN, as the case may be, supplied by a Lender fails to establish a complete exemption from United States withholding tax as of the date such Lender becomes a Lender, such Lender shall, within 15 days after a written request from the Borrower or the Agent, deliver to the Borrower and the Agent the forms or other documents necessary to establish a complete exemption from United States withholding tax as of such date;

                           (B) if at any time such Lender changes its Lending
                  Office or selects an additional Lending Office, it shall, at the same time or reasonably promptly thereafter (but only to the extent the forms previously delivered by it hereunder are no longer effective or do not meet the requirements of Section 5.09(b)(iii)A)) deliver to the Borrower and the Agent in replacement for the forms previously delivered by it hereunder:

                                    (1) for such changed or additional
                           applicable Lending Office located in the United States of America, three (3) accurate and complete signed originals of Form W-8ECI; or

                                    (2) otherwise, three (3) accurate and
                           complete signed originals of Form W-8BEN;

                  in each case indicating and establishing that such Lender is on the date of delivery thereof entitled to receive payments of principal, interest and fees for the account of such changed or additional Lending Office under this Agreement and the Notes are free from withholding of any United States Federal income tax.

                  (iv) In addition to the documents to be furnished pursuant to
         Section 5.09(b)(iii), each Lender shall, promptly upon the reasonable written request of the Agent to that effect, deliver to the Borrower and the Agent such other accurate and complete forms or similar documentation as such Lender is legally able to provide and as may be required from time to time by any applicable law, treaty, rule or regulation of any jurisdiction in order to establish such Lender's tax status for withholding purposes or as may otherwise be appropriate to eliminate or minimize any Taxes on payments under this Agreement and the Notes.

                  (v) Each Lender shall use reasonable efforts to avoid or minimize any amounts which might otherwise be payable by the Borrower pursuant to this Section 5.09(b), except to the extent that a Lender determines that such efforts would be disadvantageous to such Lender, as reasonably determined by such Lender and which determination, if made in good faith, shall be binding and conclusive on all parties hereto.

                  (vi) Without prejudice to the survival of any other agreement of the Borrower hereunder, the agreements and obligations of the Borrower and the Lenders contained in this Section 5.09(b) shall survive the termination of this Agreement and the payment in full of the principal of, premium, if any, interest, and fees hereunder and under the Notes.

         (c) Subject to Section 5.03(ii), whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the applicable rate during such extension.

         (d) All computations of interest accruing at the Base Rate shall be made on the basis of a year of 365 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which the Base Rate is payable (to the extent computed on the basis of days elapsed), and all computations of Fees and interest accruing at rates other than the Base Rate hereunder and under the Notes shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable (to the extent computed on the basis of days elapsed). Interest on Base Rate Loans shall be calculated based on the Base Rate from and including the date of such Loan to but excluding the date of the repayment or conversion thereof. Interest on LIBOR Loans, shall be calculated on the basis of a year of 360 days for the actual number of days elapsed as to each Interest Period from and including the first day thereof to but excluding the last day thereof. Interest on the Term Loans shall be calculated from and including the Closing Date but excluding the date of the repayment of all or any portion thereof. Each determination by the Agent of the Base Rate, LIBOR, the rates applicable after an Event of Default or any Fee hereunder shall be made in good faith and, except for manifest error, shall be final, conclusive and binding for all purposes.

         (e) Payment by the Borrower to the Agent in accordance with the terms of this Agreement shall, as to the Borrower, constitute payment to the applicable Lenders under this Agreement.

         Section 5.10 Apportionment of Payments; Allocation of Proceeds from Collateral.

         (a) Aggregate principal and interest payments in respect of Loans shall be apportioned among all outstanding Loans to which such payments relate, proportionately to the Lenders' respective Pro Rata Shares of such outstanding Loans. The Agent shall promptly distribute to each Revolving Lender at its primary address set forth beside its name on the appropriate signature page hereof or such other address as any Lender may request, its Pro Rata Share of all such payments received by the Agent.

         (b) Any payments received by the Agent as a result of the exercise of remedies under Collateral Documents shall be applied as follows: first, to the Fees and reimbursable expenses of the Agent then due and payable pursuant to any of the Credit Documents; second, to the reimbursable expenses of the Lenders and Issuing Bank then due and payable pursuant to any of the Credit Documents, pro rata to such Lenders and Issuing Bank based upon their respective pro rata shares of such expenses; third, to the Fees and interest then due and payable to the Lenders, the Issuing Bank and the Swingline Lender pursuant to any of the Credit Documents, pro rata to the Lenders, the Issuing Bank and the Swingline Lender based upon their respective pro rata shares of such Fees and interest; fourth, to the principal balance of the Term Loans and the Revolving Credit Commitments, until the same shall have been paid in full, pro rata to the Term Lenders and the Revolving Lenders based their respective pro rata shares of the aggregate Term Loans and Revolving Loans outstanding at the time of application of proceeds; fifth, to the principal balance of the outstanding Swingline Loans, until the same shall have been paid in full, to the Swingline Lenders; sixth, the L/C Cash Collateral Account to be held by the Issuing Bank as cash collateral for the Letter of Credit Obligations then outstanding in an amount equal to the then outstanding Letter of Credit Obligations; seventh, to the payment of any amounts then due and payable to the Lenders under any Interest Rate Contracts to which any Credit Party is a party and any Lender is a counterparty, pro rata to the Lenders based on their respective pro rata shares of all such obligations owed to the Lenders at such time. The Revolving Credit Commitments shall be permanently reduced by the amount of any prepayments made pursuant to clause sixth and seventh above.

         Section 5.11 Sharing of Payments, Etc. If any Lender shall obtain any payment or reduction (including, without limitation, any amounts received as adequate protection of a deposit treated as cash collateral under the Bankruptcy Code but excluding principal and interest payments in respect of the Loans and Fees paid under Section 5.05 prior to the exercise of remedies under the Collateral Documents) of any Obligation of the Borrower hereunder (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its Pro Rata Share of payments or reductions on account of such obligations obtained by all Lenders, such Lender shall forthwith (i) notify the Agent of such receipt, and (ii) purchase from the other Lenders such participations in the affected Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or reduction, net of costs incurred in connection therewith, ratably with each of them, provided that if all or any portion of such excess payment or reduction is thereafter recovered from such purchasing Lender or additional costs are incurred, the purchase shall be rescinded and the purchase price restored to the extent of such recovery or such additional costs, but without interest unless such Lender obligated to return such funds is required to pay interest on such funds. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 5.11 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

         Section 5.12 Interest Rate Not Ascertainable, etc. In the event that the Agent shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) that on any date for determining LIBOR for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or the Agent's position in such markets, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of LIBOR, then and in any such event, the Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrower and to the Lenders of such determination and a summary of the basis for such determination. Until the Agent notifies the Borrower that the circumstances giving rise to the suspension described herein no longer exist, (i) the obligations of the Lenders to permit portions of the Loans to remain outstanding as LIBOR Loans shall be suspended and (ii) all such affected LIBOR Loans shall bear the same interest as Base Rate Loans.

         Section 5.13 Illegality.

         (a) In the event that any Lender shall have determined (which determination shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all parties) at any time that the making or continuance of any LIBOR Loan has become unlawful by compliance by such Lender in good faith with any applicable law, governmental rule, regulation, guideline or order (whether or not having the force of law and whether or not failure to comply therewith would be unlawful), then, in any such event, such Lender shall give prompt notice (by telephone confirmed in writing) to the Borrower and to the Agent of such determination and a summary of the basis for such determination (which notice the Agent shall promptly transmit to the other Lenders).

         (b) Upon the giving of the notice to the Borrower referred to in subsection (a) above, the Borrower's right to request and such Lender's obligation to fund its portion of LIBOR Loans shall be immediately suspended, whereupon any request for a LIBOR Loan shall, as to such Lender only, be deemed to have been a request for a Base Rate Loan, unless and until such Lender shall advise the Agent that the circumstances giving rise to such suspension no longer exist. In addition, such Lender may require that all outstanding LIBOR Loans made by it be converted to Base Rate Loans; provided that if more than one Lender is affected at any time, then all affected Lenders must be treated the same pursuant to this Section 5.13(b).

         (c) For purposes of this Section 5.13, a notice to the Borrower by any Lender shall be effective as to each such Loan, if lawful, on the last day of the Interest Period currently applicable thereto and in all other cases, such notice shall be effective on the date of receipt by the Borrower.

         Section 5.14 Increased Costs.

         (a) If, by reason of (x) after the date hereof, the introduction of or any change (including, without limitation, any change by way of imposition or increase of reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

                  (i) any Lender (or its applicable Lending Office) shall be subject to any tax, duty or other charge with respect to its portion of a Borrowing consisting of LIBOR Loans or its obligation to fund a portion of a Borrowing consisting of LIBOR Loans or the basis of taxation of payments to any Lender of the principal of or interest on its portion of a Borrowing consisting of LIBOR Loans or its obligation to fund a portion of a Borrowing consisting of LIBOR Loans shall have changed (except for changes in the tax relating to the net income of such Lender or its applicable Lending Office imposed by the jurisdiction in which such Lender's principal executive office or applicable Lending Office is located, which changes shall be addressed by Section 5.09(b)); or

                  (ii) any reserve (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender's applicable Lending Office shall be imposed or deemed applicable or any other condition affecting its portion of a Borrowing consisting of LIBOR Loans or its obligation to fund a portion of a Borrowing consisting of LIBOR Loans shall be imposed on any Lender or its applicable Lending Office or the London interbank market;

and as a result thereof there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining a portion of a Borrowing consisting of LIBOR Loans (except to the extent already included in the determination of the applicable interest rate in effect for such portion of the Borrowing consisting of LIBOR Loans), or there shall be a reduction in the amount received or receivable by such Lender or its applicable Lending Office, in each case, by an amount in good faith deemed by such Lender to be material, then the Borrower shall from time to time (subject, in the case of certain Taxes, to the applicable provisions of Section 5.09(b)), upon written notice from and demand by such Lender on the Borrower (with a copy of such notice and demand to the Agent), pay to the Agent for the account of such Lender, within five (5) Business Days after the date of such notice and demand, additional amounts sufficient to indemnify such Lender against such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower and the Agent by such Lender in good faith and accompanied by a statement prepared by such Lender describing in reasonable detail the basis for and calculation of such increased cost, shall, except for manifest error, be final, conclusive and binding for all purposes.

         (b) If any Lender shall advise the Agent that at any time, because of the circumstances described in clauses (x) or (y) in Section 5.14(a) or any other circumstances beyond such Lender's reasonable control arising after the date of this Agreement affecting such Lender or the London interbank market or such Lender's position in such market, that LIBOR, as determined by the Agent, will not adequately and fairly reflect the cost to such Lender of funding its portion of a LIBOR Loan, then, and in any such event:

                  (i) the Agent shall forthwith give notice (by telephone confirmed in writing) to the Borrower and to the other Lenders of such advice;


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

                  (ii) the Borrower's right to request and such Lender's obligation to make or permit portions of the Borrowings to remain outstanding as a LIBOR Loan as the case may be, shall be immediately suspended until such Lender advises the Agent that the reasons for such suspension no longer exist; and

                  (iii) such Lender shall make a Loan as part of the requested Borrowing consisting of a LIBOR Loan, as a Base Rate Loan which such Base Rate Loan shall, for all other purposes, be considered part of such Borrowing.

         Section 5.15 Lending Offices.

         (a) Each Lender agrees that, if requested by the Borrower, it will use reasonable efforts (subject to overall policy considerations of such Lender) to designate an alternate Lending Office with respect to any of its of LIBOR Loans affected by the matters or circumstances described in Sections 5.12, 5.13 and 5.14, to reduce the liability of the Borrower or avoid the results provided thereunder, so long as such designation is not disadvantageous to such Lender as determined by such Lender, which determination if made in good faith, shall be conclusive and binding on all parties hereto. Nothing in this Section 5.15 shall affect or postpone any of the obligations of the Borrower or any right of any Lender provided hereunder.

         (b) If any Lender that is organized under the laws of any jurisdiction other than the United States issues a public announcement with respect to the closing of its lending offices in the United States such that any withholdings or deductions and additional payments with respect to Taxes may be required to be made by the Borrower thereafter pursuant to Section 5.09(b), such Lender shall use reasonable efforts to furnish the Borrower notice thereof as soon as practicable thereafter; provided, however, that no delay or failure to furnish such notice shall in any event release or discharge the Borrower from their obligations to such Lender pursuant to Section 5.09(b) or otherwise result in any liability of such Lender.

         Section 5.16 Funding Losses. The Borrower severally agrees to compensate each Lender, upon such Lender's written request to the Borrower (which request shall set forth the basis for requesting such amounts in reasonable detail and which request shall be made in good faith and, absent manifest error, shall be final, conclusive and binding upon all of the parties hereto), for all losses, expenses and liabilities (including, without limitation, any interest paid by such Lender to lenders of funds borrowed by it to make or carry its portions of LIBOR Loans to the extent not recovered by such Lender in connection with the re-employment of such funds and including loss of anticipated profits), which such Lender may sustain: (i) if for any reason (other than a default by such Lender) a borrowing of, or conversion to or continuation of, LIBOR Loans to the Borrower does not occur on the date specified therefor in a Notice of Borrowing given by the Borrower to the Agent as provided herein (whether or not withdrawn), (ii) if any repayment (including mandatory prepayments and any conversions pursuant to Section 5.13(b) or Section 5.14) of any LIBOR Loans to the Borrower occurs on a date which is not the last day of an Interest Period applicable thereto, or (iii), if, for any reason, the Borrower defaults in its obligation to repay its LIBOR Loans when required by the terms of this Agreement.

         Section 5.17 Intentionally Omitted.

         Section 5.18 Assumptions Concerning Funding of LIBOR Loans. Calculation of all amounts payable to a Lender under this Agreement shall be made as though that Lender had actually funded its portions of relevant LIBOR Loans through the purchase of deposits in the relevant market bearing interest at the rate applicable to such LIBOR Loans in an amount equal to the amount of its portions of the LIBOR Loans and having a maturity comparable to the relevant Interest Period and, in the case of LIBOR Loans through the transfer of such LIBOR Loans from an offshore office of that Lender to a United States office of that Lender in the United States; provided, however, that each Lender may fund its portions of each of the LIBOR Loans in any manner it sees fit and the foregoing assumption shall be used only for calculation of amounts payable under Sections
5.13 through 5.16.

         Section 5.19 Capital Adequacy. Without limiting any other provision of this Agreement, in the event that any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy not currently in effect or fully applicable as of the Closing Date, or any change therein or in the interpretation or application thereof, or compliance by such Lender with any request or directive regarding capital adequacy not currently in effect or fully applicable as of the Closing Date (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from a central bank or Governmental Authority or body having jurisdiction, does or shall have the effect of reducing the rate of return on the capital of such Lender or any corporation owning or controlling such Lender as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such law, treaty, rule, regulation, guideline or order, or such change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by an amount in good faith deemed by such Lender to be material, then within ten (10) days after written notice and demand by such Lender to the Borrower (with copies thereof to the Agent), the Borrower agrees to pay such Lender additional amounts sufficient to compensate such Lender for such reduction. Each certificate as to the amount payable under this Section 5.19 (which certificate shall set forth the basis for requesting such amounts in reasonable detail), submitted to the Borrower by any Lender in good faith, shall, absent manifest error, be final, conclusive and binding for all purposes.


                                   ARTICLE VI.
                          CONDITIONS PRECEDENT TO LOANS

         The obligation of each Lender to make the Loans to the Borrower, the obligation of the Swingline Lender to make the Swingline Loans to the Borrower and the obligation of the Issuing Bank to issue any Letter of Credit for the account of, the Borrower is subject to the satisfaction of the following conditions:

         Section 6.01 Conditions Precedent to Effectiveness of this Agreement. On the Closing Date, at the time of the making of the Term A Loans, the Term B Loans, the initial Revolving Loans, Swingline Loans and initial Letters of Credit on the Closing Date:


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

         (a) all Obligations of the Borrower incurred at or prior to such date (including, without limitation, the obligation of the Borrower to pay the Fees due on the Closing Date and to reimburse the reasonable fees and expenses of King & Spalding, special counsel to the Agent and any expenses payable to the Arranger, the Agent and the Lenders as previously agreed with the Borrower), shall have been paid in full;

         (b) no action, proceeding, investigation, regulation or legislation shall have been instituted, or to the knowledge of the Borrower, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of, this Agreement, the Merger Documents or the consummation of the transactions contemplated hereby or thereby, or which, in Agent's and Lender's reasonable discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement;

         (c) the Company, Holdings and Conso International shall have entered into or adopted, as applicable, the Merger Documents in form and substance satisfactory to the Agent and Lenders and the Agent and Lenders shall be satisfied that the Merger will take place prior to or simultaneously with the funding of the Loans hereunder;

         (d) Borrower shall have received a minimum capital contribution of $25,000,000 of which (i) a capital contribution in the minimum amount of $19,999,600 shall come from CVC, and (ii) a capital contribution of $4,800,400 shall come from J. Cary Findlay, and Borrower shall have received, in the aggregate, $25,000,000 in cash and capital contributions, and Agent and Lenders shall have received assurances to such effect in form and substance satisfactory to the Agent and Lenders;

         (e) the Borrower and the Subordinated Noteholders shall have executed and delivered the Subordinated Note Purchase Agreement which Subordinated Note Purchase Agreement shall be in form and substance satisfactory to the Agent and Lenders, and the Agent shall have received certified copies thereof, and the Agent and Lenders shall be satisfied that all conditions precedent to the initial funding thereunder shall have been satisfied or waived;

         (f) the Agent shall have received the following, in form and substance satisfactory in all respects to the Lenders;

                  (i) the duly executed counterparts of this Agreement;

                  (ii) the duly completed and executed Notes,

                  (iii) the duly executed counterparts of the Fee Letter

                  (iv) the duly executed counterparts of the Guaranty
         Agreements;

                  (v) the duly executed counterparts of the Security Agreements;


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

                  (vi) (A) UCC-1 financing statements and other applicable documents under the laws of the jurisdictions with respect to the perfection of the Liens granted under the Security Agreements, as requested by the Agent in order to perfect such Liens, duly executed by the Credit Parties, (B) copies of favorable UCC, tax, judgment and fixture lien search reports in all necessary or appropriate jurisdictions and under all legal and trade names of the Credit Parties requested by the Lenders, indicating that there are no prior Liens on any of the Collateral other than Permitted Liens, (C) a Perfection Certificate duly completed and executed by the Credit Parties, and (D) duly executed landlord waivers and/or warehouseman agreements with respect to all Inventory of the Borrower to be included in the Borrowing Base located at leased locations or in warehouses;

                  (vii) Copies of a duly executed payoff letter, in form and substance satisfactory to Agent, executed by Bank of America, N.A., together with (a) UCC-3 or other appropriate termination statements, in form and substance satisfactory to Agent, manually signed by Bank of America, N.A., releasing all liens of Bank of America, N.A. upon any of the personal property of each Credit Party, (b) termination of all blocked account agreements, bank agency agreements or other similar agreements or arrangements or arrangements in favor of Bank of America, N.A., and (c) any other releases, terminations or other documents reasonably required by the Agent to evidence the payoff of Bank of America, N.A.;

                  (viii) duly executed and perfected Mortgages covering all of the owned Real Estate and duly executed counterparts of the other Real Estate Documents together with: (a) title insurance policies, current as-built surveys, zoning letters and certificates of occupancy, in each case satisfactory in form and substance to Agent; (b) evidence that counterparts of the Mortgages have been delivered to the appropriate title agents for recording in all places to the extent necessary or desirable, in the judgment of Agent, to create a valid and enforceable first priority lien (subject to Permitted Liens) on each Mortgaged Property in favor of Agent for the benefit of itself and Lenders (or in favor of such other trustee as may be required or desired under local law); and (c) an opinion of counsel in each state or jurisdiction in which any Mortgaged Property is located in form and substance and from counsel satisfactory to Agent;

                  (ix) the Environmental Review in respect of Conso Products Company, Inc., prepared for Kirkland & Ellis, on behalf of Citicorp Venture Capital, Ltd., prepared by Strata Environmental, August 1999, together with underlying documents requested by the Agent. Agent shall have received letters executed by the environmental firms preparing such environmental reports, in form and substance satisfactory to Agent, authorizing Agent and Lenders to rely on such reports;

                  (x) a duly executed Blocked Account Agreement with respect to each Blocked Account listed on Schedule 8.11, a duly executed Concentration Account Agreement with respect to each Concentration Account listed on Schedule 8.11 and a


                                      -62
         duly executed Disbursement Account Agreement with respect to the Disbursement Account listed on Schedule 8.11;

                  (xi) the duly executed counterparts of the Pledge Agreements, together with (A) original stock certificates evidencing the issued and outstanding shares of capital stock pledged to the Agent pursuant to the Pledge Agreements, (B) stock powers executed in blank, and in the case of the Stock pledged pursuant to the Mexican Guaranty Trust Agreement, the share certificates shall be endorsed in property (en propiedad) in favor of the Mexican Trustee, as required in the Mexican Guaranty Trust Agreement, and (C) original executed Intercompany Notes;

                  (xii) the duly executed counterparts of the Trademark Security Agreements, the Patent Security Agreement and Copyright Security Agreements together with copies of lien search reports from the U.S. Patent and Trademark Office and the U.S. Copyright Office listing all Liens filed with respect to trademarks, patents, copyrights and licenses of the Credit Parties in the appropriate federal offices, none of which shall cover any of the collateral to be pledged to the Agent;

                  (xiii) a certificate of the Borrower in substantially the form of Exhibit F attached hereto and appropriately completed;

                  (xiv) certificates of the Secretary or Assistant Secretary of each Credit Party and Holdings, attaching and certifying copies of its bylaws and of the resolutions of its boards of directors, authorizing the execution, delivery and performance of the Credit Documents and certifying the name, title and true signature of each officer of such entities executing the Credit Documents;

                  (xv) certified copies of the certified articles of incorporation or organizational documents, as the case may be, of each Credit Party and Holdings, together with certificates of good standing or existence, as may be available from the jurisdiction of incorporation of such Credit Party and each other jurisdiction where such Credit Party is required to be qualified to do business as a foreign corporation;

                  (xvi) a duly executed Borrowing Base Certificate dated as of the Closing Date, which shall show that after giving effect to the Revolving Loans to be made on the Closing Date and any Letters of Credit to be issued on the Closing Date, Borrowing Availability is at least $4,000,000;

                  (xvii) a duly executed initial Notice of Revolving Credit Advance;

                  (xviii) a disbursement letter executed by the Borrower authorizing the disbursement of the initial Loans;

                  (xix) copies of all material consents, approvals, authorizations, registrations and filings and orders required or advisable to be made or obtained under


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

         any Requirement of Law or by any material Contractual Obligation of each Credit Party, in connection with the execution, delivery, performance, validity and enforceability of the Transaction Documents or any of the transactions contemplated thereby, and such consents, approvals, authorizations, registrations, filings and orders shall be in full force and effect and all applicable waiting periods shall have expired;

                  (xx) certificates of insurance, in form and detail acceptable to the Agent, describing the types and amounts of insurance (property and liability) covering any of the tangible insurable Collateral maintained by the Credit Parties, in each case naming the Agent as loss payee or additional insured, as the case may be, together with a lender's loss payable endorsement in form and substance satisfactory to the Agent;

                  (xxi) the favorable legal opinion of (i) Kirkland & Ellis, counsel to the Borrower and the Domestic Subsidiaries, and (ii) Dykema Gosset, special Michigan counsel to Simplicity, (iii) Nexsen Pruet Jacobs & Pollard, LLP, special South Carolina counsel to the Borrower,
         (iv) Cumberland Ellis Peirs, special English counsel to BT, (v) Clifford Chance, special English counsel to the Agent and Lenders, and
         (v) Bryan, Gonzalez Vargas y Gonzalez Baz, S.C., special Mexico counsel to Val-Mex, each in form and substance satisfactory to the Lenders, addressed to the Agent and each of the Lenders, and covering matters as the Lenders and Agent may request;

                  (xxii) certified copies of the executed Subordinated Note Documents, together with evidence that all conditions precedent to the effectiveness of Subordinated Note Documents have been satisfied or waived, all transactions contemplated by the Subordinated Note Documents have been consummated and the Borrower has received $20,000,000 in proceeds from the Subordinated Noteholders;

                  (xxiii) the duly executed counterparts of the Subordination Agreement;

                  (xxiv) certified copies of the executed Merger Documents and all documents required to be delivered pursuant thereto (including, without limitation (A) resolutions of the boards of directors of the Borrower and Conso International approving the Merger and (B) copies of all consents, approvals and permits necessary or advisable to be obtained in connection therewith), and evidence that all conditions precedent to the effectiveness of the Merger Documents have been satisfied, and the Merger will be consummated substantially in accordance with the terms and conditions of the Merger Documents;

                  (xxv) the duly executed counterparts of the Assumption Agreement;

                  (xxvi) certified copies of the executed BT Intercompany Debt Documents in form and substance satisfactory to the Lenders and Agent, together with evidence that all conditions precedent to the effectiveness of the BT Intercompany Debt Documents have been waived or satisfied, all transactions contemplated by the BT Intercompany Debt Documents have been consummated;

                  (xxvii) copies of the internally prepared quarterly consolidated financial statements of Conso International for the Fiscal Quarter ending January 1, 2000 and copies of the audited consolidated financial statements for Conso International for the Fiscal Year ending July 3, 1999;

                  (xxviii) a solvency certificate executed by the chief financial officer of each Credit Party;

                  (xxix) evidence that Adjusted EBITDA of the Consolidated Companies for the 12-month period ending December 31, 1999 was at least $19,000,000;

                  (xxx) documents related to pledge by Borrower of shares of Val-Mex as described more particularly in the Mexican Guaranty Trust Agreement;

                  (xxxi) the duly executed Post-Closing Agreement;

                  (xxxii) the duly executed Fee Letter;

                  (xxxiii) receipt of satisfactory appraisals of all Accounts and Inventory to be pledged on the Closing Date, together with satisfactory collateral audits of all Accounts, Inventory and other personal property requested by the Lenders (including field audit and survey conducted by the Agent);

                  (xxxiv) certificates, reports and other information as the Agent may request from any Consolidated Company in order to satisfy itself as to the absence of any material liabilities or obligations arising from matters relating to employees of the Consolidated Companies, including employee relations, collective bargaining agreements, Plans, and other compensation and employee benefit plans;

                  (xxxv) certificates, reports, environmental audits and investigations, and other information as the Agent may request from any Consolidated Company in order to satisfy itself as to the absence of any material liabilities or obligations arising from environmental and employee health and safety exposures to which the Consolidated Companies may be subject, and the plans of the Consolidated Companies with respect thereto; and

                  (xxxvi) certificates, reports and other information as the Agent may request from any Consolidated Company in order to satisfy the Agent as to the absence of any material liabilities or obligations arising from litigation (including without limitation, products, liability and patent infringement claims) pending or threatened against the Consolidated Companies.

         Section 6.02 Conditions Precedent to Each Loan and Each Letter of Credit. It shall be a further condition precedent that at the time of the making of each Loan and the issuance of each Letter of Credit (before as well as after giving effect to such Loans and Letters of Credit and the proposed use of the proceeds thereof) the following statements must be true:

         (a) with respect to each Revolving Loan, Swingline Loan and each Letter of Credit, the most recent Borrowing Base Certificate delivered to the Agent pursuant to Section 8.07(e) shall demonstrate that, after giving effect to the making of such Revolving Loan, Swingline Loan or the issuance of such Letter of Credit, as the case may be, the Borrowing Availability will not be less than zero; and

         (b) the use of proceeds from such Loan will not contravene, violate or conflict with, or involve the Agent or any Lender in a violation of, any law, rule, injunction or regulation, or determination of any court of law or other Governmental Authority;

         (c) all legal proceedings and all other legal matters in connection with the authorization, legality, validity and enforceability of the Credit Documents shall have been reasonably satisfactory in form and substance to the Required Lenders;

         (d) no Default or Event of Default shall exist at such time or arise from the making of such Loan or the issuing of such Letter of Credit;

         (e) all representations and warranties contained in the Credit Documents shall be true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date that such Loan is made or such Letter of Credit is issued except where such representation or warranty specifically refers to an earlier date; and

         (f) since the date of the most recent financial statements of Conso International described in Section 7.14 or, if later, the most recent financial statements of the Consolidated Companies delivered to the Lenders pursuant to
Section 8.07(a) or (b), there shall have been no event or change which has had or could reasonably be expected to have a Materially Adverse Effect; and

         (g) the Agent shall have received such other documents, certificates, information or legal opinions as the Agent and Lenders may reasonably request, all in form and substance reasonably satisfactory to the Agent and Lenders.

Each Notice of Borrowing given by the Borrower in accordance with the terms hereof and the acceptance by the Borrower of the proceeds of any Loan, and each request for a Letter of Credit given by the Borrower in accordance with the terms hereof, shall constitute a representation and warranty by the Borrower, made as of the time of the making of such Loan or the issuance of such Letter of Credit that the conditions specified in this Section 6.02 have been fulfilled as of such time. In the event that, in connection with the delivery of any such Notice of Borrowing, the Borrower is required to amend any item of any Schedule of this Agreement in order that the statement set forth in Section 6.02(e) shall be true and correct, the Borrower shall deliver to the Agent at least five (5) Business Days prior to the date of Borrowing requested or to be requested, a request that such item of such Schedule be amended, and the Agent shall promptly forward such request to the Lenders. To the extent that the Required Lenders, agree in their sole and absolute discretion to such requested amendment or otherwise agree, in their sole and absolute discretion, to make any Loans after receipt of such request, the representations and warranties proposed to be amended by such requested amendment to such Schedule will be deemed amended for purposes of this Agreement.


                                  ARTICLE VII.
                         REPRESENTATIONS AND WARRANTIES

         The Borrower (as to itself and all other Consolidated Companies) represents and warrants that the following statements are, and after giving effect to the Merger will be, true and correct:

         Section 7.01 Organizational Existence; Compliance with Law. Each of the Consolidated Companies (i) is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate or other organizational power and authority and the legal right to own and operate its property and to conduct its business, (iii) is duly qualified as a foreign corporation or other organization and in good standing under the laws of each jurisdiction where its ownership of property or the conduct of its business requires such qualification, except where a failure to be so qualified could not reasonably be expected to have a Materially Adverse Effect, and (iv) is in compliance with all Requirements of Law except where the failure to be in compliance could not reasonably be expected to have a Materially Adverse Effect and has not received any notice of any violation of any Requirement of Laws that could reasonably be expected to have a Materially Adverse Effect.

         Section 7.02 Organizational Power; Authorization. Each Credit Party has the corporate or other organizational power and authority to make, deliver and perform the Transaction Documents to which it is a party and has taken all necessary corporate or other organizational action to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. Except as disclosed on Schedule 7.02, no consent, approval, authorization of, or registration or filing with, any Person under any material Contractual Obligation, with any Person under the articles of incorporation or bylaws of any Credit Party, or with any Governmental Authority is required in connection with the execution, delivery or performance by any Credit Party, or the validity or enforceability against any Credit Party of the Transaction Documents to which it is a party or any of the transactions contemplated thereby, other than such consents, approvals, authorizations, registrations or filings which have been made or obtained and are in full force and effect.

         Section 7.03 Enforceable Obligations. This Agreement has been duly executed and delivered, and each other Credit Document will be duly executed and delivered, by the Credit Parties, and this Agreement constitutes, and each other Credit Document when executed and delivered will constitute, legal, valid and binding obligations of the Credit Parties, enforceable against them in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

         Section 7.04 No Legal Bar. The execution, delivery and performance by the Credit Parties of the Transaction Documents to which it is a party will not violate any Requirement of Law or cause a breach or default under any of their respective Contractual Obligations, articles of incorporation or bylaws, except as could not reasonably be expected to have a Materially Adverse Effect.

         Section 7.05 No Material Litigation. Except as set forth on Schedule 7.05, no litigation, investigations or proceedings of or before any Governmental Authority are pending or, to the knowledge of any Credit Party, threatened by or against any of the Consolidated Companies, or against any of their respective properties or revenues, existing or future (a) with respect to any Transaction Document or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Materially Adverse Effect.

         Section 7.06 Investment Company Act, Etc. No Credit Party is an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). No Credit Party is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any foreign, federal or local statute or regulation limiting its ability to incur indebtedness for money borrowed, guarantee such indebtedness, or pledge its assets to secure such indebtedness, as contemplated hereby or by any other Credit Document.

         Section 7.07 Margin Regulations. No part of the proceeds of any of the Loans will be used for any purpose which violates, or which would be inconsistent or not in compliance with, the provisions of the applicable Margin Regulations.

         Section 7.08 Compliance With Environmental Laws. Except as set forth on
Schedule 7.08 or as would not reasonably be expected to result in penalties, fines, claims or other liabilities (including, without limitation, remediation costs and expenses) to the Consolidated Companies in amounts in excess of $50,000 either individually or in the aggregate:

         (a) The Consolidated Companies have received no notices of claims or potential liability under, and are in compliance with, all applicable Environmental Laws.

         (b) None of the Consolidated Companies has received during the period from January 1, 1990 through the date of this Agreement, any notice of violation, or notice of any action, either judicial or administrative, from any Governmental Authority (whether United States or foreign) relating to the actual or alleged violation of any Environmental Law, including, without limitation, any notice of any actual or alleged spill, leak, or other release of any Hazardous Substance, waste or hazardous waste by any Consolidated Company or its employees or agents, or as to the existence of any contamination on any properties owned by any Consolidated Company.

         (c) The Consolidated Companies have obtained, and are in compliance with, all necessary governmental permits, licenses and approvals which are material to the operations conducted on their respective properties, including without limitation, all required permits, licenses and approvals for (i) the emission of air pollutants or contaminates, (ii) the treatment or pretreatment and discharge of waste water or storm water, (iii) the treatment, storage, disposal or generation of hazardous wastes, (iv) the withdrawal and usage of ground water or surface water, and (v) the disposal of solid wastes.

         (d) Borrower hereby acknowledges and agrees that Agent is not now, and has not ever been, in control of any of the Real Estate of any Credit Party's affairs.

         Section 7.09 Insurance. The Consolidated Companies currently maintain insurance with respect to their respective properties and businesses, with financially sound and reputable insurers, having coverages against losses or damages of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance being in amounts no less than those amounts which are customary for such companies under similar circumstances. The Consolidated Companies have paid all of insurance premiums now due and owing with respect to such insurance policies and coverages, and such policies and coverages are in full force and effect.

         Section 7.10 No Default. None of the Consolidated Companies is in default under any Contractual Obligation which has had or is reasonably expected to have a Materially Adverse Effect.

         Section 7.11 No Burdensome Restrictions. None of the Consolidated Companies is a party to or bound by any Contractual Obligation or Requirement of Law which has had or could reasonably be expected to have a Materially Adverse Effect.

         Section 7.12 Taxes. Each of the Consolidated Companies has filed or caused to be filed all declarations, reports and tax returns which are required to have been filed, and has paid all taxes, custom duties, levies, charges and similar contributions ("taxes" in this Section 7.12) shown to be due and payable on said returns or on any assessments made against it or its properties, and all other taxes, fees or other charges imposed on it or any of its properties by any Governmental Authority (other than those (i) the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided in its books and (ii) for which an extension has been filed); and no tax liens have been filed and, to the knowledge of any Consolidated Company, no claims are being asserted with respect to any such taxes, fees or other charges.

         Section 7.13 Subsidiaries; Dormant Subsidiaries. Except as set forth on
Schedule 7.13 (as amended from time to time), the Borrower has no Subsidiaries, and no Consolidated Company is a joint venture partner or general partner in any partnership. Each Subsidiary listed in Part A of Schedule 7.13 is an Active Subsidiary and each Subsidiary listed in Part B of Schedule 7.13 is a Dormant Subsidiary.

         Section 7.14 Financial Statements. The Borrower has furnished to the
Agent:


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

         (a) the audited consolidated and consolidating balance sheet of Conso International and its Subsidiaries as at July 3, 1999 and the related consolidated and consolidating statements of income, shareholders' equity and cash flows for the Fiscal Year then ended, including in each case the related schedules and notes, and (ii) the unaudited consolidated and consolidating balance sheet of Conso International and its Subsidiaries as at the end of the October 2, 1999 Fiscal Quarter, and the related unaudited consolidated and consolidating statements of income, shareholders' equity, and cash flows for the period then ended, setting forth in each case in comparative form the figures for the previous Fiscal Year and Fiscal Quarter, as the case may be. The foregoing financial statements fairly present in all material respects the financial condition of Conso International and its Subsidiaries as at the dates thereof and results of operations for such periods in conformity with GAAP. Conso International and its Subsidiaries taken as a whole do not have any material contingent obligations, contingent liabilities, or material liabilities for known taxes, long-term leases or unusual forward or long-term commitments not reflected in the foregoing financial statements or the notes thereto. Since the most recently delivered audited consolidated and consolidating balance sheet of Conso International, there have been no changes with respect to Conso International and its Subsidiaries which have had or could reasonably be expected to have, as to any Credit Party, BT Credit Party, or in the aggregate, a Materially Adverse Effect.

         (b) the unaudited pro forma balance sheet of the Consolidated Companies on a consolidated basis setting forth as of the Closing Date (after giving effect to the Merger) the pro forma financial position of the Borrower and its Subsidiaries on a consolidated basis, copies of which have been delivered to the Agent, fairly present, on a pro forma basis, in conformity with GAAP applied on a basis consistent with the financial statements referred to in clause (a) above, the financial position of the Consolidated Companies on a consolidated basis, as of such date and time, as if the Merger occurred as of October 2, 1999. Neither the Borrower nor any Subsidiary of the Borrower has any material contingent obligations, contingent liabilities or other obligations which are not reflected in the balance sheet referenced above (the "Pro Forma Financial Statements").

         (c) the projections attached to the solvency certificates delivered by the Borrower pursuant to Section 6.01, prepared for the Consolidated Companies on a consolidated basis with respect to the 1999 fiscal year (on a month by month basis) and with respect to the 2000 and 2001 fiscal years (on an annual basis), copies of which have been furnished to the Agent, have been prepared based upon the reasonable assumptions set forth therein which are believed by the Borrower to be reasonable and fair in light of the current condition and past performance of Conso International and to reflect a reasonable estimate of the projected balance sheets, results of operations, cash flows and other information presented therein.

         Section 7.15 Employee Benefits. Except as disclosed on Schedule 7.15:

         (a) Identification of Plans. (1) None of the Consolidated Companies maintains or contributes to or has an obligation to contribute to, a Plan that is an "employee pension benefit plan" as defined in Section 3(2) of ERISA or any plan, program or arrangement that provides for deferred compensation, (2) none of the Consolidated Companies nor any of their respective


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

ERISA Affiliates in the last five years has maintained or contributed to, or has had an obligation to contribute to, a Plan that is subject to Title IV of ERISA and (3) none of the Consolidated Companies maintains or contributes to any Foreign Plan;

         (b) Compliance. Except as could not reasonably be expected to result in a Materially Adverse Effect, each Plan maintained by a Consolidated Company is by its terms and in operation, in substantial compliance with all applicable laws, and no Consolidated Company has been assessed, and to the knowledge of the Borrower, is subject to, any tax or penalty with respect to any Plan of such Consolidated Company or any ERISA Affiliate thereof, including without limitation, any tax or penalty under Title I or Title IV of ERISA or under Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404, or 419 of the Tax Code;

         (c) Liabilities. The Consolidated Companies have not been assessed and to the knowledge of the Borrower are not subject to, any material monetary liabilities (including withdrawal liabilities) with respect to any Plans or Foreign Plans of such Consolidated Companies or any of their ERISA Affiliates, including without limitation, any liabilities arising from Titles I or IV of ERISA, other than obligations to fund benefits under an ongoing Plan and to pay current contributions, expenses and premiums with respect to such Plans or Foreign Plans;

         (d) Funding. The Consolidated Companies and, with respect to any Plan which is subject to Title IV of ERISA, each of their respective ERISA Affiliates, have made full and timely payment of all amounts (A) required to be contributed under the terms of each Plan and applicable law, and (B) required to be paid as expenses (including PBGC or other premiums) of each Plan, and no Plan subject to Title IV of ERISA has an "amount of unfunded benefit liabilities" (as defined in Section 4001 (a)(18) of ERISA), determined as if such Plan terminated on any date on which this representation and warranty is deemed made. The Consolidated Companies are subject to no liabilities with respect to post-retirement medical benefits;

         (e) Prohibited Transactions. No Consolidated Company has engaged in, or has any knowledge of, any non-exempt prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Tax Code) with respect to any Plan.

         (f) Qualification of Plans. A favorable determination as to the qualification under Section 401(a) of the Tax Code has been made by the Internal Revenue Service with respect to each Plan intended to be qualified under Section 401(a) of the Tax Code and, to the best knowledge of each of the Consolidated Companies, nothing has occurred since the date of such determination that would adversely affect such qualification.

         (g) Withdrawal. Except as could not reasonably be expected to result in a Materially Adverse Effect, none of the Consolidated Companies nor any of their respective ERISA Affiliates has:

                  (i) ceased operations at a facility so as to become subject to the provisions of Section 4062(e) of ERISA,


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

                  (ii) withdrawn as a substantial employer so as to become subject to the provisions of Section 4063 of ERISA,

                  (iii) ceased making contributions to any "employee pension benefit plan" subject to the provisions of Section 4064(a) of ERISA to which any of the Consolidated Companies or any of their respective ERISA Affiliates made contributions,

                  (iv) incurred or caused to occur a "complete withdrawal" (within the meaning of Section 4203 of ERISA) or a "partial withdrawal" (within the meaning of Section 4205 of ERISA) from a Multiemployer Plan so as to incur withdrawal liability under Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under Sections 4207 or 4208 of ERISA), or

                  (v) been a party to any transaction or agreement under which the provisions of Section 4204 of ERISA were applicable and which could reasonably be expected to result in liability for any of the Consolidated Companies.

         (h) Proceedings. Except as could not reasonably be expected to result in a Materially Adverse Effect, there are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of any of the Consolidated Companies, which could reasonably be expected to be asserted, against any Plan maintained for employees or the assets of any such Plan. No civil or criminal action brought pursuant to the provisions of Title I, Subtitle B, Part 5 of ERISA, is pending or, to the best knowledge of any of the Consolidated Companies, threatened against any fiduciary or any Plan.

         Section 7.16 Patents, Trademarks, Copyrights, Licenses, Etc (x) The Consolidated Companies have obtained and hold in full force and effect or have the right to use all material patents, trademarks, service marks, trade names, copyrights, licenses and other such rights, free from burdensome restrictions, which are necessary for the operation of their respective businesses as presently conducted, and (y) no product, process, method, service or other item presently sold by or employed by any Consolidated Company in connection with such business infringes any patents, trademark, service mark, trade name, copyright, license or other right owned by any other Person except to the extent any such infringement could not reasonably be expected to have a Materially Adverse Effect, and (z) there is not presently pending, or to the knowledge of any Consolidated Company, threatened, any claim or litigation against or affecting any Consolidated Company contesting such Person's right to sell or use any such product, process, method, substance or other item.

         Section 7.17 Ownership of Property. On the Closing Date, the real estate (the "Real Estate") listed on Schedule 7.17 constitutes all of the real property owned, leased, subleased, or used by the Consolidated Companies. Each Consolidated Company has good and marketable fee simple title to all of its owned real property or a valid leasehold interest in all of its leased real property and good title to, or a valid leasehold interest in, all of its other property, including the properties and assets reflected in the balance sheet of Conso International at July 3, 1999 and


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

the Pro Forma Financial Statements hereinabove described, other than properties disposed of in the ordinary course of business since such date, subject to no Lien or title defect of any kind, except Permitted Liens. The Consolidated Companies enjoy peaceful and undisturbed possession under all of their respective leases under which they are tenants. Schedule 7.17 also describes any purchase options, rights of first refusal or other similar contractual rights pertaining to any Real Estate. As of the Closing Date, no portion of any Credit Party's owned Real Estate has suffered any material damage by fire or other casualty loss which has not heretofore been repaired and restored in all material respects to its original condition or otherwise remedied.

         Section 7.18 Indebtedness. Except as set forth on Schedule 9.01, as of the Closing Date, none of the Consolidated Companies is an obligor in respect of any Indebtedness for borrowed money in a principal amount of $250,000 or more, or any commitment to create or incur any Indebtedness for borrowed money in a principal amount of $250,000 or more.

         Section 7.19 Financial Condition. On the Closing Date and after giving effect to the Merger and the other transactions contemplated by this Agreement, the other Credit Documents, , the Merger Documents, the Subordinated Note Documents and the other Transaction Documents, (i) the assets of each Credit Party, at fair valuation and based on their present fair saleable value, will exceed such Credit Party's debts, including contingent liabilities, as such liabilities may be limited under the express terms of any Guaranty Agreement,
(ii) the remaining capital of each Credit Party will not be unreasonably small to conduct such Credit Party's business, and (iii) no Credit Party will have incurred debts, or have intended to incur debts, beyond its ability to pay such debts as they mature. For purposes of this Section 7.19, "debt" means any liability on a claim, and "claim" means (a) the right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (b) the right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

         Section 7.20 Labor Matters. Since January 1, 1997, the Consolidated Companies have experienced no strikes, labor disputes, slow downs or work stoppages due to labor disagreements and, to the best knowledge of any Credit Party, there are no such strikes, disputes, slow downs or work stoppages threatened against any Consolidated Company. The hours worked and payment made to employees of the Consolidated Companies have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters. All material payments due from the Consolidated Companies, or for which any claim may be made against the Consolidated Companies, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as liabilities on the books of the Consolidated Companies.

         Section 7.21 Payment or Dividend Restrictions. Except as described on
Schedule 7.21, none of the Consolidated Companies is party to or subject to any agreement or understanding restricting or limiting the payment of any dividends or other distributions by such Consolidated Company.


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

         Section 7.22 Year 2000 Issues. The Borrower and the other Consolidated Companies (i) have done a comprehensive review of their computer programs to identify the systems that would be affected by Year 2000 Issues as such Year 2000 Issues pertain to the computer programs and systems of the Consolidated Companies, (ii) have reviewed their Year 2000 exposure to their material third party customers, suppliers, or vendors and have evaluated the costs of modifications to program logic control systems, (iii) developed a program for remediating in all material respects all currently known Year 2000 Issues and successfully implemented such program, and (iv) based on their review, consultants' reports, and all other information currently available to them, the Year 2000 Issues could not reasonably be expected to have a Materially Adverse Effect.

         Section 7.23 Representations and Warranties Relating to Accounts. With respect to all Eligible Accounts, the Borrower hereby warrants and represents to the Agent and the Lenders that:

         (a) They are genuine and in all respects what they purport to be, and they are not evidenced by judgments;

         (b) They arise out of completed, bona fide sales of goods or rendition of services by the Borrower or one of its Domestic Subsidiaries in the ordinary course of its business and in accordance with the terms and conditions of all purchase orders, contracts or other documents relating thereto and forming a part of the contract between the Borrower or its Domestic Subsidiary and the Account Debtor,

         (c) They are for liquidated amounts maturing as stated in the duplicate invoice covering such sale or rendition of services, copies of which have been furnished or are available to the Agent;

         (d) Neither the Borrower nor any of its Domestic Subsidiary have made an agreement with any Account Debtor thereunder for any deduction therefrom, except discounts or allowances which are granted by the Borrower or any of its Domestic Subsidiaries, as the case may be, in the ordinary course of its business for prompt payment or volume purchases and which are reflected in the calculation of the net amount of each respective invoice related thereto;

         (e) There are no facts, events or occurrences of which the Borrower or any of its Domestic Subsidiaries has knowledge which in any way impair the validity or enforceability thereof or which will reduce the amount payable thereunder from the face amount of the invoice and statements delivered to the Agent with respect thereto;

         (f) To the best of the Borrower's and its Domestic Subsidiaries' knowledge, the Account Debtors thereunder had the capacity to contract at the time any contract or other document giving rise to the Accounts were executed and such Account Debtors are solvent; and


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

         (g) The Borrower has no knowledge of any fact or circumstance which would impair the validity or collectibility of the Accounts, and to the best of the Borrower's and its Subsidiaries' knowledge there are no proceedings or actions which are threatened or pending against any Account Debtor thereunder which might result in any material adverse change in such Account Debtor's financial condition or the collectibility of such Account.

         Section 7.24 Representations and Warranties Relating to Inventory. Except as specifically disclosed to and acknowledged by the Agent in writing, with respect to all Eligible Inventory reflected in a Borrowing Base Certificate, the Agent may rely upon all statements, warranties, or representations made in such Borrowing Base Certificate in determining the classification of such Inventory and in determining which items of Inventory listed in such Borrowing Base Certificate are Eligible Inventory as of the date of such Borrowing Base Certificate.

         Section 7.25 Subordination of Subordinated Indebtedness. This Agreement, and all amendments, modifications, extensions, renewals, refinancings and refundings hereof, constitute the "Senior Credit Agreement" within the meaning of the Subordination Agreement; this Agreement, together with each of the other Credit Documents and all amendments, modifications, extensions, renewals, refinancings and refundings hereof and thereof, constitute "Senior Credit Documents" within the meaning of the Subordination Agreement; and the Term Loans, the Revolving Loans, the Swingline Loans, the Letter of Credit Obligations and all other Obligations of the Borrower to the Lenders, the Issuing Bank, the Swingline Lender and the Agent under this Agreement, the Notes and all other Credit Documents, and all amendments, modifications, extensions, renewals, refundings or refinancings of any of the foregoing constitute "Senior Indebtedness" of the Borrower within the meaning of the Subordination Agreement, and the holders thereof from time to time shall be entitled to all of the rights of a holder of "Senior Indebtedness" pursuant to the Subordination Agreement.

         Section 7.26 Disclosure. No representation or warranty contained in the Credit Documents or in any other document furnished from time to time to the Agent or the Lenders by the Borrower, Conso International, their advisors, counsel or representatives pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading as of the date made or deemed to be made. Except as may be set forth herein, there is no fact known to any Credit Party which has had, or is reasonably expected to have, a Materially Adverse Effect.

         Section 7.27 Bank Accounts. Except for the bank accounts set forth on
Schedule 8.11 the Credit Parties have no other bank accounts.


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

                                 ARTICLE VIII.
                              AFFIRMATIVE COVENANTS

         Until all Commitments have been terminated and all Obligations then due and payable have been paid in full, the Borrower agrees to, and to cause each of its Subsidiaries to:

         Section 8.01 Organizational Existence, Etc. Except as permitted by
Section 9.03, preserve and maintain its corporate or other organizational existence, its rights, franchises, and licenses, and its patents and copyrights (for the scheduled duration thereof), trademarks, trade names, and service marks, necessary or desirable in the normal conduct of its business, and its qualification to do business as a foreign corporation or other organization in all jurisdictions where it conducts business or other activities making such qualification necessary except where a failure to be so qualified could not reasonably be expected to have a Materially Adverse Effect.

         Section 8.02 Compliance with Laws, Etc. Comply with all Requirements of Law (including, without limitation, the Environmental Laws and ERISA) and Contractual Obligations applicable to or binding on any of them, except where a failure to comply could not reasonably be expected to have a Materially Adverse Effect.

         Section 8.03 Payment of Taxes and Claims, Etc. Pay (i) all taxes, assessments and governmental charges imposed upon it or upon its property, and
(ii) all claims (including, without limitation, claims for labor, materials, supplies or services) which might, if unpaid, become a Lien upon its property, unless, in each case, the validity or amount thereof is being contested in good faith by appropriate proceedings and adequate reserves are maintained with respect thereto in accordance with GAAP, or in the case of any Foreign Subsidiary, generally accepted accounting principles in such Foreign Subsidiary's jurisdiction of organization, and subject to maintenance of reasonable reserves and extensions permitted by the relevant taxing authorities.

         Section 8.04 Keeping of Books. Keep proper books of record and account, containing complete and accurate entries of all their respective financial and business transactions which are required to be maintained in order to prepare the consolidated financial statements of the Borrower and its Subsidiaries in conformity with GAAP, or in the case of any Foreign Subsidiary, generally accepted accounting principles in such Foreign Subsidiary's jurisdiction of organization, in all material respects.

         Section 8.05 Visitation, Inspection, Collateral Appraisals and Audits, Etc.

         (a) Permit any representative of the Agent or any Lender to visit and inspect any of its property, including without limitation, the Real Estate, to conduct audits of the Collateral (including without limitation all Accounts and Inventory and all records relating thereto), to examine its books and records and to make copies and take extracts therefrom, and to discuss its affairs, finances and accounts with its officers, all at such reasonable times and as often as the Agent or any Lender may reasonably request after reasonable prior notice to the Borrower; provided, however, if a Default or an Event of Default has occurred and is continuing, no prior notice shall be required. All reasonable expenses incurred by the Agent or its designee and, at anytime after the occurrence and during the continuance of a Default or an Event of Default, any Lenders in connection with any such visit, inspection, audit, examination and discussions shall be borne by the Borrower; provided, however, that prior to the occurrence and continuation of a Default or Event of Default the Borrower shall not be required to pay the reasonable expenses of each visit of Agent under this Section 8.05(a) in excess of one visit per Fiscal Quarter.

         (b) Deliver to the Lenders (x) such field audits of all Accounts and Inventory of the Credit Parties as the Required Lenders may reasonably request at any time and from time to time, such field audits to be conducted by auditors, and in form and substance, satisfactory to the Required Lenders, and
(y) such appraisals of the fixed assets of the Credit Parties (including, without limitation all Equipment) as the Required Lenders may request at any time and from time to time, such appraisals to be conducted by an appraiser, and in form and substance, reasonably satisfactory to the Required Lenders, in each case conducted at the expense of the Borrower no more frequently than annually, unless an Event of Default has occurred and is continuing, at which time such field audits and appraisals shall be conducted at the expense of the Borrower as frequently as the Required Lenders shall request. The Lenders agree that the appraiser used by the Borrower in connection with the appraisals delivered to Lenders on or before the Closing Date shall be acceptable to Lenders.

         Section 8.06 Insurance; Maintenance of Properties; Net
Casualty/Insurance Proceeds.

         (a) Maintain or cause to be maintained with financially sound and reputable insurers, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kind customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts as is customary for such companies under similar circumstances; provided, however, that in any event the Borrower shall use its best efforts to maintain, or cause to be maintained, insurance in amounts and with coverages not materially less favorable to any Consolidated Company as in effect on the date of this Agreement.

         (b) Cause all properties used or useful in the conduct of its business to be maintained and kept in good condition, repair and working order (normal wear and tear and any damage being repaired or restored in accordance with subsection (c) below excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, settlements and improvements thereof, all as in the judgment of the Borrower as may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times and except where a failure to do so could not have a Materially Adverse Effect;

         (c) Net Casualty/Insurance Proceeds must be applied either (i) to the payment of the Obligations, or (ii) the repair and or restoration of the Collateral within one hundred eighty days (180) days of the receipt of the proceeds of such Casualty or Condemnation. If either an

Event of Default has occurred and is continuing or the cost to repair the Collateral exceeds $1,000,000, then, in such event, the Agent, at the direction of the Required Lenders, shall determine the manner in which the Net Casualty/Insurance Proceeds are to be applied.

         Section 8.07 Reporting Covenants. Furnish to each Lender

         (a) Annual Financial Statements. As soon as available and in any event within 120 days after the end of each Fiscal Year, balance sheets of the Consolidated Companies as at the end of such year, presented on a consolidated and consolidating basis, and the related statements of income, retained earnings and cash flows of the Consolidated Companies for such Fiscal Year, presented on a consolidated basis, setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail and accompanied by a report thereon of Deloitte & Touche L.L.P. or other independent public accountants of comparable recognized national standing, which such report shall be unqualified as to going concern and scope of audit and shall state that such financial statements present fairly in all material respects the financial condition as at the end of such Fiscal Year, and the results of operations and statements of cash flows of the Consolidated Companies for such Fiscal Year in accordance with GAAP and that the examination by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards;

         (b) Monthly Financial Statements. As soon as available and in any event within 45 days after the end of each Fiscal Month that is not the end of a Fiscal Year, balance sheets of the Consolidated Companies as at the end of such Fiscal Month presented on a consolidated and consolidating basis and the related statements of income, retained earnings and cash flows of the Consolidated Companies for such Fiscal Month and for the portion of the Fiscal Year ended at the end of such Fiscal Month, presented on a consolidated and consolidating basis setting forth in each case in comparative form the figures for the corresponding month and the corresponding portion of the Borrower's previous Fiscal Year, a summary of the outstanding balance of all Intercompany Notes as of the last day of that Fiscal Month, and a summary of the outstanding balance of the BT Intercompany Notes as of the last day of that Fiscal Month, all in reasonable detail, and certified by the chief financial officer or principal accounting officer of the Borrower that such financial statements fairly present in all material respects the financial condition of the Consolidated Companies as at the end of such Fiscal Month on a consolidated basis, and the results of operations and statements of cash flows of the Consolidated Companies for such Fiscal Month and such portion of the Fiscal Year, in accordance with GAAP (subject to normal year-end audit adjustments and the absence of certain footnotes);

         (c) No Default/Compliance Certificate. Together with the financial statements required pursuant to subsection (a) and with the financial statements required pursuant to subsection (b) above for the third Fiscal Month of each Fiscal Quarter, a certificate of the chief financial officer or treasurer of the Borrower substantially in the form of Exhibit G, to the effect that, based upon a review of the activities of the Consolidated Companies and such financial statements during the period covered thereby, to his knowledge, (i) there exists no Event of Default and no Default under this Agreement, or if there exists an Event of Default or a Default hereunder, specifying the nature thereof and the proposed response thereto, and (ii)


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

demonstrating in reasonable detail compliance as at the end of such Fiscal Year or such Fiscal Month with Section 8.09 and Section 9.12;

         (d) Auditor's No Default Certificate. Together with the financial statements required pursuant to subsection (a) above, a certificate of the accountants who prepared the report referred to therein, (i) to the effect that during the course of their audit, they have found no Default or Event of Default under this Agreement, or if there exists a Default or Event of Default hereunder, specifying the nature thereof and (ii) demonstrating in reasonable detail compliance as at the end of such Fiscal Year with Section 8.09 and
Section 9.12;

         (e) Borrowing Base Certificates and Accounts Receivable Aging Report. No later than twenty (20) days after the end of each Fiscal Month, or upon an Event of Default as frequently as requested by the Agent, (x) a Borrowing Base Certificate as of the end of the immediately preceding Fiscal Month, setting forth the Eligible Accounts and Eligible Inventory owned by the Borrower and its Subsidiaries and a categorical breakdown (based on the definitions of Eligible Accounts and Eligible Inventory) of all Eligible Accounts and Eligible Inventory as of such date, and (y) an accounts receivable aging report as of the end of the immediately preceding Fiscal Month; provided, however, in connection with an audit of the Accounts and Inventory performed on behalf of the Agent, once per rolling six month period Agent can, with two Business Days notice to the Borrower, require a recalculation of the Borrowing Base, at which time a new Borrowing Base Certificate shall be deemed to have been delivered under this Agreement;

         (f) Notice of Default under Credit Documents or BT Intercompany Debt Documents. Promptly after any Credit Party has notice or knowledge of the occurrence of an Event of Default or a Default hereunder or under the BT Intercompany Debt Documents, a certificate of the chief financial officer or principal accounting officer of the Borrower specifying the nature thereof and the proposed response thereto;

         (g) Notice of Default under Other Indebtedness. Promptly upon its receipt thereof, furnish to the Agent a copy of any notice received by it or any other Consolidated Company from the holder(s) of any Subordinated Debt or any other Indebtedness referred to in Section 9.01 (or from any trustee, agent, attorney, or other party acting on behalf of such holder(s)), where such notice states or claims the existence or occurrence of any default or event of default with respect to such Indebtedness under the terms of any indenture, loan or credit agreement, debenture, note, or other document evidencing or governing such Indebtedness;

         (h) Litigation. Promptly after (i) the occurrence thereof, notice of the institution of or any material adverse development in any action, suit or proceeding or any governmental investigation or any arbitration, before any court or arbitrator or any governmental or administrative body, agency or official, against any Consolidated Company, or any property of any thereof, or
(ii) actual knowledge thereof, notice of the threat of any such action, suit, proceeding, investigation or arbitration;

         (i) Environmental Notices. Promptly after receipt thereof, notice of any actual or alleged violation, or notice of any action, claim or request for information, either judicial or administrative, from any Governmental Authority relating to any actual or alleged claim, notice of potential responsibility under or violation of any Environmental Law, or any actual or alleged spill, leak, disposal or other release of any waste, petroleum product, or hazardous waste or Hazardous Substance by any Consolidated Company which could result in penalties, fines, claims or other liabilities to any Consolidated Company in amounts in excess of $500,000;

         (j) ERISA. Promptly after the occurrence thereof with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof, or any trust established thereunder, notice of (A) a "reportable event" described in Section 4043 of ERISA and the regulations issued from time to time thereunder (other than a "reportable event" not subject to the provisions for 30-day notice to the PBGC under such regulations), or (B) any other event which could subject any Consolidated Company to any tax, penalty or liability under Title I or Title IV of ERISA or Chapter 43 of the Tax Code, or any tax or penalty resulting from a loss of deduction under Sections 162, 404 or 419 of the Tax Code, or any tax, penalty or liability (other than amounts that become payable in the normal operation of any Plan) under any Requirement of Law applicable to any Foreign Plan, where any such taxes, penalties or liabilities exceed or could exceed $500,000 in the aggregate;

                  (i) Promptly after such notice must be provided to the PBGC, or to a Plan participant, beneficiary or alternative payee, any notice required under Section 101(d), 302(f)(4), 303, 304, 307, 4041(a)(2) of
         ERISA or under Section 401(a)(29) or 412 of the Tax Code with respect to any Plan of any Consolidated Company or any ERISA Affiliate thereof,

                  (ii) Promptly after receipt, any notice received by any Consolidated Company or any ERISA Affiliate thereof concerning the intent of the PBGC or any other Governmental Authority to terminate a Plan of such Company or ERISA Affiliate thereof which is subject to Title IV of ERISA, to impose any liability on such Company or ERISA Affiliate under Title IV of ERISA or Chapter 43 of the Tax Code;

                  (iii) Upon the request of the Agent, promptly upon the filing thereof with the Internal Revenue Service ("IRS") or the Department of Labor ("DOL"), a copy of IRS Form 5500 or annual report for each Plan of any Consolidated Company or ERISA Affiliate thereof which is subject to Title IV of ERISA;

                  (iv) Upon the request of the Agent, (A) true and complete copies of any and all documents, government reports and IRS determination or opinion letters or rulings for any Plan of any Consolidated Company from the IRS, PBGC or DOL, (B) any reports filed with the IRS, PBGC or DOL with respect to a Plan of the Consolidated Companies or any ERISA Affiliate thereof, or (C) a current statement of withdrawal liability for each Multiemployer Plan of any Consolidated Company or any ERISA Affiliate thereof,

                  (v) Promptly upon any Consolidated Company becoming aware thereof, notice that (i) any material contributions to any Foreign Plan have not been made by the required due date for such contribution and such default cannot immediately be remedied, (ii) any Foreign Plan is not funded to the extent required by the law of the jurisdiction whose law governs such Foreign Plan based on the actuarial assumptions reasonably used at any time, or (iii) a material change is anticipated to any Foreign Plan that could reasonably be expected to have a Materially Adverse Effect.

         (k) Liens. Promptly upon any Consolidated Company becoming aware thereof, notice of the filing of any federal statutory Lien, tax or other state or local government Lien or any other Lien affecting their respective properties, other than Permitted Liens;

         (l) Public Filings, Etc. Promptly upon the filing thereof or otherwise becoming available, copies of all financial statements, annual, quarterly, monthly and special reports, proxy statements and notices sent or made available generally by the Borrower to its public security holders, of all regular and periodic reports and all registration statements and prospectuses, if any, filed by it with any securities exchange, and of all press releases and other statements made available generally to the public containing material developments in the business or financial condition of the Borrower and the other Consolidated Companies;

         (m) Accountants' Reports. Promptly upon receipt thereof, copies of all financial statements of, and all reports submitted by, independent public accountants to the Borrower in connection with each annual, interim, or special audit of the Borrower's financial statements, including without limitation, the comment letter submitted by such accountants to management in connection with their annual audit;

         (n) Subordinated Debt and Equity Notices. As soon as practicable, copies of all material written notices given or received by any Credit Party with respect to any Subordinated Debt or Stock of such Person, and, promptly after any Credit Party obtains knowledge of any matured or unmatured event of default with respect to any Subordinated Debt, notice of such event of default;

         (o) Other Information. With reasonable promptness, such other information about the Consolidated Companies as the Agent or any Lender may reasonably request from time to time.

         Section 8.08 Year 2000 Issues. Take all actions reasonably necessary to assure that the Year 2000 Issues could not reasonably be expected to have a Materially Adverse Effect. The Borrower and the other Consolidated Companies will use their best efforts to assure that its material third-party customers, suppliers and vendors develop and implement programs to remediate in all material respects all Year 2000 Issues that could not reasonably be expected to have a Materially Adverse Effect. Upon reasonable request by the Agent or Lender, the Borrower will provide the Agent and Lenders a written description of its Year 2000 program,


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

including updates and progress reports. The Borrower will advise the Agent and the Lenders promptly of any reasonably anticipated Materially Adverse Effect as a result of Year 2000 Issues.

         Section 8.09 Financial Covenants.

         (a) Maximum Total Funded Debt to Adjusted EBITDA Ratio. As of the last day of each Fiscal Quarter, commencing with the Fiscal Quarter ending on the third Fiscal Quarter of Fiscal Year 2000, the Total Funded Debt to Adjusted EBITDA Ratio for the following periods shall be not greater than the following ratios:

                  Fiscal Quarter                              Ratio
                  --------------                              -----

                  Third and Fourth
                  Fiscal Quarter in
                  Fiscal Year 2000                            4.50:1.00

                  First and Second
                  Fiscal Quarter in
                  Fiscal Year 2001                            4.35:1.00

                  Third Fiscal Quarter
                  in Fiscal Year 2001                         4.25:1.00

                  Fourth Fiscal Quarter
                  in Fiscal Year 2001                         4.00:1.00

                  First Fiscal Quarter in
                  Fiscal Year 2002                            3.85:1.00

                  Second Fiscal Quarter in
                  Fiscal Year 2002                            3.75:1.00

                  Third Fiscal Quarter in
                  Fiscal Year 2002                            3.50:1.00

                  Fourth Fiscal Quarter in
                  Fiscal Year 2002                            3.35:1.00

                  First Fiscal Quarter in Fiscal
                  Year 2003                                   3.25:1.00

                  Second Fiscal Quarter in
                  Fiscal Year 2003                            3.15:1.00

                  Third Fiscal Quarter in

               Fiscal Year 2003 and
                  thereafter                                  3.00:1.00

         (b) Minimum Fixed Charge Coverage Ratio. As of the last day of each Fiscal Quarter, commencing with the third Fiscal Quarter of Fiscal Year 2000, the Fixed Charge Coverage Ratio shall be not less than 1.25:1.00.

         (c) Interest Coverage Ratio. As of the last day of each Fiscal Quarter commencing with the third Fiscal Quarter of Fiscal Year 2000, the Interest Coverage Ratio for the following periods shall be not less than the following ratios:

                  Fiscal Quarter                              Ratio
                  --------------                              -----

                  Third Fiscal Quarter in
                  Fiscal Year 2000 through
                  the Third Fiscal Quarter
                  in Fiscal Year 2001                         2.25:1.00

                  Fourth Fiscal Quarter in
                  Fiscal Year 2001                            2.40:1.00

                  First and Second
                  Fiscal Quarter in
                  Fiscal Year 2002                            2.50:1.00

                  Third Fiscal Quarter in
                  Fiscal Year 2002 and thereafter             2.75:1.00

         Section 8.10 Additional Credit Parties.

         (a) In the event that, subsequent to the Closing Date, any Person becomes a Domestic Subsidiary of the Borrower, whether pursuant to an acquisition or otherwise, (x) the Borrower shall promptly notify the Agent and the Lenders of the creation or acquisition of such Domestic Subsidiary and (y) the Borrower shall cause such Person (i) to become a party to the Subsidiary Guaranty as a new Subsidiary Guarantor, (ii) to grant a lien in all of its personal property by joining the Subsidiary Security Agreement and filing such UCC-1 financing statements or similar instruments required by the Agent and grant a lien in all of its Real Estate by executing a Mortgage and filing such other real estate collateral documents required by the Agent, (iii) if such Domestic Subsidiary owns Stock in another Person, to become a party to the Subsidiary Pledge Agreement, and (iv) to provide all relevant documentation with respect thereto and to take such other actions as such Domestic Subsidiary would have provided and taken pursuant to Section 6.01 if such Subsidiary had been a Credit Party on the Closing Date. In addition, the Borrower shall, or shall cause its Domestic Subsidiary owning such Person, to pledge all of the stock of such Person owned by the Borrower or such Subsidiary to the Agent as security for the Obligations pursuant to a pledge agreement in form and substance satisfactory to the Agent and the Required Lenders, and to deliver the original stock certificates evidencing such shares to the Agent, together with appropriate stock powers executed in blank.

         (b) In the event that, subsequent to the Closing Date, any Person becomes a Foreign Subsidiary of the Borrower, whether pursuant to an acquisition or otherwise, the Borrower shall promptly notify the Agent and the Lenders of the creation or acquisition of such Foreign Subsidiary. In addition, the Borrower shall, or shall cause its Domestic Subsidiary owning such Person, to pledge sixty-six percent (66%) of the voting stock of such Person owned by the Borrower or such Domestic Subsidiary to the Agent as security for the Obligations pursuant to a pledge agreement in form and substance satisfactory to the Agent and the Required Lenders, and to deliver the original stock certificates evidencing such shares to the Agent, together with appropriate stock powers executed in blank.

         (c) For purposes of this Section 8.10, if any Subsidiary that is a Dormant Subsidiary as of the Closing Date becomes an Active Subsidiary, the Borrower shall and shall cause its Subsidiaries to take all actions as would be required of the Borrower and its Subsidiaries under Section 8.10(a) and Section 8.10(b) if such Active Subsidiary were acquired by the Borrower or any of its Subsidiaries after the Closing Date.

         (d) The Borrower agrees that, following the delivery of any Collateral Documents required to be executed and delivered by this Section 8.10, the Agent shall have a valid and enforceable (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditor's rights generally and by general principal of equity) first priority Lien on the respective Collateral covered thereby, free and clear of all Liens other than Permitted Liens. All actions to be taken pursuant to this Section 8.10 shall be at the expense of the Borrower or the applicable Credit Party, shall be taken to the reasonable satisfaction of the Agent, and shall be taken within thirty (30) days following the date such Person becomes a Credit Party, whether pursuant to an acquisition or otherwise.

         (e) Notwithstanding anything else to the contrary herein or any other Credit Document, (i) in no event shall any Foreign Subsidiary guarantee or act as a Guarantor for the Obligations; (ii) each of the Borrower and any Domestic Subsidiary may pledge its assets for the Obligations, provided that it shall not pledge or grant more than 66% of its voting Stock in any Foreign Subsidiary to secure the Obligations; and (iii) a Foreign Subsidiary may not pledge or grant any of its assets for the Obligations.

         Section 8.11 Cash Management Arrangement. Establish and maintain the cash management system described below:

         (a) On or before the Closing Date and until the Revolving Credit Termination Date, the Borrower shall (and shall cause its Domestic Subsidiaries to) deposit, on the date of receipt thereof, all cash, checks, notes, drafts or other similar items relating to or constituting proceeds of or payments made in respect of any and all Collateral and all other receipts into accounts in the name of the Borrower or such Domestic Subsidiary (collectively, the "Blocked

Accounts") at the banks set forth on Schedule 8.11. On or before the Closing Date and until the Revolving Credit Termination Date each of Simplicity Pattern and Conso International shall have established a concentration account (collectively, the "Concentration Accounts") at the banks set forth on Schedule 8.11.

         (b) On or before April 14, 2000, each bank at which a Blocked Account is located each bank at which a Concentration Account is located shall have entered into Blocked Account Agreements or Concentration Account Agreements, as applicable, providing, among other things, that (i) the bank executing such Blocked Account Agreement or Concentration Account Agreement has no rights of setoff or recoupment or any other claim against such Blocked Account, other than for payment of its service fees and other charges directly related to the administration of such account, and (ii) the bank agrees, from and after the Closing Date (A) with respect to banks at which a Blocked Account is located, to sweep on a daily basis all amounts in such Blocked Account to such Credit Party's Concentration Account, and (B) with respect to all banks at which a Concentration Account is located, to sweep on a daily basis all amounts in such Concentration Account to the designated account of the Agent. No Credit Party shall, or shall cause or permit any Subsidiary thereof to, accumulate or maintain cash in disbursement or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements.

         (c) So long as no Default or Event of Default has occurred and is continuing, the Borrower may amend Schedule 8.11 to add or replace a bank at which a Blocked Account or Concentration Account is located; provided, however, that (i) Agent shall have consented in writing in advance to the opening of such account with the relevant account, and (ii) prior to the time the opening of such account, the applicable Credit Party and/or Subsidiaries thereof, as applicable, and such bank shall have executed and delivered to Agent a Blocked Account Agreement or Concentration Account Agreement, as applicable.

         (d) On or before April 14, 2000 and until the Revolving Credit Termination Date, the Borrower shall have established a disbursement account (the "Disbursement Account") with the Agent as set forth on Schedule 8.11, into which Agent shall, from time to time, deposit proceeds of the Revolving Loans and Swingline Loans made to the Borrower for use by Borrower solely in accordance with the provisions of this Agreement.

         (e) Borrower shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Credit Party to (i) hold in trust for Agent all checks, cash and other items of payment received by such Credit Party or other Person, and (ii) within one (1) Business Day after receipt by such Credit Party or related Person of any checks, cash or other items or payment, deposit the same into a Blocked Account of such Credit party. All cash, checks or items of payment constituting proceeds of Collateral are the property of Agent, for the benefit of itself and the Lenders.

         Section 8.12 Key Man Life Insurance. The Borrower shall, on or prior to April 2, 2000 (i) purchase a life insurance policy on the life of J. Cary Findlay in a minimum amount of

$10,000,000 (the "Life Insurance Policy") and (ii) deliver to the Agent an Assignment of Life Insurance Policy in form and substance satisfactory to the Agent. The Borrower shall maintain in full force and effect, so long as J. Cary Findlay is an officer of the Borrower or otherwise actively involved in the management or operations of the Borrower, the Life Insurance Policy and pay all insurance premiums at any time due and owing with respect to the Life Insurance Policy.

         Section 8.13 Interest Rate Contract. On or prior to the thirtieth day after the Closing Date the Borrower shall have entered into, and shall maintain until payment and performance in full of the Obligations, an Interest Rate Contract in form and substance satisfactory to the Agent and Lenders, hedging at least an amount equal to fifty percent (50%) of the sum of (i) aggregate Revolving Credit Commitments, plus, (ii) the outstanding balance of the Term A Loans, plus, (iii) the outstanding balance of the Term B Loans.

         Section 8.14 Compliance with South Carolina Ground Lease. Borrower hereby covenants and agrees that in connection with the conveyance of the Mortgaged Property located at 513 North Duncan Bypass, Union, South Carolina, 29379 pursuant to the Mortgage applicable to such property, it shall comply with
Article IX of the South Carolina Ground Lease and the provisions of Section 4-12-30(M) of the Code of Laws of South Carolina 1976, as amended.

         Section 8.15 Additional BT Credit Parties. In the event that, subsequent to the Closing Date, any Person becomes a Material Foreign Subsidiary (whether or not such Person is already a Subsidiary of the Borrower on the Closing Date) of the Borrower, whether pursuant to an acquisition or otherwise,
(x) the Borrower shall promptly notify the Agent of the existence of such Material Foreign Subsidiary (y) the Borrower shall cause such Person (i) to become a "Guarantor" under the BT Intercompany Loan Agreement, (ii) to grant a security interest in all of its personal property to the "Lender" under the BT Intercompany Loan Agreement by executing such documents or instruments reasonably required by the Agent and grant a lien in all of its Real Estate by executing a such real estate collateral documents required by the Agent, which security interest shall then be pledged to the Agent pursuant to the Collateral Assignment, (iii) to cause the Person owning the stock of such Material Foreign Subsidiary to pledge the stock of such Material Foreign Subsidiary to the "Lender" under the BT Intercompany Loan Agreement pursuant to documents reasonably required by the Agent, which security interest shall then be assigned to the Agent pursuant to the Collateral Assignment, and (iv) to provide all relevant documentation with respect thereto and to take such other actions as, in the reasonable discretion of the Agent, such Material Foreign Subsidiary would have provided and taken pursuant to the BT Intercompany Debt Documents on the Closing Date.


                                  ARTICLE IX.
                               NEGATIVE COVENANTS

         Until all Commitments have been terminated and all Obligations (other than indemnification and similar obligations that survive beyond the termination of this Agreement) have been paid in full, the Borrower will not, and will not permit any of its Subsidiaries to:

         Section 9.01 Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, other than:

         (a) Indebtedness under this Agreement and any other Credit Document;

         (b) Indebtedness evidenced by the Subordinated Notes;

         (c) Indebtedness evidenced by the BT Intercompany Notes;

         (d) Indebtedness existing on the Closing Date and described on Schedule 9.01;

         (e) purchase money Indebtedness and Capital Lease Obligations to the extent secured by a Lien permitted by Section 9.02(h);

         (f) (A) unsecured current liabilities and other ordinary course operating liabilities incurred in the ordinary course of business as conducted on the Closing Date (other than liabilities for borrowed money or liabilities evidenced by promissory notes, bonds or similar instruments) and (B) Indebtedness to trade creditors incurred in the ordinary course of business and either (i) not more than 90 days past due, or (ii) being disputed in good faith by appropriate proceedings with reserves for such disputed liability maintained in conformity with GAAP;

         (g) Indebtedness consisting of contingent obligations under indemnities, guarantees, and reimbursement agreements in favor of Persons issuing surety bonds, guarantees and similar undertakings issued to support performance obligations of any of the Consolidated Companies incurred in the ordinary course of business;

         (h) the Interest Rate Contract required under Section 8.13;

         (i) Indebtedness consisting of intercompany loans and advances made by the Borrower to any Subsidiary Guarantor, or made by BT to Val-Mex or India Trimmings; provided that (i) each Subsidiary Guarantor, BT and Val-Mex shall execute a demand note on the Closing Date (the "Intercompany Notes") to evidence any such intercompany Indebtedness, which Intercompany Notes shall be in form and substance satisfactory to Agent, and, with respect to Intercompany Notes by the Subsidiary Guarantors, shall be pledged pursuant to the Borrower Pledge Agreement as collateral for the Obligations, or, with respect to the Intercompany Notes being executed by BT and Val-Mex, shall be pledged to Conso International pursuant to the Debenture as collateral for the BT Intercompany Obligations, (ii) the Borrower and BT shall record all intercompany transactions on its books and records in a manner reasonably satisfactory to Agent, (iii) the obligations of each borrower under any such Intercompany Notes shall be subordinated to its obligations under its respective guarantee, if any, (iv) at the time any such intercompany loan or advance is made by the Borrower to any Subsidiary Guarantor, or by BT to Val-Mex or India Trimmings, as the case may be, and after giving effect thereto, the representation and warranty set forth in Section 7.19 is true and correct, and (v) no Default or Event of Default shall have occurred and be continuing or would occur and be continuing after giving effect to any such proposed intercompany loan; provided, further, that the Intercompany Notes by Val-Mex and India Trimmings in favor of BT shall be in a principal amount not to exceed $4,000,000, of which up to $2,000,000 may be used for Capital Expenditures permitted pursuant to Section 9.12 and up to $2,000,000 may be used for purposes other than Capital Expenditures;

         (j) Indebtedness secured by Permitted Liens;

         (k) refinancing of the Revolving Loans on the Revolving Credit Termination Date so long as: (i) no Default or Event of Default has occurred and is continuing, (ii) the Consolidated Companies will be in compliance with
Section 8.09 and Section 9.12 after giving effect to the refinancing on a pro forma basis; (iii) the refinancing is on terms no more restrictive than the Credit Documents as determined by the Agent and Lenders in their reasonable discretion, (iv) the Borrower has requested an extension of the Revolving Credit Commitment Date pursuant to Section 2.13 and the Required Lenders have not approved the request, and (v) the Borrower has delivered to the Agent a certificate certifying that each of the conditions set forth in clauses (i) and
(ii) above have been satisfied;

         (l) Indebtedness for borrowed money not otherwise permitted pursuant to this Section 9.01 in an aggregate amount at any one time outstanding not to exceed $500,000; and

         (m) Indebtedness arising out of judgements and awards, not to exceed $500,000 in the aggregate at any one time outstanding, which do not otherwise constitute an Event of Default under the terms of this Agreement, including without limitation, Section 10.09 hereof.

         Section 9.02 Liens. Create, incur, assume or suffer to exist any Lien on any of its property now owned or hereafter acquired other than:

         (a) Liens in favor of the Agent for the benefit of the Lenders;

         (b) Liens existing on the Closing Date and disclosed on Schedule 9.02;

         (c) Liens in favor of the Borrower to secure the BT Intercompany Notes, provided that the Borrower's interest in all such Liens are pledged to the Agent, for the benefit of the Lenders.

         (d) Liens for taxes not yet due and payable, and Liens for taxes or Liens imposed by ERISA which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

         (e) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other Liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves are being maintained in accordance with GAAP;

         (f) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, trade contracts, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

         (g) zoning, building and other land use laws imposed by any Governmental Authority having jurisdiction over such parcel which are not violated by the current use and occupancy of such parcel or the operation of the business thereon, and easements, covenants, conditions, restrictions and other similar matters of record affecting title to such parcel, which would not materially impair the use or occupancy of such parcel in the operation of the business;

         (h) Liens incurred in connection with purchase money Indebtedness with respect to assets acquired by any Credit Party in the ordinary course of business (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness does not exceed 100% of the purchase price of the subject assets); and

         (i) Liens incurred in connection with capital leases permitted under
Section 9.07; and

         (j) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in the foregoing clauses; provided that such extension, renewal or replacement Lien shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced (plus improvements on such property).

         Section 9.03 Mergers, Consolidations, Acquisitions, Sales, Etc.

         (a) Enter into any transaction of merger, consolidation, pooling of interest or other combination with any other Person other than (i) the Merger,
(ii) a consolidation or merger between the Borrower and a Subsidiary, provided the Borrower is the surviving entity, or (iii) any Subsidiary may merge with and into any Credit Party, provided such Credit Party is the surviving entity, and any Subsidiary of any BT Credit Party may merge with and into such BT Credit Party provided such BT Credit Party is the surviving entity;

         (b) Sell, lease, or otherwise dispose of its accounts, property or other assets (including capital stock of Subsidiaries), other than (i) sales, leases or other dispositions of assets by the Borrower to another Credit Party,
(ii) sales, leases or other dispositions of assets by a Subsidiary to a Credit Party, (iii) sales, leases or other dispositions of assets by a Foreign Subsidiary to a BT Credit Party, (iv) sales of inventory in the ordinary course of business, (v) grants of licenses of intellectual property in the ordinary course of business as conducted on the Closing Date, (vi) sales of obsolete, worn out, excessively damaged or unusable equipment,

Fixtures or inventory, and (vii) the sale of property in Niles, Michigan referred to in paragraph B3(b) of Schedule 7.17;

         (c) Purchase, lease or otherwise acquire all or any substantial portion of the property or assets (including capital stock) of another Person (each an "Acquisition") provided, however, that the foregoing restriction on Acquisitions shall not apply to Acquisitions (A) as are otherwise permitted under Section 9.03(a), and (B) by any Consolidated Company so long as: (i) after giving effect to such Acquisition, no Default or Event of Default will have occurred and be continuing, (ii) the Consolidated Companies would have been in compliance with
Section 8.09 and Section 9.12, as of the last day of the most recently ended Fiscal Quarter, after giving effect to such Acquisition on a pro forma basis as if such Acquisition had occurred on the first day of any period tested in the covenants set forth in such Sections, (iii) the Board of Directors of the Person being acquired has approved the Acquisition, (iv) after giving effect to such Acquisition, the representation and warranty set forth in Section 7.19 is true and correct with respect to the Consolidated Company making such Acquisition,
(v) the assets or property being acquired belong to the same, or a substantially related, line of business as the Consolidated Companies taken as a whole or logical extensions thereof, (vi) after giving effect to the Acquisition Borrowing Availability is at least $4,000,000, and (vii) the Borrower has notified the Agent of such Acquisition and delivered to the Agent a certificate certifying that each of the conditions set forth above has been satisfied, demonstrating compliance with the covenants set forth in Section 8.09 and
Section 9.12 after giving effect to such Acquisition on a pro forma basis; and

         (d) Sales or other dispositions of assets not otherwise permitted by this Section 9.03 in an aggregate amount per Fiscal Year not to exceed $350,000.

         Section 9.04 Investments, Loans, Etc. Make, permit or hold, any Investments in any Person, or otherwise create, acquire or hold any Subsidiaries, other than:

         (a) Investments from time to time in any Credit Party;

         (b) Investments existing on the date hereof and described on Schedule 9.04;

         (c) Investments consisting of intercompany Indebtedness permitted by
Section 9.01;

         (d) direct obligations of the United States of America or any agency thereof, or obligations guaranteed by the United States of America or any agency thereof, in each case supported by the full faith and credit of the United States of America and maturing within one year from the date of creation thereof;

         (e) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by a nationally recognized credit rating agency;

         (f) time deposits maturing within one year from the date of creation thereof, including certificates of deposit issued by, any office located in the United States of America of any bank or trust company which is organized under the laws of the United States of America or any state thereof and has capital, surplus and undivided profits aggregating at least $500,000,000, including without limitation, any such deposits in Eurodollars issued by a foreign branch of any such bank or trust company;

         (g) Investments made by Plans;

         (h) time deposits maturing within one year from the date of creation thereof, including certificates of deposits, or the equivalent, issued by any office located in England of any bank which is organized under the laws of the United Kingdom and has capital, surplus and undivided profits aggregating at least $500,000,000;

         (i) loans and advances in an aggregate principal amount outstanding at any one time not to exceed $250,000 to management and other employees of the Borrower, the proceeds of which are used in their entirety to purchase Stock in Borrower and make other investments pursuant to retirement savings programs;

         (j) Investments made in connection with Acquisitions otherwise permitted under Section 9.03(c); and

         (k) Investments consisting of promissory notes or other non-cash consideration received as proceeds of asset sales and dispositions by any Credit Party or BT Credit Party or permitted under Section 9.03 above, provided, that any such promissory note made in favor of any Credit Party shall be pledged to the Agent, for the benefit of the Lenders; and

         (l) Investments not otherwise permitted under this Section 9.04 made after the Closing Date; provided that the aggregate amount of all such Investments does not exceed $500,000.

         Section 9.05 Lease Obligations. Create or suffer to exist any obligations for the payment under operating leases or agreements to lease (including all Synthetic Lease Obligations but excluding any obligations under leases required to be classified as capital leases under GAAP) having a term of one year or more which would cause the direct or contingent liabilities of the Consolidated Companies under such leases or agreements to lease, on a consolidated basis, to exceed $5,000,000 in the aggregate in any Fiscal Year.

         Section 9.06 Restricted Payments. (a) Declare or pay any dividend or distribution on any class of its stock, or (b) make any payment to purchase, redeem, retire or acquire any capital stock or Subordinated Debt or any option, warrant, or other right to acquire such capital stock or such Indebtedness (each payment under clause (a) or (b), a "Restricted Payment"), other than (i) dividends payable solely in shares of any class of its stock, (ii) Restricted Payments made by any Subsidiary to any Credit Party or BT, and (iii) payments in an aggregate amount not exceeding $218,000 in respect of option surrender payments to be made to Persons who were option holders of stock in the Borrower prior to the Merger.


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

         Section 9.07 Sale and Leaseback Transactions. Sell or transfer any property, real or personal, whether now owned or hereafter acquired, and thereafter rent or lease such property for substantially the same purpose or purposes as the property being sold or transferred, other than in connection with assets acquired in contemplation of the creation of a capital lease which are, within six months from the date of purchase of such assets, sold to another Person and leased back to a Consolidated Company pursuant to a Capital Lease arrangement permitted hereunder ("Permitted Sale Leaseback"), provided that the aggregate amount of such Permitted Sale Leasebacks does not exceed $1,000,000 in the aggregate.

         Section 9.08 Transactions with Affiliates. Other than transactions described on Schedule 9.08:

         (a) Enter into any transaction or series of related transactions, whether or not in the ordinary course of business, with any Affiliate of any Consolidated Company, other than on terms and conditions at least as favorable to such Consolidated Company as would be obtained by such Consolidated Company at the time in a comparable arm's-length transaction with a Person other than an Affiliate.

         (b) Make any payment or any loan owing to any officer, shareholder, subsidiary or Affiliate, or convey or transfer to any other Person any real property, buildings, or Fixtures used in the manufacturing or production operations of any Consolidated Company, or convey or transfer to any other Consolidated Company any other assets (excluding conveyances or transfers in the ordinary course of business) if at the time of such payment, conveyance or transfer any Default or Event of Default exists or would exist as a result of such payment, conveyance or transfer.

         Section 9.09 ERISA. Take or fail to take any action with respect to any Plan of any Consolidated Company or, with respect to its ERISA Affiliates, any Plans which are subject to Title IV of ERISA or to continuation health care requirements for group health plans under the Tax Code which could reasonably be expected to result in a Materially Adverse Effect, including without limitation
(i) establishing any such Plan, (ii) amending any such Plan (except where required to comply with applicable law), (iii) terminating or withdrawing from any such Plan, or (iv) incurring an amount of unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA, or any withdrawal liability under Title IV of ERISA with respect to any such Plan, without first obtaining the written approval of the Required Lenders.

         Section 9.10 Additional Negative Pledges. Create or otherwise cause or suffer to exist or become effective, directly or indirectly, any prohibition or restriction on the creation or existence of any Lien upon any asset of any Consolidated Company, other than pursuant to (i) this Agreement, (ii) the Subordinated Note Documents, (iii) the terms of any agreement, instrument or other document pursuant to which any Indebtedness permitted by Section 9.01(e) is incurred by any Consolidated Company, so long as such prohibition or restriction applies only to the property or asset being financed by such Indebtedness, and (iv) any requirement of


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

applicable law or any regulatory authority having jurisdiction over any of the Consolidated Companies.

         Section 9.11 Limitation on Payment Restrictions Affecting Consolidated Companies. Create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Consolidated Company to (i) pay dividends or make any other distributions on such Consolidated Company's stock, or (ii) pay any Indebtedness owed to any Credit Party or any other Consolidated Company, or (iii) transfer any of its property or assets to any Credit Party or any other Consolidated Company, except any consensual encumbrance or restriction existing under the Credit Documents or the Subordinated Note Documents.

         Section 9.12 Capital Expenditures. Make Capital Expenditures during any Fiscal Year in excess of (i) $5,700,000 during Fiscal Year 2000, (ii) $2,000,000 during Fiscal Year 2001, and (iii) for each Fiscal Year thereafter, the sum of
(y) $2,000,000 plus (z) an amount equal to fifty percent (50%) of Excess Cash Flow for the immediately preceding Fiscal Year measured at the end of such immediately preceding Fiscal Year; provided, however, commencing with Fiscal Year 2001, if the actual aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries during any Fiscal Year (the "Current CapEx") is less than the respective limit specified above for such Fiscal Year (the "Specified CapEx"), then the applicable limit for the immediately succeeding Fiscal Year shall be increased by an amount equal to the difference between the Current CapEx and the Specified CapEx (the "Carryover Amount"). For purposes of this Section 9.12 Capital Expenditures made by the Borrower in any Fiscal Year shall be deemed to be made first with Specified CapEx for such Fiscal Year, then, from the Carryover Amount, if any. In addition, for purposes of this
Section 9.12, Capital Expenditures shall not include (A) Capital Expenditures made with Net Casualty/Insurance Proceeds, and (B) up to a maximum amount of $3,000,000 in the aggregate during the term of this Agreement, of Capital Expenditures incurred in connection with Acquisitions that are permitted under
Section 9.03(c), and which are not solely for the purchase of assets but are made in connection with Acquisitions of an additional line of business or business entity.

         Section 9.13 Change in Business. Enter into, or permit any of their respective Subsidiaries to enter into, any business other than the business presently conducted by the Consolidated Companies taken as a whole or any business reasonably related or complementary thereto.

         Section 9.14 Modification of Corporate Name, Charter, Etc. Make any change in any of their (i) corporate names, articles of incorporation, or similar documents or capital structure that would materially adversely affect the Borrower's ability to perform under any Transaction Document, or (ii) accounting practices, business objectives, purposes of operations, Fiscal Month, Fiscal Quarter or Fiscal Year.

         Section 9.15 Modification of the Subordinated Note Documents. Make any change to, or amendment of, any Subordinated Note Document that would have the effect of (i) shortening the maturity of the Subordinated Notes or accelerating the dates of any scheduled


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

payments of principal or interest thereunder, (ii) increasing the interest rate applicable to the Subordinated Notes (but this restriction shall not prohibit the Subordinated Notes from accruing interest at the default rates set forth in the Subordinated Note Documents as of the Closing Date, (iii) making the covenants (including without limitation, financial covenants) contained in the Subordinated Note Documents more restrictive than the covenants contained therein as in effect on the Closing Date, and (iv) making the events of default contained in the Subordinated Note Documents more restrictive than the events of default contained therein on the Closing Date.

         Section 9.16 Modification of BT Intercompany Debt Documents. Make any change to, or amendment of, any BT Intercompany Debt Document; provided, however, that the BT Lender may, in its sole discretion, from time to time, agree that to BT Borrower may defer interest payments required under the BT Intercompany Loan Agreement.


                                   ARTICLE X.
                                EVENTS OF DEFAULT

         Upon the occurrence and during the continuance of any of the following specified events (each an "Event of Default"):

         Section 10.01 Payments. The Borrower shall fail to pay when due (after giving effect to any applicable grace period) (including, without limitation, by mandatory prepayment) any principal, or the Borrower shall fail to pay any interest, fees or other amount payable in respect of any Obligation and such failure to pay interest, fees or other amounts continues for five (5) days after the date such amount becomes due;

         Section 10.02 Covenants Without Notice. The Borrower shall fail to observe or perform (after giving effect to any applicable grace period) any covenant or agreement contained in Sections 8.01, 8.05, 8.07, 8.09 or Article IX;

         Section 10.03 Other Covenants. Any Credit Party shall fail to observe or perform (after giving effect to any applicable grace period) any covenant or agreement contained in this Agreement, other than those referred to in Sections
10.01 and 10.02, or in any other Credit Document and, if capable of being remedied, such failure shall remain unremedied for 30 days after the earlier of
(i) the Borrower's obtaining knowledge thereof, or (ii) written notice thereof shall have been given to the Borrower by the Agent or any Lender;

         Section 10.04 Representations. Any representation or warranty made or deemed to be made by any Credit Party or by any of its officers under this Agreement or any other Credit Document (including the Schedules attached thereto), or any certificate or other document submitted to the Agent or the Lenders by any such Person pursuant to the terms of this Agreement or any other Credit Document, shall be incorrect in any material respect when made or deemed to be made or submitted;


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

         Section 10.05 Non-Payments of Other Indebtedness. Any Consolidated Company shall fail to make when due (whether at stated maturity, by acceleration, on demand or otherwise, and after giving effect to any applicable grace period and any cure with respect thereto) any payment of principal of or interest on any Indebtedness (other than interest on the BT Intercompany Notes deferred in accordance with Section 9.16) with an aggregate outstanding or committed principal amount of $500,000 (or the equivalent in other relevant currency) or more;

         Section 10.06 Defaults Under Other Agreements. Any Consolidated Company shall fail to observe or perform within any applicable grace period any covenants or agreements contained in any agreements or instruments relating to any Subordinated Debt, the BT Intercompany Debt (other than payment of interest or principal thereon), or any other Indebtedness with an aggregate outstanding or committed principal amount of $1,000,000 (or the equivalent in other relevant currency) or more, or any other event shall occur if the effect of such failure or other event, after taking into account any cure thereof, is to accelerate, or to permit the holder of such Subordinated Debt or such other Indebtedness or any other Person to accelerate, the maturity of such Indebtedness; or any Subordinated Debt or any such other Indebtedness shall be required to be prepaid (other than by a regularly scheduled required prepayment) in whole or in part prior to its stated maturity;

         Section 10.07 Bankruptcy. Any Credit Party or BT Credit Party shall commence a voluntary case concerning itself under the Bankruptcy Code or applicable foreign bankruptcy laws, or an involuntary case for bankruptcy (or a petition for a receiving order) is commenced against any Credit Party or BT Credit Party and the petition is not controverted within 10 days, or is not dismissed within 60 days, after commencement of the case, or a custodian, trustee, interim receiver or coordinator (as defined in the Bankruptcy Code) or if a sequestrator, administrator or similar official under applicable foreign bankruptcy laws is appointed for, or takes charge of, all or any substantial part of the property of any Credit Party or BT Credit Party; or any Credit Party or BT Credit Party commences proceedings to be granted a suspension of payments or any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction, whether now or hereafter in effect, relating to any Credit Party or BT Credit Party or there is commenced against any Credit Party or BT Credit Party any such proceeding which remains undismissed for a period of 60 days; or any Credit Party or BT Credit Party is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or any Credit Party or BT Credit Party suffers any appointment of any custodian or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or any Credit Party or BT Credit Party makes a general assignment for the benefit of creditors; or any Credit Party or BT Credit Party shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any Credit Party or BT Credit Party shall call a meeting of its creditors with a view to arranging a composition or adjustment of its debts; or any Credit Party or BT Credit Party shall by any act or failure to act indicate its consent to, approval of or acquiescence in any of the foregoing or any corporate action is taken by any Credit Party for the purpose of effecting any of the foregoing;


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

         Section 10.08 ERISA. A Plan or Foreign Plan of a Consolidated Company or a Plan subject to Title IV of ERISA of any of its ERISA Affiliates:

         (a) shall fail to be funded in accordance with the minimum funding standard required by applicable law, the terms of such Plan or Foreign Plan,
Section 412 of the Tax Code or Section 302 of ERISA for any plan year or a waiver of such standard is sought or granted with respect to such Plan or Foreign Plan under applicable law, the terms of such Plan or Foreign Plan or
Section 412 of the Tax Code or Section 303 of ERISA; or

         (b) is being, or has been, terminated or the subject of termination proceedings under applicable law or the terms of such Plan or Foreign Plan; or

         (c) shall require a Consolidated Company to provide security under applicable law, the terms of such Plan or Foreign Plan, Section 401 or 412 of the Tax Code or Section 306 or 307 of ERISA; or

         (d) results in a liability to a Consolidated Company under applicable law, the terms of such Plan or Foreign Plan, or Title IV of ERISA;

and there shall result from any such failure, waiver, termination or other event a liability to the PBGC (or any similar Person with respect to any Foreign Plan) or to a Plan that could reasonably be expected to have a Materially Adverse Effect.

         Section 10.09 Judgment. A final judgment or order for the payment of damages in an amount equal to $500,000 (or the equivalent in other relevant currency) or more or otherwise having a Materially Adverse Effect shall be rendered against the Borrower or any other Consolidated Company and in either case such judgment or order shall continue unsatisfied (in the case of a money judgment) and in effect for a period of 60 days during which execution shall not be effectively stayed or deferred (whether by action of a court, by agreement or otherwise). A final judgment or order for the payment of damages for which the Borrower is indemnified shall not constitute an Event of Default hereunder, so long as (i) the Agent has received written confirmation of such indemnification,
(ii) the terms of such indemnification has been approved by the Agent and the Required Lender in their reasonable credit judgment, and (iii) the Person indemnifying the Borrower or other Consolidated Company is acceptable to the Agent and the Required Lenders in their reasonable credit judgment.

         Section 10.10 Change in Control. A Change in Control shall occur or exist;

         Section 10.11 Default Under Other Credit Documents. There shall exist or occur any "Event of Default" as provided under the terms of any other Credit Document, or any Credit Document ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of any Credit Party, or at any time it is or becomes unlawful for any Credit Party to perform or comply with its obligations under any Credit Document or the obligations of any Credit Party under any Credit Document are not or cease to be legal, valid and binding on such Credit Party;


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

         Section 10.12 Default Under Subordinated Note Documents. There shall exist or occur any "Event of Default" as provided under the terms of any Subordinated Note Document or the Subordination Agreement ceases to be in full force and effect or the validity or enforceability thereof is disaffirmed by or on behalf of any subordinated lender party thereto, or any Obligations fail to constitute "Senior Debt" for purposes of the Subordination Agreement;

         Section 10.13 Default Under Interest Rate Contract or Currency Contract. Any event or condition shall occur or exist which causes, or permits any party thereto (other than the Consolidated Company or Companies party thereto) to cause, the termination or cancellation of any Interest Rate Contract or Currency Contract, and such Consolidated Company or Companies party thereto does not execute a binding replacement Interest Rate Contract or Currency Contract with five Business Days after such termination or cancellation; or

         Section 10.14 Attachments. An attachment or similar action shall be made on or taken against any of the assets of any Consolidated Company with an aggregate value of $500,000 or more and such attachment or similar action is not controverted within 10 days, or is not removed within 60 days;

then, and in any such event, and at any time thereafter if any Event of Default shall then be continuing, the Agent may, and upon the written request of the Required Lenders, shall take any or all of the following actions, without prejudice to the rights of the Agent, any Lender or the holder of any Note to enforce its claims against the Borrower: (i) declare the Commitments terminated, whereupon the Commitments of each Lender shall terminate immediately and any accrued Revolving Credit Commitment Fee shall forthwith become due and payable without any other notice of any kind; and (ii) declare the principal of and any accrued interest on the Loans, and all other Obligations owing hereunder, to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided, however, that if an Event of Default specified in
Section 10.07 shall occur, all Commitments shall automatically terminate and all Obligations shall automatically become due and payable, without declaration, demand or notice by the Agent or any Lenders. Upon the termination of the Commitments, the Borrower shall immediately deposit cash collateral with the Issuing Bank into the L/C Cash Collateral Account in an amount equal to the then outstanding Letter of Credit Obligations. In addition, if any Event of Default shall have occurred and be continuing, the Agent may, and upon the written request of the Required Lenders, shall exercise all remedies contained in the Collateral Documents.


                                  ARTICLE XI.
                    AGENT, ISSUING BANK AND SWING LINE LENDER

         Section 11.01 Appointment of Agent; Appointment of Security Agent.

         (a) Each Lender hereby designates SunTrust as Agent to administer all matters concerning the Commitments and the Loans and to act as herein specified or as specified in any other Credit Document. Each Lender hereby irrevocably authorizes, and each holder of


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

any Note by the acceptance of a Note shall be deemed irrevocably to authorize, the Agent to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Agent may perform any of its duties hereunder by or through its agents or employees.

         (b) Each Beneficiary hereby designates the Security Agent to act as trustee in connection with the Share Pledge and authorizes the Security Agent to exercise such rights, powers and authorities as are specifically delegated to the Security Agent by the terms of the Share Pledge together with all such rights, powers and authorities as are reasonably incidental thereto.

         Section 11.02 Appointment of Issuing Bank. Each Revolving Lender hereby designates SunTrust as Issuing Bank to issue Letters of Credit, hold the L/C Cash Collateral Account and to act as herein specified. Each Revolving Lender hereby irrevocably authorizes, and each holder of any Revolving Credit Note by the acceptance of a Revolving Credit Note shall be deemed irrevocably to authorize, the Issuing Bank to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Issuing Bank by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Issuing Bank may perform any of its duties hereunder by or through its agents or employees.

         Section 11.03 Appointment of Swingline Lender. Each Revolving Lender hereby designates SunTrust as Swingline Lender to make Swingline Loans and to act as herein specified. Each Revolving Lender hereby irrevocably authorizes, and each holder of any Revolving Credit Note by the acceptance of a Revolving Credit Note shall be deemed irrevocably to authorize, the Swingline Lender to take such actions on its behalf under the provisions of this Agreement, the other Credit Documents, and all other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Swingline Lender by the terms hereof and thereof and such other powers as are reasonably incidental thereto. The Swingline Lender may perform any of its duties hereunder by or through its agents or employees.

         Section 11.04 Nature of Duties of Agent, Security Agent, Issuing Bank and Swingline Lender. The Agent, the Security Agent the Issuing Bank and Swingline Lender shall have no duties or responsibilities except those expressly set forth in this Agreement and the other Credit Documents. Neither the Agent, the Security Agent, the Issuing Bank, the Swingline Lender nor any of their respective officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent, the Security Agent, the Issuing Bank and Swingline Lender shall be ministerial and administrative in nature. The Agent, the Security Agent, the Issuing Bank and Swingline Lender shall not have by reason of this

Agreement a fiduciary relationship in respect of any Lender; and nothing in this Agreement, express or implied, is intended to or shall be so construed as to impose upon the Agent, the Security Agent, the Issuing Bank or the Swingline Lender any obligations in respect of this Agreement or the other Credit Documents except as expressly set forth herein.

         Section 11.05 Lack of Reliance on the Agent, Security Agent, the Issuing Bank and the Swingline Lender.

         (a) Independently and without reliance upon the Agent, the Security Agent, the Issuing Bank or the Swingline Lender, each Lender, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Consolidated Companies in connection with the taking or not taking of any action in connection herewith, and (ii) its own appraisal of the creditworthiness of the Consolidated Companies, and, except as expressly provided in this Agreement, neither the Agent, the Security Agent, the Issuing Bank nor the Swingline Lender shall have any duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before the making of any Loans, the purchasing of participations in any Letter of Credit or any Swingline Loan, or at any time or times thereafter.

         (b) Neither the Agent, the Security Agent, the Issuing Bank nor the Swingline Lender shall be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of this Agreement, the Notes, and the other Credit Documents, or any other documents contemplated hereby or thereby, or the financial condition of the Consolidated Companies, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Notes, and the other Credit Documents, or the other documents contemplated hereby or thereby, or the financial condition of the Consolidated Companies, or the existence or possible existence of any Default or Event of Default.

         Section 11.06 Certain Rights of the Agent, the Security Agent, the Issuing Bank and the Swingline Lender. If the Agent, the Security Agent, the Issuing Bank or the Swingline Lender shall request instructions or consent from the Lenders or Required Lenders with respect to any action or actions (including the failure to act) in connection with this Agreement where such instructions or consent are required or provided for in this Agreement, the Agent, the Security Agent, the Issuing Bank or the Swingline Lender, as the case may be, shall be entitled to refrain from such act or taking such act, unless and until it shall have received such instructions or consent from such Lenders; and neither the Agent, the Security Agent, the Issuing Bank nor the Swingline Lender shall incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Lender shall have any right of action whatsoever against the Agent, the Security Agent, the Issuing Bank nor the Swingline Lender, as a result of the Agent, the Issuing Bank or the Swingline Lender acting or refraining from acting hereunder in accordance with the instructions or consent of any Lender, all Lenders or the Required Lenders where such instructions or consent are required or provided for by this Agreement. In the absence of any express provision as to instructions or consent of any or all Lenders or Required Lenders, the Agent, the Security Agent, the Swingline Lender and the Issuing Bank may request instructions or consent from the Required Lenders and, if so requested, shall be entitled to refrain from acting or taking such acts unless and until it shall have received such instructions or consent, shall have no liability to any Lender, and shall be fully protected in acting or refraining from acting hereunder in accordance with instructions or consent of the Required Lenders.

         Section 11.07 Reliance by Agent, the Security Agent, Issuing Bank and the Swingline Lender. The Agent, the Security Agent, the Issuing Bank and the Swingline Lender shall be entitled to rely, and shall be fully protected in relying, upon any note, electronic mail message writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cable gram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent, the Security Agent, the Issuing Bank and the Swingline Lender may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         Section 11.08 Indemnification of Agent, the Security Agent, the Issuing Bank and the Swingline Lender.

         (a) To the extent the Agent or Security Agent is not reimbursed and indemnified by the Borrower, each Lender will reimburse and indemnify the Agent and the Security Agent, ratably according to the Commitments and outstanding Loans held by each Lender, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent or Security Agent in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Lender shall be liable to the Agent or Security Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's or Security Agent's gross negligence or willful misconduct.

         (b) To the extent the Issuing Bank is not reimbursed and indemnified by the Borrower, each Revolving Lender will reimburse and indemnify the Issuing Bank, ratably according to the Revolving Credit Commitments and outstanding Revolving Loans held by each Revolving Lender, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Issuing Bank in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Revolving Lender shall be liable to the Issuing Bank for any portion of such liabilities, obligations, losses,


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

damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Issuing Bank's gross negligence or willful misconduct.

         (c) To the extent the Swingline Lender is not reimbursed and indemnified by the Borrower, each Revolving Lender will reimburse and indemnify the Swingline Lender, ratably according to the Revolving Credit Commitments and outstanding Revolving Loans held by each Revolving Lender, for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including counsel fees and disbursements) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Swingline Lender in performing its duties hereunder, in any way relating to or arising out of this Agreement or the other Credit Documents; provided that no Revolving Lender shall be liable to the Swingline Lender for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Swingline Lender's gross negligence or willful misconduct.

         Section 11.09 The Agent, the Security Agent, the Issuing Bank and the Swingline Lender in Their Individual Capacities. With respect to its obligation to lend under this Agreement, the Loans made by it, the Letters of Credit issued by it or in which it purchases a participation, and the Notes issued to it, the Agent, the Security Agent, the Issuing Bank and the Swingline Lender shall have the same rights and powers hereunder as any other Lender or holder of a Note and may exercise the same as though it were not performing the duties specified herein; and the terms "Lenders", "Required Lenders", "holders of Notes", or any similar terms shall, unless the context clearly otherwise indicates, include the Agent, the Security Agent, the Issuing Bank and the Swingline Lender in their individual capacities. The Agent, the Security Agent, the Swingline Lender and the Issuing Bank may accept deposits from, lend money to, and generally engage in any kind of banking, trust, financial advisory or other business with the Consolidated Companies or any affiliate of the Consolidated Companies as if it were not performing the duties specified herein, including without limitation purchasing and holding the Subordinated Notes, and may accept fees and other consideration from the Consolidated Companies for services in connection with this Agreement, and otherwise without having to account for the same to the Lenders.

         Section 11.10 Holders of Notes. The Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

         Section 11.11 Successor Agent.

         (a) The Agent and Security Agent may resign at any time by giving thirty (30) days prior written notice thereof to the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, upon five days' notice to the Borrower, to appoint a successor Agent acceptable to the Borrower. If no successor Agent or Security Agent, as the


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

case may be, shall have been so appointed and shall have accepted such appointment within 30 days after the retiring Agent's or Security Agent's giving of notice of resignation, then, upon five days' notice to the Borrower, the retiring Agent or Security Agent, may, on behalf of the Lenders, appoint a successor Agent or Security Agent, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000.

         (b) The Required Lenders shall have the right at any time after giving thirty (30) days prior written notice to the Agent, the Security Agent, all Lenders and the Borrower to replace the Agent or Security Agent and to appoint a successor Agent or Security Agent acceptable to the Borrower. If no successor Agent or Security Agent, as the case may be, shall have been so appointed and shall have accepted such appointment within thirty (30) days after the Required Lender's giving of notice of replacement, then upon five days' notice to the Borrower, the retiring Agent or Security Agent, may, on behalf of the Lenders, appoint a successor Agent or Security Agent, which shall be a bank which maintains an office in the United States, or a commercial bank organized under the laws of the United States of America or any State thereof, or any Affiliate of such bank, having a combined capital and surplus of at least $100,000,000.

         (c) Upon the acceptance of any appointment as the Agent or Security Agent hereunder by a successor Agent or Security Agent, such successor Agent or Security Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Security Agent, and the retiring Agent or Security Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's or Security Agent's resignation or removal hereunder as Agent or Security Agent, the provisions of this Article XI shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent or Security Agent, as the case may be, under this Agreement.

         Section 11.12 Collateral Matters.

         (a) Release of Collateral. Each Lender and Beneficiary hereby irrevocably authorizes the Agent, or as the case may be, the Security Agent, as its option and in its discretion, to release any Lien granted to or held by the Agent or Security Agent, upon any property covered by this Agreement or the Credit Documents (i) upon termination of the Commitments and payment and satisfaction of all Obligations, (ii) constituting property being sold or disposed of if the Borrower certifies to the Agent or Security Agent, as the case may be, in writing that the sale or disposition is made in compliance with this Agreement and specifying the applicable Section of this Agreement (and the Agent and Security Agent may rely in good faith conclusively on any such certificate, without further inquiry); or (iii) constituting property leased to a Credit Party under a lease which has expired or been terminated in a transaction permitted under this Agreement or is about to expire and which has not been, and is not intended by a Credit Party to be, renewed or extended.


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

         (b) Confirmation of Authority; Execution of Releases. Without in any manner limiting the Agent's or Security Agent's authority to act without any specific or further authorization or consent by Lenders (as set forth in subsection 11.12(a)), each Lender and Beneficiary agrees to confirm in writing, upon request by the Borrower, the authority to release any property covered by this Agreement or the Credit Documents conferred upon the Agent or Security Agent under subsection 11.12(a). So long as no Event of Default is then continuing, upon receipt by Agent or Security Agent, as applicable, of confirmation from the Required Lenders, of its authority to release any particular item or types of property covered by this Agreement or the Credit Documents, and upon at least three (3) Business Days prior written request by the Borrower, the Agent or Security Agent, as applicable, shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Agent or Security Agent, for the benefit of Lenders herein or pursuant hereto upon such Collateral; provided, however, that such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of any Credit Party, in respect of), all interests retained by any Credit Party, including, without limitation, the proceeds of any sale, all of which shall continue to constitute part of the property covered by this Agreement or the Credit Documents.

         Section 11.13 Security Agent's Discretions.

         (a) The Security Agent hereby declares that during the Trust Period it shall hold the Trust Property as trustee upon trust for the Beneficiaries from time to time and the obligations, rights and benefits vested or to be vested in the Security Agent by the Share Pledge or any document entered into pursuant thereto shall (as well after as before enforcement) be performed and (as the case may be) exercised in accordance with the provisions of this Section 11.13.

         (b) For the purposes of this Section 11.13 the following definitions shall have the following meanings:

                  (i) "Trust Period" means the period ending on the earlier of
         (A) the last day of the period of 80 years from the date of this Agreement which period (and no other) shall be the applicable perpetuity period, and (B) such date as the Security Agent may specify under Section 11.12(a) hereof; and

                  (ii) "Trust Property" means all or any part of the rights, titles, interest, assets and income that may now or hereafter be mortgaged, charged, assigned or granted or the subject of an Lien in favor of the Security Agent by or pursuant to the Share Pledge and the proceeds of any such security.

         (c) The Security Agent shall have all the powers and discretions conferred upon trustees by the Trustee Act 1925 (to the extent not inconsistent herewith) and upon the Security Agent by this Agreement and the Share Pledge and upon a receiver appointed under the Share Pledge (as though the Security Agent were a receiver thereunder).


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

                                  ARTICLE XII.
                                  MISCELLANEOUS

         Section 12.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, telecopy, electronic mail message or similar teletransmission or writing), shall be in the English language, and shall be given to such party at its address or applicable teletransmission number set forth on the signature pages hereof, or such other address or applicable teletransmission number as such party may hereafter specify by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answer back is received, (ii) if given by mail, five Business Days after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, (iii) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section and the appropriate confirmation is received, (iv) if given by a reputable overnight courier service, the Business Day after such communication is delivered to such courier device for overnight delivery, or (v) if given by any other means (including, without limitation, by air courier), when delivered or received at the address specified in this Section; provided that notices to the Agent shall not be effective until received.

         Section 12.02 Amendments, Etc. No amendment or waiver of any provision of this Agreement or the other Credit Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders do any of the following at any time: (i) as to the funding of Loans on the Closing Date, waive any of the conditions specified in Section 6.01 and 6.02, (ii) change any of the provisions of the definition of "Required Lenders" or any other provision of any Credit Documents specifying the number, percentage or type of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, (iii) release any Guarantor, or reduce or limit the obligations of any Guarantor under any Guaranty Agreements or otherwise limit such Guarantor's liability with respect to the Obligations owing to the Agent, the Issuing Bank, the Swingline Lender and the Lenders, (iv) release any BT Credit Party, or reduce or limit the obligations of any BT Credit Party under the BT Intercompany Debt Documents or otherwise limit such BT Credit Party's liability owing to Conso International with respect to the "Obligations" under the BT Intercompany Loan Agreement; (v) release any material portion of the Collateral in any transaction or series of related transactions, (vi) amend this Section 12.02 or Section 12.06, or (vii) change Section 5.10 in any manner that would alter the pro rata sharing of the payments required thereby, provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Revolving Lender, Term A Lender, Term B Lender or Swingline Lender, as the case may be, that is directly affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender, (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone the maturity of any Loan or the termination of any Commitment, (iv) postpone, waive or excuse any scheduled date for any payment of principal of,


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

or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, or (iv) change the order of application of any prepayments as set forth in Section 5.08(d) or Section 5.7(d)) and any payments as set forth in Section 5.10(b) in any manner that adversely affects such Lender; provided, further that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank, in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Bank under this Agreement; provided, further that no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender, in addition to the Lenders required above to take such action, affect the rights or obligations of the Swingline Lender under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Credit Documents. If the Borrower or any of its Subsidiaries sells, leases or otherwise disposes of any property that constitutes Collateral and such sale, lease or other disposition is permitted under Section 8.03, the Lien on such Collateral in favor of the Agent for the benefit of the Lenders shall be automatically released and the Agent shall, upon the reasonable request and at the expense of the Borrower, and without the necessity of any consent of the Lenders, execute and deliver such releases, lien terminations and other documents as the Borrower shall reasonably request to evidence the release of such Liens.

         Section 12.03 No Waiver; Remedies Cumulative. No failure or delay on the part of the Agent, any Lender or any holder of a Note in exercising any right or remedy hereunder or any other Credit Document, and no course of dealing between the Borrower and the Agent, any Lender or the holder of any Note shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy hereunder or any other Credit Document preclude any other or further exercise thereof or the exercise of any other right or remedy hereunder or thereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Agent, any Lender or the holder of any Note would otherwise have. No notice to or demand on the Borrower not required hereunder or any other Credit Document in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agent, the Lenders or the holder of any Note to any other or further action in any circumstances without notice or demand.

         Section 12.04 Payment of Expenses, Etc. The Borrower agrees to:

         (a) whether or not the transactions hereby contemplated are consummated, pay all reasonable, out-of-pocket costs and expenses of the Agent, the Security Agent and the Arranger in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Agent, the Security Agent and the Lenders with respect thereto) of, and in connection with the preparation, execution and delivery of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, this Agreement and the other Credit Documents and the documents and instruments referred to therein, and any amendment, waiver or consent relating thereto (including, without limitation, the reasonable fees and disbursements of one counsel for the Agent and Security Agent), and in the case of enforcement of this Agreement or any Credit Document, all such reasonable, out-of-


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

pocket costs and expenses (including, without limitation, the reasonable fees and disbursements of counsel) for any of the Lenders;

         (b) pay and hold each of the Agent, the Security Agent, the Lenders, the Swingline Lender and the Issuing Bank harmless from and against any and all present and future stamp, documentary, and other similar Taxes with respect to this Agreement, the Notes, the Letters of Credit, the other Credit Documents, the Collateral and any payments due thereunder, and save the Agent, the Security Agent, each Lender, the Swingline Lender and the Issuing Bank harmless from and against any and all liabilities with respect to or resulting from any delay or omission to pay such Taxes;

         (c) indemnify the Agent, the Security Agent, the Arranger, the Issuing Bank, the Swingline Lender, the Lenders and their respective officers, directors, employees, representatives and agents (whether or not any of them is designated a party thereto) (an "Indemnitee") from, and hold each of them harmless against, any and all costs, losses, liabilities, claims, damages or expenses incurred by any of them arising out of or by reason of any investigation, litigation or other proceeding related to any actual or proposed use of the proceeds of any of the Loans or Letters of Credit or the Borrower's, any other Credit Party's, Agent's, the Security Agent's or any Lender's entering into and performing of the Agreement, the Notes or the other Credit Documents, including, without limitation, the reasonable fees and disbursements of counsel (including foreign counsel) incurred in connection with any such investigation, litigation or other proceeding; provided, however, the Borrower shall not be obligated to indemnify any Indemnitee for any of the foregoing arising solely out of such Indemnitee's gross negligence or willful misconduct or solely from the breach by such Indemnitee of its obligations hereunder.

         (d) without limiting the indemnities set forth in subsection (iii) above, indemnify each Indemnitee for any and all expenses and costs (including without limitation, remedial, removal, response, abatement, cleanup, investigative, closure and monitoring costs), losses, claims (including claims for contribution or indemnity and including the cost of investigating or defending any claim and whether or not such claim is ultimately defeated, and whether such claim arose before, during or after the Borrower's ownership, operation, possession or control of its business, property or facilities or before, on or after the date hereof, and including also any amounts paid incidental to any compromise or settlement by the Indemnitee or Indemnitees to the holders of any such claim), lawsuits, liabilities, obligations, actions, judgments, suits, disbursements, encumbrances, liens, damages (including without limitation damages for contamination or destruction of natural resources), penalties and fines of any kind or nature whatsoever (including without limitation in all cases the reasonable fees, other charges and disbursements of counsel in connection therewith) incurred, suffered or sustained by that Indemnitee based upon, arising under or relating to Environmental Laws based on, arising out of or relating to in whole or in part, the existence or exercise of any rights or remedies by any Indemnitee under this Agreement, any other Credit Document or any related documents. If and to the extent that the obligations of the Borrower under this Section 12.04 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law.


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

         Section 12.05 Right of Setoff. In addition to and not in limitation of all rights of offset that any Lender or other holder of a Note may have under applicable law, each Lender or other holder of a Note shall, upon the occurrence and during the continuance of any Event of Default and whether or not such Lender or such holder has made any demand to any Credit Party or the Borrower's obligations are matured, have the right to appropriate and apply to the payment of the Borrower's obligations hereunder and the other Credit Documents, all deposits of the Borrower (general or special, time or demand, provisional or final) then or thereafter held by and other indebtedness or property then or thereafter owing by such Lender or other holder to the Borrower, whether or not related to this Agreement or any transaction hereunder, and whether or not the obligations of the Borrower under the Credit Documents are payable in the same currency as any such deposits, indebtedness or property.

         Section 12.06 Benefit of Agreement.

         (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, provided that the Borrower may not assign or transfer any of its interest hereunder without the prior written consent of the Lenders.

         (b) Any Lender may make, carry or transfer Loans at, to or for the account of, any of its branch offices or the office of an Affiliate of such Lender; provided that for tax purposes such Lender remains the owner in all respects.

         (c) Each Lender may assign all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of any of its Commitments, the Loans owing to it, its participations in the Letter of Credit Obligations and the Swingline Loans, and the Notes held by it) to any Eligible Assignee; provided, however, that (i) the Agent and, so long as no Event of Default has occurred and is continuing, the Borrower must give their prior written consent to such assignment, which consents shall not be unreasonably withheld (it being agreed, without limitation, that it would be reasonable for the Borrower to withhold consent if, as a result of such assignment, Borrower would be required to pay additional amounts under Section 5.09, Section 5.13 though 5.16 or Section 5.19), (ii) the aggregate principal amount of the Revolving Credit Commitment or any Term A Loan or any Term B Loan assigned (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Agent) shall be in a minimum amount of $1,000,000 and in integral multiples of $500,000, (iii) such assigning Lender shall assign a proportionate share of all of its rights and obligations with respect to such Lender's Pro Rata Share of its Revolving Credit Commitment, Term A Loan Commitment or Term B Loan Commitment, (iv) the parties to each such assignment shall execute and deliver to the Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $1,000 paid by the assigning Lender or the assignee Lender; provided, further, that the minimum amounts required in clause (ii) above shall not apply to any assignments made (x) at any time an Event of Default has occurred and is continuing, (y) by a Lender assigning the entire amount of its Revolving Credit Commitment (including its Revolving Loans, Revolving Credit Notes and its


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

participations in any Letter of Credit Obligations and Swingline Loans) or its Term A Loan, or its Term B Loan, or (z) by a Lender assigning any portion of its Revolving Credit Commitment (including its Revolving Loans, Revolving Credit Notes and its participations in any Letter of Credit Obligations and Swingline Loans) or its Term A Loan or its Term B Loan to one of its Affiliates or to a Person that is already a Lender under this Agreement prior to giving effect to such assignment. From and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof and after the recording of such transfer or assignment by the Agent on the Register pursuant to Section 12.06(f) of this Agreement, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement. Within five (5) Business Days after receipt of the notice and the Assignment and Acceptance and after the recording of such transfer or assignment by the Agent on the Register pursuant to Section 12.06(f) of this Agreement, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for the surrendered Note or Notes, a new Note or Notes to the order of such assignee in a principal amount equal to the applicable Revolving Credit Commitment, Term A Loan or Term B Loan, as the case may be, assumed by it pursuant to such Assignment and Acceptance and new Note or Notes to the assigning Lender in the amount of its retained Revolving Credit Commitment and Loans. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the date of the surrendered Note or Notes which they replace, and shall otherwise be in substantially the form attached hereto.

         (d) Each Lender may, without the consent of, the Borrower or the Agent, sell participations to one or more banks, financial institutions, insurance companies or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of any of its Commitments, its Loans and its participation in Letter of Credit Obligations and Swingline Loan and the Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participating bank, financial institution, insurance company or other entity shall not be entitled to the benefit (except through its selling Lender) of the cost protection provisions contained in Section 5.09, Sections 5.12 through 5.17 or Section 5.19 or of this Agreement, (iv) the Borrower, the Agent, the Issuing Bank, the Swingline Lender and other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Credit Documents, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Commitments, its Loans and its participation in Letter of Credit Obligations and Swingline Loans, and (v) the Borrower shall not be obligated to pay under Section 5.09 of this Agreement to any Person to who a Lender sells participation to under this Section 12.06(d) in excess of the sum which the Borrower would have been obligated to pay to the Lender that sold the participation had such participation not been sold. Any Lender or participant may, in connection with the assignment or participation or proposed assignment or participation, pursuant to this Section, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or the other Consolidated


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

Companies furnished to such Lender by or on behalf of the Borrower or any other Consolidated Company.

         (e) Any Lender may at any time assign all or any portion of its rights in this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release any Lender from any of its obligations hereunder.

         (f) The Borrower hereby designates the Agent to serve as its agent, solely for purposes of this Section 12.06(f) of this Agreement, to maintain a register (the "Register") on which it will record the Commitments from time to time of each of the Lenders, the Loans made by each of the Lenders and each repayment in respect of the principal amount of, and interest on, each Loan of each Lender. Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower's obligations in respect of such Loans. With respect to any Lender, the transfer or assignment of all or part of the Commitments of such Lender and the rights to all or part of the principal of, and interest on, any Loan made pursuant to such Commitments (i) shall not be effective until such transfer or assignment, respectively, is recorded on the Register maintained by the Agent with respect to ownership of such Commitments and Loans and (ii) prior to such recordation of all amounts (including interest) owing to the transferor with respect to such Commitments and Loans shall remain owing to the transferor. The registration of assignment or transfer of all or part of any Commitments and Loans shall be recorded by the Agent on the Register only upon the acceptance by the Agent of a properly executed and delivered Assignment and Acceptance Agreement pursuant to Section 12.06(c) of this Agreement. The Borrower agrees to indemnify the Agent from and against any and all losses, claims, damages and liabilities of whatsoever nature which may be imposed on, asserted against or incurred by the Agent in performing its duties under this Section 12.06(f), unless such losses, claims, damages and liabilities are caused by the gross negligence or willful misconduct of the Agent.

         Section 12.07 Governing Law; Submission to Jurisdiction.

         (a) THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND UNDER THE NOTES SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF) OF THE STATE OF NEW YORK.

         (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT, THE NOTES, OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN ANY COURT OF THE STATE OF NEW YORK OR IN ANY COURT OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE TRIAL BY JURY, AND THE BORROWER HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON

THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS.

         (c) THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

         (d) Nothing herein shall affect the right of the Agent, the Issuing Bank, the Swingline Lender, any Lender, any holder of a Note or the Borrower to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction.

         (e) The Borrower hereby irrevocably designates, appoints and empowers CT Corporation System, whose present address is 111 Eighth Avenue, 13th Floor, New York, New York, 10011, as its authorized agent to receive, for and on its behalf and its property, service of process in the State of New York when and as such legal actions or proceedings may be brought in the courts of the State of New York or of the United States of America sitting in New York, and such service of process shall be deemed complete upon the date of delivery thereof to such agent whether or not such agent gives notice thereof to the Borrower, or upon the earliest of any other date permitted by applicable law. The Borrower shall furnish the consent of CT Corporation System so to act to the Agent on or prior to the Closing Date. It is understood that a copy of said process served on such agent will as soon as practicable be forwarded to the Borrower, at its address set forth below, but its failure to receive such copy shall not affect in any way the service of said process on said agent as the agent of the Borrower. The Borrower irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of the copies thereof by certified mail, return receipt requested, postage prepaid, to it at its address set forth herein, such service to become effective upon the earlier of (i) the date 10 calendar days after such mailing or (ii) any earlier date permitted by applicable law. The Borrower agrees that it will at all times continuously maintain an agent to receive service of process in the State of New York on behalf of itself and its properties and in the event that, for any reason, the agent named above or its successor shall no longer serve as its agent to receive service of process in the State of New York on its behalf, it shall promptly appoint a successor so to serve and shall advise the Agent and the Lenders thereof (and shall furnish to the Agent the consent of any successor agent so to act). Nothing in this Section 12.07 shall affect the right of the Agent or any Lender to bring proceedings against the Borrower in the courts of any other jurisdiction or to serve process in any other manner permitted by applicable law.

         Section 12.08 Independent Nature of Lenders' Rights. The amounts payable at any time hereunder to each Lender shall be a separate and independent debt, and each Lender shall be entitled to protect and enforce its rights pursuant to this Agreement and its Notes, and it shall not be necessary for any other Lender to be joined as an additional party in any proceeding for such purpose.

         Section 12.09 Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

         Section 12.10 Survival. The obligations of the Borrower under Sections 5.12, 5.13, 5.14, 5.16, 5.18, 5.19, 5.09(b) and 12.04 hereof shall survive the payment in full of the Notes after the Revolving Credit Termination Date, the Term A Loan Maturity Date and the Term B Loan Maturity Date. All representations and warranties made herein and in the other Credit Documents, in the certificates, reports, notices, and other documents delivered pursuant to this Agreement shall survive the execution and delivery of this Agreement and the other Credit Documents, the making of the Loans and the issuance of the Letters of Credit and shall continue until the Notes are paid in full and the Commitments are terminated.

         Section 12.11 Severability. In case any provision in or obligation under this Agreement or the other Credit Documents shall be invalid, illegal or unenforceable, in whole or in part, in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

         Section 12.12 Independence of Covenants. All covenants hereunder and under the other Credit Documents shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitation of, another covenant, shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

         Section 12.13 Change in Accounting Principles, Fiscal Year or Tax Laws. If (i) any preparation of the financial statements referred to in Section 8.07 hereafter occasioned by the promulgation of rules, regulations, pronouncements and opinions by or required by the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) result in a material change in the method of calculation of financial covenants, standards or terms found in this Agreement,
(ii) there is any change in the Borrower's Fiscal Month, Fiscal Quarter or Fiscal Year, or (iii) there is a material change in U.S. tax laws or the tax laws of the United Kingdom which materially affects any of the Consolidated Companies' ability to comply with the financial covenants, standards or terms found in this Agreement, the parties agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating any of the Consolidated Companies' financial condition shall be the same after such changes as if such changes had not been made. Unless and until such provisions have been so amended, the provisions of this Agreement shall govern.

         Section 12.14 Headings Descriptive; Entire Agreement. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement. This Agreement, the other Credit Documents, and the agreements and documents required to be delivered pursuant to the terms of this Agreement constitute the entire agreement among the parties hereto and thereto regarding the subject matters hereof and thereof and supersede all prior agreements, representations and understandings related to such subject matters

         Section 12.15 Maximum Interest Rate. Nothing contained in this Agreement or any Note shall require the Borrower to pay interest at a rate exceeding the Maximum Permissible Rate. If interest payable to any Lender for any period would exceed the Maximum Permissible Rate, such interest shall be reduced automatically to the maximum amount that would not exceed the Maximum Permissible Rate, and interest payable to any Lender for any subsequent period, to the extent less than the Maximum Permissible Rate, shall, to that extent, be increased by the aggregate amount of all such reductions.

                        [Signatures appear on next page]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York, by their duly authorized officers as of the day and year first above written.

Address for Notices:                     CIC ACQUISITION SUB, INC.,
--------------------                     as Borrower

513 North Duncan Bypass
Union, South Carolina  29379
Attention:  J. Cary Findlay              By: /s/ Michael Bradley
Telecopy No.: (864) 427-8820                --------------------------
                                         Name:   Michael Bradley
                                         Title:  Vice President



          [SIGNATURE PAGE TO REVOLVING CREDIT AND TERM LOAN AGREEMENT]

Address for Notices:                     SUNTRUST BANK,
--------------------                     as Agent, as Security Agent, as Issuing
                                         Bank, as Swingline Lender, as a Lender
303 Peachtree St., 3rd Floor
Atlanta, GA 30308
Attention:  Bradley  Staples
Telecopy:   (404) 230-5099               By: /s/ Bradley Staples
                                            -----------------------------
                                         Name:  Bradley Staples
                                         Title: Director
Agent's Payment Office:
-----------------------
25 Park Place, N.E.
Atlanta, GA 30303


Lending Office:
---------------
25 Park Place, N.E.
Atlanta, GA 30303


LIBOR Lending Office:
---------------------
25 Park Place, NE.
Atlanta, Georgia 30303


                                     AMOUNT                      PRO RATA SHARE
                                     ------                      --------------
REVOLVING CREDIT COMMITMENT          $2,116,071.43               14.1071%
TERM A LOAN COMMITMENT               $3,526,785.71               14.1071%
TERM B LOAN COMMITMENT               $13,357,142.86              44.5238%

Address for Notices:                        GMAC COMMERCIAL CREDIT LLC,
--------------------                        as Syndication Agent and as a Lender

100 Ashford Court N.
Atlanta, Georgia 30338

Attention:  Kristy Loucks
Telecopy No.:  (770) 698-5960               By: /s/ Frank Imperato
                                               ----------------------------
                                            Name:  Frank Imperato
                                            Title: Vice President

Lender Payment Office:
----------------------
1 Penn Plaza
New York, New York 10018

Lending Office:
---------------
1 Penn Plaza
New York, New York 10018

LIBOR Lending Office:
---------------------
1 Penn Plaza
New York, New York 10018

                                      AMOUNT                      PRO RATA SHARE
                                      ------                      --------------
REVOLVING CREDIT COMMITMENT           $4,071,428.57               27.1429%
TERM A LOAN COMMITMENT                $6,785,714.29               27.1429%
TERM B LOAN COMMITMENT                $8,142,857.14               27.1429%

Address for Notices:                         HELLER FINANCIAL, INC., as
--------------------                         Documentation Agent and as a Lender

500 W. Monroe
Chicago, Illinois 60661

Attention:  Patty Weitzman
Telecopy No.:  (312) 441-7367                By: /s/ Bruce Robertson
                                                ----------------------------
                                             Name:  Bruce Robertson
                                             Title: Vice President

Lender Payment Office:
----------------------
500 W. Monroe
Chicago, Illinois 60661

Lending Office:
---------------
500 W. Monroe
Chicago, Illinois 60661

LIBOR Lending Office:
---------------------
500 W. Monroe
Chicago, Illinois 60661

                                      AMOUNT                      PRO RATA SHARE
                                      ------                      --------------
REVOLVING CREDIT COMMITMENT           $2,437,500.00               16.2500%
TERM A LOAN COMMITMENT                $4,062,500.00               16.2500%
TERM B LOAN COMMITMENT                $8,500,000.00               28.3333%

Address for Notices:                           THE CIT GROUP/EQUIPMENT
--------------------                           FINANCING, INC., as a Lender
900 Ashwood Parkway, Suite 600
Atlanta, Georgia  30338

Attention:  Dan Nichols
Telecopy No.: (770) 206-9295                   By: /s/ Mike Hampton
                                                  --------------------------
                                               Name:  Mike Hampton
                                               Title: Assistant Vice President

Lender Payment Office:
----------------------
900 Ashwood Parkway, Suite 600
Atlanta, Georgia  30338

Lending Office:
---------------
900 Ashwood Parkway, Suite 600
Atlanta, Georgia  30338

LIBOR Lending Office:
---------------------
900 Ashwood Parkway, Suite 600
Atlanta, Georgia  30338

                                      AMOUNT                      PRO RATA SHARE
                                      ------                      --------------
REVOLVING CREDIT COMMITMENT           $3,562,500.00               23.7500%
TERM A LOAN COMMITMENT                $5,937,500.00               23.7500%

Address for Notices:                           ALLFIRST BANK, as a Lender
--------------------
25 South Charles Street
Baltimore, Maryland 21201

Attention:  John T. Penny
Telecopy No.:  (410) 244-4295                  By:  /s/ John T. Penny
                                                  -----------------------
                                               Name:  John T. Penny
                                               Title: Vice President

Lender Payment Office:
----------------------
25 South Charles Street
Baltimore, Maryland 21201

Lending Office:
---------------
25 South Charles Street
Baltimore, Maryland 21201

LIBOR Lending Office:
---------------------
25 South Charles Street
Baltimore, Maryland 21201

                                      AMOUNT                      PRO RATA SHARE
                                      ------                      --------------
REVOLVING CREDIT COMMITMENT           $2,812,500.00               18.7500%
TERM A LOAN COMMITMENT                $4,687,500.00               18.7500%